      As filed with the Securities and Exchange Commission on July 13, 2001

                                                      Registration No. 333-54410
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                 AMENDMENT NO. 1
                                       to
                                    FORM S-3
                                       on
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               eB2B Commerce, Inc.
                 (Name of Small Business Inssuer in Its Charter)



         New Jersey                                 7372                                 22-2267658
(State or Other Jurisdiction of         (Primary Standard Industrial        (I.R.S. Employer Identification No.)
Incorporation or Organization)           Classification Code Number)


                                757 Third Avenue
                            New York, New York 10017
                                 (212) 703-2000
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)


                                Peter J. Fiorillo
                Chief Financial Officer and Chairman of the Board
                               eB2B Commerce, Inc.
                                757 Third Avenue
                            New York, New York 10017
                                 (212) 703-2000
                (Name and Telephone Number of Agent for Service)



                                    Copy to:
                             Gary T. Moomjian, Esq.
                             Kaufman & Moomjian, LLC
                   50 Charles Lindbergh Boulevard - Suite 206
                          Mitchel Field, New York 11553
                                 (516) 222-5100


                             ---------------
         Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
                                                                         Proposed
                                                                          Maximum           Proposed
                                                       Amount to         Offering            Maximum           Amount Of
            Title Of Each Class Of                        Be            Price Per           Aggregate        Registration
         Securities To Be Registered                  Registered          Share(1)       Offering Price(1)         Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock (2)                                          9,310             $.215          $    2,002             $    1
-------------------------------------------------------------------------------------------------------------------------
Common Stock (3)                                     18,988,997             $.215          $4,082,634             $1,021
-------------------------------------------------------------------------------------------------------------------------
Common Stock (4)                                      6,516,371             $.215          $1,401,020             $  351
-------------------------------------------------------------------------------------------------------------------------
Common Stock (5)                                      6,440,629             $.215          $1,427,755             $  357
-------------------------------------------------------------------------------------------------------------------------
Common Stock (6)                                        502,383             $.215          $  108,012             $   27
-------------------------------------------------------------------------------------------------------------------------
Common Stock (7)                                      5,724,904             $.215          $1,230,854             $  308
-------------------------------------------------------------------------------------------------------------------------
Common Stock (8)                                      4,500,000             $.215          $  967,500             $  242
-------------------------------------------------------------------------------------------------------------------------
Common Stock (9)                                      1,330,000             $.215          $  285,950             $   72
-------------------------------------------------------------------------------------------------------------------------
Common Stock (10)                                    18,000,000             $.215          $3,870,000             $  968
-------------------------------------------------------------------------------------------------------------------------
Common Stock (11)                                    15,000,000             $.215          $3,225,000             $  807
-------------------------------------------------------------------------------------------------------------------------
Common Stock (12)                                       900,000             $.215          $  193,500             $   49
-------------------------------------------------------------------------------------------------------------------------
Common Stock (13)                                     1,557,721             $.215          $  334,910             $   84
-------------------------------------------------------------------------------------------------------------------------
Common Stock (14)                                     8,078,880             $.215          $1,736,959             $  435
-------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                                             $3,118(15)
-------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee, based on the average of the high and low prices for the registrant's common stock at $.215 per share as reported on the Nasdaq SmallCap Market on July 11, 2001, in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended.


(2) Relates to the resale of shares of common stock issuable upon conversion of the registrant's Series A preferred stock.


(3) Relates to the resale of shares of common stock issuable upon conversion of the registrant's Series B preferred stock.


(4) Relates to the resale of shares of common stock issuable upon the exercise of warrants acquired by the selling securityholders in the December 1999 private placement.


(5) Relates to the resale of shares of common stock issuable upon the exercise of warrants granted to Commonwealth Associates, L.P. and designees of Commonwealth Associates, L.P. for acting as the placement agent for the December 1999 private placement.


(6) Relates to the resale of shares of common stock issuable upon the exercise of warrants granted to Commonwealth Associates, L.P. and designees of Commonwealth Associates, L.P. in connection with acting as a financial advisor regarding the April 2000 merger.


(7) Relates to the resale of shares of common stock issuable upon the exercise of warrants granted to designees of Commonwealth Associates, L.P. and to ComVest Capital Partners LLC and Michael S. Falk in connection with a pre-bridge and bridge financing conducted in October 1999.

(8) Relates to the resale of shares of common stock issuable upon the exercise (and subsequent conversion and/or exercise) of agents' options to purchase units of Series C preferred stock and warrants granted to Commonwealth Associates, L.P. and Gruntal & Co., LLC and their designees for acting as placement agent for the May 2001 private placement.


(9) Relates to the resale of shares of common stock issuable upon the exercise of warrants granted to Commonwealth Associates, L.P., and designees of Commonwealth Associates, L.P. and certain third parties as a finder's fee in connection with the April 2000 merger.


(10) Relates to the resale of shares of common stock issuable upon the conversion of the 7% convertible notes, including interest (in the form of shares of common stock or similar convertible notes), if any, and/or Series C preferred stock acquired by selling securityholders in a private placement that was completed in May 2001. 3,000,000 of such shares of common stock have been registered in connection with possible interest payments.


(11) Relates to the resale of shares of common stock issuable upon the exercise of warrants acquired by the selling securityholders in the May 2001 private placement.


(12) Relates to the resale of shares of common stock issuable upon the exercise of warrants granted to ComVest Venture Partners L.P. in connection with making a credit line available to us in April and May 2001.


(13) Relates to the resale of shares of common stock issuable upon the exercise of warrants other than those described above.


(14) Relates to the resale of shares of common stock issued by the registrant.


(15) Fee of $6,811.08 was previously paid with the original filing of this registration statement on January 26, 2001 with respect to 29,549,140 shares of the registrant's common stock. Fee of $3,118 has been paid herewith with respect to 58,000,055 additional shares of the registrant's common stock being registered hereby.


         Pursuant to Rule 416 of the Securities Act of 1933, this registration statement also relates to such additional indeterminate number of shares of common stock as may become issuable by reason of stock splits, dividends, antidilution adjustments and similar adjustments in accordance with the provisions of the Series A preferred stock, Series B preferred stock, convertible notes (or Series C preferred stock, as the case may be) or warrants.


         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                            ------------------------

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED JULY 13, 2001


                             PRELIMINARY PROSPECTUS


                              eB2B COMMERCE, INC.


                       87,549,195 shares of common stock





      This prospectus relates to the resale of up to 87,549,195 shares of our common stock by the selling securityholders named in this prospectus from time to time. The shares offered for resale hereby consist of 8,078,880 shares of our common stock currently issued and outstanding, 36,998,307 shares of our common stock underlying shares of our preferred stock and convertible notes, and interest, if any, and 42,472,008 shares of our common stock issuable upon the exercise of warrants issued by us.


      We will not receive any of the proceeds from the sale of the shares other than the exercise price, if any, to be received upon exercise of the warrants. We have agreed to bear all of the expenses in connection with the registration and sale of the shares, except for any applicable underwriting discounts, brokerage fees or commissions and transfer taxes, as well as the fees and disbursements of the selling securityholders' counsel and advisors.


      Our common stock is quoted on the Nasdaq SmallCap Market under the symbol "EBTB." On July 12, 2001, the closing price of our common stock, as reported by Nasdaq, was $.22 per share.



                           ---------------------------

      The securities offered in this prospectus involve a high degree of risk. You should carefully read and consider the "Risk Factors" commencing on page 4 for information that should be considered in determining whether to purchase any of the securities.


                           ---------------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                       ---------------------------


                The date of this prospectus is          , 2001

                               PROSPECTUS SUMMARY

         You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including the risk factors and the financial statements and related notes, included elsewhere in this prospectus. Unless otherwise indicated or the context otherwise requires, we refer to:

        o eB2B Commerce, Inc., a New Jersey corporation and the issuer of the securities offered by this prospectus, as "we", "us" or "our company";

        o eB2B Commerce, Inc., a former Delaware corporation that merged with and into us on April 18, 2000 as "former eB2B"; and,

        o DynamicWeb Enterprises, Inc., a New Jersey corporation (our company prior to our April 2000 merger with former eB2B) as "DynamicWeb".



         Following the April 2000 merger of former eB2B and DynamicWeb, although we retained DynamicWeb's corporate and legal identity, we changed our name to "eB2B Commerce, Inc." and assumed the accounting history of former eB2B.



Our Business

         We are a provider of business-to-business transaction management services designed to simplify trading partner integration, automation and collaboration across the order management lifecycle. We utilize proprietary software to provide a technology platform for large buyers and large suppliers to transfer business documents via the Internet to their small and medium-sized trading partners. These documents include, but are not limited to, purchase orders, purchase order acknowledgments, advanced shipping notices and invoices. We do not allow customers to take delivery of our proprietary software. We provide access via the Internet to our software, which is maintained on our hardware and on hosted hardware.



         We also offer professional services, which provide consulting expertise to the same client base, as well as to other businesses that prefer to operate or outsource the transaction management and document exchange of their business-to-business relationships. In addition, we provide authorized technical education to our client base, and also design and deliver custom computer and Internet-based training seminars.



         Our principal executive offices are located at 757 Third Avenue, New York, New York 10017. Our telephone number at that location is (212) 703-2000. Our Internet address is www.eB2B.com. The information contained on our web site is not incorporated by reference in this prospectus and shall not be considered a part of this prospectus.





                                  The Offering

Shares offered:             87,549,195 shares of common stock to be offered by
                            the selling securityholders as follows:

                            o 42,472,008 of which will be issued upon the exercise of our warrants that are currently outstanding;

                            o 9,310 of which will be issued upon conversion of our Series A preferred stock;

                            o   18,988,997 of which will be issued upon
                                conversion of our series B preferred stock;

                            o   18,000,000 of which will be issued upon
                                conversion of our 7% convertible notes,
                                including interest thereon, if any, or Series C preferred stock (into which such notes are convertible); and

                            o   8,078,880 of which is currently issued.

Use of proceeds.            We will not receive any of the proceeds from the
                            sale of the shares of common stock offered in this
                            prospectus other than the exercise price, if any, to
                            be received upon exercise of the warrants.




                          Summary financial information


         The following summary financial information has been derived from the financial statements of former eB2B for the periods on or prior to our merger with such company on April 18, 2000, and from our consolidated financial statements for periods following the April 2000 merger. Our financial statements appear later in this prospectus, which should be read in conjunction with the related notes. The information presented is in thousands, except per share data.




                                                        Year ended December 31,       Three months ended March 31,
                                                       1999           2000             2000            2001
                                                    ------------  --------------    -------------  ---------------
Consolidated statement of operations data:
Revenue...........................................  $        -    $     5,468       $       415    $      1,864
                                                    ----------    ------------      -----------    -------------
Costs and expenses:
    Cost of revenue...............................           -          2,839               249             874
    Marketing and selling (exclusive of
       stock-based compensation expense)..........           -          2,804               351             834
    Product development costs (exclusive of
       stock-based compensation expense)..........         572          2,698               658           1,145
    General and administrative (exclusive of
       stock-based compensation expense)..........       1,670         13,438             2,556           3,060
    Amortization of goodwill and other intangibles           -          9,829                88           3,401
    Stock-based compensation expense..............       2,686         16,027             3,097             682
                                                    ----------    ------------      -----------    -------------
Total costs and expenses..........................       4,928         47,635             6,999           9,996
                                                    ----------    ------------      -----------    -------------

Loss from operations..............................      (4,928)       (42,167)           (6,584)         (8,132)

Interest and other, net...........................      (3,192)           832               277              35
                                                    -----------   ------------      -----------    -------------

Net loss..........................................      (8,120)       (41,335)           (6,307)         (8,097)
Deemed dividend on preferred stock................     (29,442)             -                 -               -
                                                    -----------   ------------      -----------    -------------
Net loss attributable to common stockholders......  $  (37,562)   $   (41,335)      $    (6,307)   $     (8,097)
                                                    ===========   ============      ============   =============
Basic and diluted net loss per common
     share........................................  $    (5.70)   $     (3.61)      $     (0.85)   $      (0.52)
                                                    ===========   ============      ============   =============

Weighted average number of
common shares outstanding.........................       6,591         11,461             7,431          15,563




Consolidated balance sheet data:




                                                                    December 31,                 March 31,
                                                                     2000                            2001
                                                                     ----                            ----
Current assets.........................................      $      11,589                  $       6,571
Working capital (deficit)..............................              3,299                         (1,698)
Goodwill, net..........................................             54,104                         50,972
Total assets...........................................             73,219                         65,409
Total liabilities......................................             10,131                          9,736
Total stockholders' equity.............................             63,088                         55,673

                                  RISK FACTORS
     You should carefully consider the risks and uncertainties described below, as well as the discussion of risks and other information contained or incorporated by reference in this prospectus before deciding whether to invest in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

     If any of the following risks actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline and you may lose part or all of your investment.


                         RISKS RELATING TO OUR BUSINESS


WE HAVE A LIMITED OPERATING HISTORY, HAVE NOT GENERATED SUBSTANTIAL REVENUES AND HAVE INCURRED, AND WILL CONTINUE TO INCUR, SIGNIFICANT LOSSES.


     We have a limited operating history in the business-to-business electronic commerce industry. We were incorporated on July 26, 1979 in the State of New Jersey, and have been engaged in electronic commerce since 1996. On April 18, 2000, former eB2B merged with and into us in a reverse acquisition, and our name was changed at that time from "DynamicWeb Enterprises, Inc." to "eB2B Commerce, Inc." In that the securityholders of former eB2B received the majority of the voting securities of the combined company, former eB2B was deemed to be the accounting acquiror. Accordingly, the financial results discussed in this prospectus prior to April 18, 2000 are those of former eB2B, unless otherwise specified.


     DynamicWeb generated revenues of $637,000, $1,187,000 and $3,045,000, and incurred net losses attributable to common stockholders of $3,163,000, $3,031,000 and $4,465,000, for the fiscal years ended September 30, 1997, 1998 and 1999, respectively, and generated revenues of $2,032,000 and incurred a net loss attributable to common stockholders of $3,464,000 for the six months ended March 31, 2000. Its accumulated deficit at March 31, 2000 was $12,665,000. Former eB2B had no revenues and incurred net losses attributable to common stockholders of $108,000 for the period November 6, 1998 (inception) to December 31, 1998 and $37,562,000 for the year ended December 31, 1999, which amount is inclusive of a deemed dividend on preferred stock of $29,442,000. For the year ended December 31, 2000, we generated revenues of $5,468,000 and incurred a net loss attributable to common stockholders of $41,335,000. For the three months ended March 31, 2001, we generated revenues of $1,864,000, incurred a net loss of $8,097,000 and our accumulated deficit on March 31, 2001 was $87,102,000.


     We cannot give assurances that we will soon make a profit or that we will ever make a profit. Even though we expect that sales will increase substantially in the near future, expenses are expected to exceed sales. Sales are expected to increase due to the increasing number of companies joining our trading communities. Among other things, to achieve profitability, we must market and sell substantially more services, hire and retain qualified and experienced employees and be able to manage our expected growth. We may not be successful in these efforts.


     Our business plan currently contemplates that we achieve positive EBITDA (earnings before interest, taxes, depreciation and amortization) in the first quarter of 2002. There can be no assurance that positive EBITDA can be achieved in this timeframe or at all, and all of the risk factors described herein may negatively effect our operating results. We are unable to predict when we may achieve net income in view of the substantial non-cash charges principally related to amortization of goodwill and stock-based compensation, which we will be required to take in future years.

THERE WILL BE SUBSTANTIAL ADVERSE EFFECTS TO OUR FUTURE OPERATING RESULTS BECAUSE OF SUBSTANTIAL NON-CASH CHARGES.


     As of March 31, 2001, our balance sheet included $53,005,000 of goodwill and other intangible assets, net, and $1,686,000 of unearned stock-based compensation. The goodwill arose in connection with our April 2000 merger and the February 2000 acquisition of Netlan Enterprises, Inc. and subsidiaries. We expect to incur quarterly non-cash charges through March 2003 of approximately $3,400,000 corresponding to the amortization of such goodwill and other intangibles. Between June 2003 and March 2005, the quarterly amortization expense is expected to be approximately $3,100,000. Unearned stock-based compensation arose from the grant of stock options and warrants to employees, consultants and trading partners, and is being amortized over the vesting periods of these securities. All of these non-cash charges will significantly affect our reported operating results.


ADDITIONAL CAPITAL MAY BE NEEDED TO CONTINUE OPERATIONS



     As of June 30, 2001, we had approximately $4,400,000 in cash, of which approximately $3,000,000 was available. In the first quarter of 2001, we used $3,666,000 of cash in our operating activities. Due to the significant cost cutting measures carried out in 2001, we anticipate that our use of cash will be below $500,000 per month by the end of the third quarter of 2001 and expect to use less than $250,000 per month by the end of 2001. As a result, we believe that our available cash resources will be sufficient to meet anticipated working capital and capital expenditure requirements through March 31, 2002. However, in the event that contemplated revenue levels are not achieved, or if we are not successful in our efforts to reduce our cash burn rate, or if we are faced with any significant unanticipated working capital or capital expenditure requirements in the near future, we may need additional financing.


     We may not be able to obtain such additional financing, or, if available, the terms of the financing may not be favorable to us or our shareholders. Such inability to raise additional financing would have a material adverse effect on our business, prospects, operating results and financial condition and may require us to cease operations. Further, if we issue equity securities, shareholders may experience substantial dilution or the new equity securities may have rights and preferences senior to our common stock and outstanding preferred stock.

OUR BUSINESS MODEL IS UNPROVEN AND MAY NOT BE SUCCESSFUL.


     Our business-to-business electronic commerce model is based on the development of trading communities for the purchase and sale of goods between buyers and suppliers. To date, we have generated limited revenue from the trading communities. While we have signed several participants into our golf, sporting goods and chain pharmacy networks, none of the participants are required to conduct a minimum level of business. We believe that in order to reach significant revenue levels from these networks, additional trading partners will need to be added, particularly those who already conduct business among themselves. Accordingly, the success of our business model will depend upon a number of factors, including:


     o the number of buyers and suppliers that participate in the trading communities;

     o    the volume of transactions conducted by buyers and suppliers;

     o our ability to attract new customers and maintain customer satisfaction;

     o our ability to upgrade, develop and maintain the technology necessary for our operations;

     o    the introduction of new or enhanced services by our competitors;

     o    the pricing policies of competitors; and

     o    our ability to attract personnel with Internet industry expertise.


     In addition, our business depends upon the satisfactory performance, reliability and availability of our systems and network infrastructure. Any system failure or interruption could result in delays, loss of data or the inability to accept and confirm business documents. Such decreased levels of customer service would reduce the attractiveness of our services and would negatively affect our operating results.

     If our business strategy is flawed or if we fail to execute our strategy effectively, our business, operating results and financial condition will be substantially harmed. We do not have substantial experience in developing and operating trading communities and we cannot assure you that the trading communities will be operated effectively, that a sufficient number of buyers and suppliers will join the trading communities or, if a sufficient number of buyers and suppliers join, that they will conduct enough transactions to generate significant revenues within the trading communities.

OUR SUCCESS WILL DEPEND ON EXPANDING MARKET ACCEPTANCE FOR INTERNET BUSINESS-TO-BUSINESS ELECTRONIC COMMERCE.

     Our future revenues and any future profits depend upon the widespread acceptance and use of the Internet as an effective medium of business-to-business electronic commerce, particularly as a medium to perform goods procurement and fulfillment functions in our targeted markets. If the use of the Internet in electronic commerce in such markets does not grow or if it grows more slowly than expected, our business will suffer. A number of factors could prevent such growth, including:


     o Internet electronic commerce is at an early stage and buyers may be unwilling to shift their transmission of business documents from traditional methods to electronic methods;

     o Internet electronic commerce may not be perceived as offering a cost saving to users;

     o the necessary network infrastructure for substantial growth in usage of the Internet may not be adequately developed;

     o increased governmental regulation or taxation may adversely affect the viability of electronic commerce;

     o any shift from flat rate pricing to usage based pricing for Internet access may adversely impact the viability of the business models;

     o insufficient availability of telecommunication services or changes in telecommunication services could result in slower response times;

     o    technical difficulties; and

     o    concerns regarding the security of electronic commerce transactions.


WE MUST ENROLL A SIGNIFICANT NUMBER OF ADDITIONAL MAJOR BUYERS AND SUPPLIERS IN OUR TRADING COMMUNITIES.


     As of June 30, 2001, we connected approximately 110 retail organizations and 1,250 supplier organizations within our trading communities. We currently anticipate that the number of buyers and suppliers would have to increase by approximately 2,800 on an annual basis in order for us to achieve EBITDA profitability without carrying out additional operating expense reductions. Over the last several months, we have added approximately 6,000 suppliers as potential customers to our backlog. This represents supplier lists provided by retailers on our service, which need to be sold our services. We estimate that we can sign and implement between 30% and 50% of these suppliers to our service in 2001. Our business model depends in large part on our ability to create a network effect of buyers and suppliers. Buyers may not perceive value in the communities if there is an insufficient number of major suppliers within the communities. Similarly, suppliers may not be attracted to the network trading communities if there is an insufficient number of major buyers within the communities. If we are unable to increase either the number of buyers or suppliers, we will not be able to benefit from any network effect. As a result, the overall value of the trading communities would be diminished, which could harm our business, operating results and financial condition.


OUR BUSINESS IS DEPENDENT ON A LIMITED NUMBER OF CUSTOMERS.

     In the year ended December 31, 2000, one customer accounted for approximately 17.0% of our total revenue. In the quarter ended March 31, 2001, this customer accounted for approximately 20.7% of our total revenue. We expect a slight increase in revenues from the customer and, therefore, expect that such percentage will decline over the long-term.

     If this customer were to substantially reduce or stop its use of our services, our business, operating results and financial condition would be harmed. Generally, we do not have any long-term contractual commitments from any of our current customers, and customers may terminate their contracts with us with little or no advance notice and without significant penalty. As a result, we cannot assure you that any of our current customers will continue to use our services in future periods.

THE INTERNET-BASED BUSINESS-TO-BUSINESS INDUSTRY IS HIGHLY COMPETITIVE AND HAS LOW BARRIERS TO ENTRY.


     The market for Internet-based, business-to-business electronic commerce solutions is extremely competitive. Our competition is expected to intensify as current competitors expand their service offerings and new competitors -- including larger, more established companies with more resources -- enter the market. The evolution of technology in our market is rapid and we must adapt to remain competitive. We may not be able to compete successfully against current or future competitors and such competitive pressures could harm our business, operating results or financial condition.


     Our competition is primarily made of indirect horizontal competitors, which are focused on similar services but not in specific or multiple vertical industries. Major publicly traded indirect horizontal competitors include Marex, Inc., Neoforma.com, Inc. and The viaLink Company. Major privately held competitors include Automated Data Exchange (ADX) (formerly known as The EC Company) and SPS Commerce for which minimal public information is available on their efforts to date.


     Also, we believe that competition may develop from four additional areas:
EDI/electronic commerce companies, technology/software development companies, retailer purchasing organizations, and leading industry manufacturers. Additionally, large retailers and suppliers can create their own technology platform to automate the exchange of business documents with their small and medium sized trading partners, thereby reducing the number of large retailers and suppliers in our target markets.


OUR BUSINESS IS DEPENDENT ON INTELLECTUAL PROPERTY RIGHTS.

     To protect our proprietary products, we rely on a combination of copyright, trade secret and trademark laws, as well as contractual provisions relating to confidentiality and related matters. We also rely on common law protection relating to unfair business practices. Our primary software is licensed from others, and has been modified by us to perform the tasks specific to our business. Such software is run on our computers, thereby avoiding third party access. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Moreover, we cannot assure you that our means of protecting our proprietary rights will be adequate or that competitors will not independently develop similar or superior technology.

WE MAY NOT HAVE FEDERAL TRADEMARK PROTECTION FOR OUR NAME.


     Our principal trademark is "eB2B", for which we are seeking a federal registration. The United States Patent and Trademark Office issued an initial objection to the registration application based upon the descriptiveness of the trademark. We have filed a response with the USPTO challenging the objection, which response was denied by the USPTO. We may choose to continue to seek a federal registration of the trademark. There can be no assurance that a trademark will be granted by the USPTO. If a federal trademark is not obtained then there can be no assurance that the mark can be adequately protected against any third party infringement, which could adversely affect our business. We have not made filings in any states with respect to obtaining state trademark protection.


WE ARE DEPENDENT ON TWO DATA CENTERS.


     We operate our primary data center at Genuity's data center in Cambridge, Massachusetts. We also have equipment hosted at Exodus Communications' Internet Data Center facility in Jersey City, New Jersey. Each data center operates twenty-four hours a day, seven days a week, and is connected to the Internet and the electronic data interchange networks via AT&T and IBM Global Network. The data centers consist primarily of servers, storage subsystems, and other peripheral technology to provide on-line, batch and back-up operations. Customers' data is backed-up daily and stored off-site.


     We rely on Genuity and Exodus Communications to provide us with Internet capacity, security personnel and fire protection, and to maintain the facilities, power and climate control necessary to operate our servers. Additionally, we rely on them for redundant subsystems, such as multiple fiber trunks from multiple sources, fully redundant power on the premises and multiple back-up generators. If Genuity or Exodus Communications fail to adequately host or maintain our servers, our services could be disrupted and our business and operating results could be significantly harmed. We can make no assurances regarding our recourse against Genuity or Exodus Communications in the event of such failure.


     There can be no assurance that Genuity or Exodus Communications can effectively provide and manage the aforementioned infrastructure and services in a reliable fashion.


WE WILL BE SUBJECT TO CERTAIN LEGAL RISKS AND UNCERTAINTIES RELATING TO OUR SERVICES.

     In the course of our business, we will be exposed to certain legal risks and uncertainties relating to information transmitted in transactions conducted by our customers. The services provided to customers may include access to confidential or proprietary information. Any unauthorized disclosure of such information could result in a claim against us for substantial damages. In addition, our services include managing the collection and publication of catalog content. The failure to publish accurate catalog content could deter users from participating in trading communities, damage our business reputation and potentially expose us to legal liability. From time to time, some of our suppliers may submit inaccurate pricing or other catalog information. Even though such inaccuracies may not be caused by us and are not within our control, we could be exposed to legal liability. Although we believe that we have implemented and will continue to implement adequate policies to prevent disclosure of confidential or inaccurate information, claims alleging such matters may still be brought against us. Any such claim may be time- consuming and costly and may harm our business and financial condition. We maintain insurance for many of the risks encountered in our business, however, there can be no assurance that the claims will be substantially covered by our insurance.

WE ARE CURRENTLY SUBJECT TO LITIGATION AND MAY BE SUBJECT TO ADDITIONAL LITIGATION IN THE FUTURE.

     In October 2000, Cintra Software & Services Inc. commenced a civil action against us in New York Supreme Court, New York County. The complaint alleges that we acquired certain software from Cintra upon the authorization of our former Chief Information Officer. Cintra is seeking damages of approximately $856,000. While the action is at an early stage, we believe we have meritorious defenses to the allegations made in the complaint and intend to defend the action vigorously.


     On March 2, 2001, a former employee commenced a civil action against our company and two members of our management in New York Supreme Court, New York County, seeking, among other things, compensatory damages in the amount of $1.0 million and additional punitive damages of $1.0 million for alleged defamation in connection with his termination, as well as a declaratory judgment concerning his alleged entitlement to stock options to purchase 75,000 shares of our common stock. We subsequently filed a motion to dismiss. We dispute these claims and intend to vigorously defend the action.


     More generally, some of our engagements involve the design and development of customized e-commerce systems that are important to our clients' businesses. Failure or inability to meet a client's expectations in the performance of services could result in a diminished business reputation or a claim for substantial damages regardless of which party is responsible for such failure. In addition, the services provided to clients may provide us with access to confidential or proprietary client information. Although we have policies in place to prevent such client information from being disclosed to unauthorized parties or used inappropriately, any unauthorized disclosure or use could result in a claim against us for substantial damages. Contractual provisions attempting to limit such damages may not be enforceable in all instances or may otherwise fail to protect us from liability.


     In addition, there is always the possibility that our shareholders will blame us for taking an alleged inappropriate action that causes the loss of their investment. In the past, following periods of volatility in the market price of a company's securities, class action litigation often has been instituted against a company experiencing stock price declines. Similar litigation, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources. As a result, your investment in our stock may become illiquid and you may lose your entire investment.



                       RISKS RELATING TO OUR COMMON STOCK


OUR DIRECTORS AND EXECUTIVE OFFICERS HAVE SIGNIFICANT CONTROL AND INFLUENCE OVER OUR COMPANY.


     As a group, on July 6, 2001 our directors and executive officers beneficially owned approximately 54.85% (22.02% on a fully diluted basis) of our outstanding voting stock. If they vote together, the directors and executive officers will be able to exercise significant influence over all matters requiring shareholder approval, including the election of directors. The interests of our directors and executive officers may conflict with the interests of our other shareholders. Commonwealth Associates, L.P., a placement agent for our December 1999 and May 2001 private placements, and the beneficial owner of 25.83% (5.88% on a fully diluted basis) of our common stock as of July 6, 2001, has designated two members of our board of directors and may have the right to designate a third in the future.


WE DO NOT ANTICIPATE PAYING DIVIDENDS ON OUR COMMON STOCK.

     We have never paid dividends on our common stock and we do not anticipate paying dividends in the foreseeable future. We intend to reinvest any funds that might otherwise be available for the payment of dividends in further development of our business.


THE EXERCISE OF OPTIONS AND WARRANTS AND CONVERSION OF CONVERTIBLE SECURITIES MAY DILUTE THE PERCENTAGE OWNERSHIP OF OUR SHAREHOLDERS AND THE POTENTIAL OR ACTUAL EXERCISE OR CONVERSION HAS NEGATIVELY AFFECTED, AND MAY CONTINUE TO NEGATIVELY AFFECT, THE PRICE OF OUR COMMON STOCK AND MAY IMPEDE OUR ABILITY TO RAISE CAPITAL.


     We have a substantial number of outstanding shares of preferred stock and convertible notes that may convert into our common stock and a substantial number of outstanding options and warrants to purchase shares of our common stock. As of July 9, 2001, there are outstanding shares of convertible preferred stock and convertible notes to purchase an aggregate of approximately 34.7 million shares of our common stock and options and warrants to purchase an aggregate of approximately 58.0 million shares of our common stock. If a significant number of these options or warrants were exercised, or a significant amount of preferred stock was converted to common stock, the percentage ownership of our common stock would be materially diluted. For example, if all outstanding options and warrants were exercised and if all convertible securities were converted to common stock as of July 9, 2001, there would be approximately 480% more common stock outstanding at such time. We believe that the potential exercise or conversion may have an adverse impact on the price of our common stock and therefore on our ability to raise capital. The actual conversion or exercise of convertible securities, and the sale of the underlying common stock into the open market, could further substantially negatively affect the price of our common stock.


THE EXPIRATION OF RESTRICTIONS ON THE RESALE OF CERTAIN SECURITIES MAY NEGATIVELY AFFECT THE PRICE OF OUR COMMON STOCK.


     A significant number of shares of common stock which are currently outstanding, and a significant number of shares of common stock underlying convertible preferred stock, options or warrants outstanding, are subject to lock-up agreements under which the shareholders have agreed not to sell such shares for specified periods of time. Specifically, in connection with the private placement of Series B Convertible Preferred Stock and warrants completed in December 1999, each of the investors in such private placement was required to enter into a lock-up agreement prohibiting the sale of the securities purchased in the private placement for a period of at least twelve months from the closing of such private placement, which lock-up period has expired as to 75% of the securities; the lock-up for the remaining 25% will expire on August 29, 2001.


     All of our directors, officers and principal shareholders immediately prior to our April 2000 merger and all of current officers and directors have entered into lock-up agreements prohibiting the sale of such securities for various periods of time. Upon the expiration of the restrictions imposed by the lock up agreements described above, the persons party to those agreements will be able to sell their shares, subject to the restrictions imposed by the federal securities laws. The sale or the possibility of the sale of shares of our common stock after the expiration of such lock up periods has and may continue to adversely affect the market price of our common stock, and may adversely affect our ability to raise capital.


THERE IS POTENTIAL EXPOSURE TO US IN THAT CERTAIN SHARES OF COMMON STOCK UNDERLYING OUR PREFERRED STOCK HAVE BEEN SOLD PRIOR TO THE DATE OF THIS PROSPECTUS.


     From December 2, 2000 until January 11, 2001, certain shares of our common stock, which were issued by virtue of conversion of shares of preferred stock, were sold by our shareholders in the open market. Such shareholders believed that their shares were registered pursuant to a previous registration statement of ours. The Securities and Exchange Commission has advised us of their opinion that such shares were not covered by the prior registration statement. While we believe that such sales were made in conformance with applicable securities laws and regulations, a different determination may result in our having liability. Commencing January 25, 2001, we advised such converting shareholders to resell their shares pursuant to Rule 144 promulgated under the Securities Act of 1933. We estimate that approximately 2,815,000 shares of our common stock were issued to such shareholders on or prior to January 11, 2001. Such shares may have potentially been sold in the open market on or prior to January 11, 2001, at prices that may have ranged from $.50 to $1.28125 per share. It is possible that the selling securityholders will seek to include us in any action for recission taken against them by third parties who purchased the common stock. The measure of damages could be the purchase price paid, plus interest. We are unable to assess the amount of damages, in the event that there is any liability.


WE ARE SUBJECT TO A SUBSTANTIAL PENALTY IN THE EVENT WE DO NOT RECEIVE SHAREHOLDER APPROVAL OF OUR MAY 2001 PRIVATE PLACEMENT NO LATER THAN SEPTEMBER 30, 2001.


     In that our private placement of convertible notes and warrants which closed in May 2001 resulted in the issuance of more than 20% of our outstanding common stock, assuming conversion or exercise of all notes, preferred stock and warrants sold in such offering, Nasdaq rules require that we obtain shareholder approval of this transaction. Until such shareholder approval is obtained, conversion of the convertible notes (or convertible preferred stock into which such notes may eventually first be converted into) into shares of our common stock is limited to an aggregate of not more than 19.9% of the number of shares of common stock outstanding before such notes and warrants are issued and the warrants will not be exercisable. We have agreed to hold a shareholders meeting by no later than September 30, 2001 at which approval will be sought. If we fail to receive the necessary shareholder approval by September 30, 2001, we may be required to redeem all of these private placement securities at a redemption price (payable in cash or in stock at our discretion) equal to two times the face amount thereof or the price required to make investors "whole" in light of the then current market price. Alternatively, the holders may terminate the conversion limitation, in which case we face delisting from Nasdaq.


BECAUSE OF THE RECENT DECLINE IN THE MARKET PRICE OF OUR COMMON STOCK RELATIVE TO THE STOCK PRICES AT THE TIME OF OUR 2000 AND 2001 PREFERRED STOCK OFFERINGS, IF WE RAISE ADDITIONAL CAPITAL, OUR COMMON SHAREHOLDERS MAY BE DILUTED DUE TO PREFERENCES INCLUDED IN OUR OUTSTANDING PREFERRED SHARES AND WARRANTS.


     We have a substantial number of outstanding shares of convertible preferred stock and a substantial number of outstanding warrants to purchase shares of our common stock. The preferred shareholders are entitled to an adjusted conversion price, which results in their receiving additional shares of common stock upon conversion, if we raise capital at a price below the then current conversion price or market price. Similarly, many of our warrant holders are entitled to a reduced exercise price on their warrants if we raise capital at a price below the then current exercise price or market price. Therefore, if we raise additional capital at a price below these amounts, and such likelihood has increased as the price of our common stock has declined in recent months, our common shareholders' percentage of ownership will be further diluted by the additional common stock required to underly the preferred shares and warrants.


THE PRICE OF OUR COMMON STOCK IS VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS.


     Our stock price has been and is likely to continue to be volatile. For example, from January 1, 2000 through June 30, 2001, our common stock traded as high as $19.75 per share and as low as $0.17 per share.


     Volatility in the future may be due to a variety of factors, including:

     o volatility of stock prices of Internet and electronic commerce companies generally;

     o    variations in our operating results and/or our revenue growth rates;

     o changes in securities analysts' estimates of our financial performance, or for the performance of our industry as a whole;

     o    announcements of technological innovations;

     o    the introduction of new products or services by us or our competitors;

     o    change in market valuations of similar companies;

     o    market conditions in the industry generally;

     o announcements of additional business combinations in the industry or by us;

     o    issuances or the potential issuances of additional shares;

     o    additions or departures of key personnel; and

     o    general economic conditions.


     The stock market has experienced extreme price and volume fluctuations that have particularly affected the market prices of securities of Internet-related companies. These fluctuations may adversely affect the market price of our common stock.


WE MAY BE DELISTED FROM THE NASDAQ SMALLCAP MARKET.


     Our common stock is traded on the Nasdaq SmallCap Market under the symbol "EBTB". Nasdaq requires a bid price of at least $1.00 as a requirement for continued listing. The bid price of our common stock has been below $1.00 continuously since April 9, 2001. As a result, on May 22, 2001, we received notification from the Nasdaq Stock Market, Inc. that we were not in compliance with the $1.00 minimum bid price requirement of Nasdaq for 30 consecutive trading days. According to Nasdaq, to regain compliance with this standard, the common stock is required to have a closing bid price at or above $1.00 for ten consecutive trading days within the ninety- calendar day period from such notification. To date, this $1.00 closing bid price has not been met and our closing bid price has recently been significantly below $1.00. Should such compliance not be achieved, Nasdaq stated that it would issue a delisting letter.


     Our failure to meet Nasdaq's maintenance criteria, which includes the $1.00 minimum bid price as well as other requirements, may result in the discontinuance of the inclusion of our securities on Nasdaq. In such event, trading, if any, in the securities may then continue to be conducted on the non-Nasdaq over-the-counter market in what are commonly referred to as the electronic bulletin board and the "pink sheets". As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the market value of the securities.


OUR SHARES COULD BECOME A "PENNY STOCK", IN WHICH CASE IT WOULD BE MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES.


     The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on national securities exchanges or quoted on Nasdaq, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to:


     o deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market;

     o provide the customer with current bid and offer quotations for the penny stock;

     o explain the compensation of the broker-dealer and its salesperson in the transaction;

     o provide monthly account statements showing the market value of each penny stock held in the customer's account; and

     o make a special written determination that the penny stock is a suitable investment for the purchase and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our shares become subject to the penny stock rules, investors may find it more difficult to sell their shares.

                           FORWARD-LOOKING STATEMENTS


     The statements contained in this prospectus that are not historical facts may be "forward-looking statements," as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 that contain risks and uncertainty. Such statements can be identified by the use of forward-looking terminology such as "estimates," "projects," "anticipates," "expects," "intends," "believes," or the negative of each of these terms or other variations thereon or comparable terminology or by discussions of strategy that involve risks and uncertainties. Although we believe that our expectations are reasonable within the bounds of our knowledge of our business operations, there can be no assurance that actual results will not differ materially from our expectations. The uncertainties and risks include, among other things, our plans, beliefs and goals, estimates of future operating results, our limited operating history, the ability to raise additional capital, if needed, the risks and uncertainties associated with rapidly changing technologies such as the Internet, the risks of technology development and the risks of competition that can cause actual results to differ materially from those in the forward- looking statements.


     Forward-looking statements are only estimates or predictions and cannot be relied upon. We can give you no assurance that future results will be achieved. Actual events or results may differ materially as a result of risks facing us or actual results differing from the assumptions underlying such statements. These risks and assumptions could cause actual results to vary materially from the future results indicated, expressed or implied in the forward- looking statements included in this prospectus.

     All forward-looking statements made in this prospectus that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by the factors listed above in the section captioned "Risk Factors" and other cautionary statements included in this prospectus. We disclaim any obligation to update information contained in any forward-looking statement.

                                 USE OF PROCEEDS

     The proceeds from the sale of the shares by the selling securityholders will belong to the individual selling securityholders. We will not receive any of the proceeds from the sale of the shares other than with respect to the exercise price, if any, of the warrants. Although the selling securityholders that may sell shares of our common stock underlying warrants have a cashless exercise option associated with the exercise of such warrants, the selling securityholders may elect to make cash payments in connection with their exercise of the warrants. Assuming exercise of all of the warrants and the selling securityholders' election of a cash payment in connection with their exercise of all of such warrants, the estimated net proceeds from the exercise of such warrants to purchase shares of our common stock that are being registered pursuant to the registration statement to which this prospectus relates would be approximately $43.5 million. We intend to use the proceeds, if any, from the exercise of the warrants for general corporate purposes and working capital.


                           PRICE RANGE OF COMMON STOCK


     Our common stock has been quoted on the Nasdaq SmallCap Market under the symbol "EBTB" since August 15, 2000. Prior to such time, our common stock was quoted on the Over-the-Counter Bulleting Board maintained by the National Association of Securities Dealers. The volume of trading in our common stock has been limited during the period presented until August 15, 2000, the date the Nasdaq SmallCap Market began quoting our common stock and the closing sale prices reported may not be indicative of the value of our common stock or the existence of an active trading market prior to such date.

     The following table sets forth the high and low closing sale prices for our common stock for the periods indicated:



         Quarter Ended                                                 High                      Low
         -------------                                                 ----                      ---
         March 31, 1999.................................               9.38                      3.38
         June 30, 1999..................................               9                         5.25
         September 30, 1999.............................               6                         3.56
         December 31, 1999..............................               16                        2.94

         March 31, 2000.................................              18.5                       9.88
         June 30, 2000..................................               14                        3.25
         September 30, 2000.............................               5.44                      2.06
         December 31, 2000..............................               2.16                      0.70

         March 31, 2001.................................               2.44                      0.69
         June 30, 2001 .................................               1.19                      0.20
         September 30, 2001 (as of July 12, 2001).......               0.26                      0.22


     As of the date hereof, we have approximately 3,000 record holders of our common stock.



                                 DIVIDEND POLICY


     We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain any future earnings for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other relevant factors.

                             SELECTED FINANCIAL DATA


     The following selected financial data has been derived from the financial statements of former eB2B from its inception until our merger with such company on April 18, 2000 and from our consolidated financial statements for periods presented following the April 2000 merger. Our financial statements appear later in this prospectus, which should be read in conjunction with the related notes. The information presented is in thousands, except per share data.



                                                 Period from
                                                 November 6,
                                               1998 (Inception)     Year ended              Three months
                                                to December 31,     December 31,           ended March 31,
                                                     1998        1999         2000        2000         2001
                                                 -----------  -----------  -----------  --------     ---------
Consolidated statement of
     operations data:

Revenue......................................    $       -    $       -    $   5,468    $     415    $   1,864
                                                 ---------    ---------    ---------    ---------    ---------
Costs and expenses:
    Cost of revenue..........................            -            -        2,839          249          874
    Marketing and selling (exclusive of
      stock-based compensation expense)......            -            -        2,804          351          834
    Product development costs (exclusive of
      stock-based compensation expense)......           53          572        2,698          658        1,145
    General and administrative (exclusive of
      stock-based compensation expense)......           55        1,670       13,438        2,556        3,060
    Amortization of goodwill and other
      intangibles ...........................            -            -        9,829           88        3,401
    Stock-based compensation expense.........            -        2,686       16,027        3,097          682
                                                 ---------    ---------    ---------    ---------    ---------
Total costs and expenses.....................         (108)       4,928       47,635        6,999        9,996
                                                 ----------   ---------    ---------    ---------    ---------

Loss from operations.........................         (108)      (4,928)     (42,167)      (6,584)      (8,132)

Interest and other, net......................            -       (3,192)         832          277           35
                                                 ---------    ----------   ---------    ---------    ---------

Net loss.....................................         (108)   $  (8,120)   $ (41,335)   $  (6,307)   $  (8,097)
Deemed dividend on preferred stock...........            -      (29,442)           -            -            -
                                                 ---------    ----------   ---------    ---------    ---------
Net loss attributable to common stockholders.    $    (108)   $ (37,562)   $ (41,335)   $  (6,307)   $  (8,097)
                                                 ==========   ==========   ==========   ==========   ==========
Basic and diluted net loss per common
     share...................................                 $   (5.70)   $   (3.61)   $   (0.85)   $   (0.52)
                                                              ==========   ==========   ==========   ==========
Weighted average number of common
     shares outstanding.....................                      6,591       11,461        7,431       15,563


Consolidated balance sheet data:

                                                              December 31, December 31, December 31,  March 31,
                                                                  1998        1999          2000        2001
                                                              -----------  -----------  -----------  ---------

Current assets...............................                $       10    $  28,153    $  11,589    $   6,571
Working capital (deficit)....................                       (41)      27,098        3,299       (1,698)
Goodwill, net................................                         -            -       54,104       50,972
Total assets.................................                       384       29,064       73,219       65,409
Total liabilities............................                       137        1,055       10,131        9,736
Total stockholders' equity...................                       247       28,009       63,088       55,673

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


         The following discussion and analysis should be read with the financial statements and accompanying notes, included elsewhere in this prospectus. It is intended to assist the reader in understanding and evaluating our financial position. Unless otherwise indicated or the context otherwise requires, we refer to:

         o eB2B Commerce, Inc., a New Jersey corporation, and the issuer of the securities offered by this prospectus, as "we", "us" or "our company";

         o eB2B Commerce, Inc., a former Delaware corporation that merged with and into us on April 18, 2000 as "former eB2B"; and

         o DynamicWeb Enterprises, Inc., a New Jersey corporation (our company prior to our April 2000 merger with former eB2B) as "DynamicWeb".


         Following the April 2000 merger of former eB2B and DynamicWeb, as set forth in greater detail below, although we retained DynamicWeb's corporate and legal identity, we changed our name to "eB2B Commerce, Inc." and assumed the accounting history of former eB2B.


Overview



         We are a provider of business-to-business transaction management services designed to simplify trading partner integration, automation and collaboration across the order management lifecycle. We utilize proprietary software to provide a technology platform for large buyers and large suppliers to transfer business documents via the Internet to their small and medium-sized trading partners. These documents include, but are not limited to, purchase orders, purchase order acknowledgments, advanced shipping notices and invoices. We do not allow customers to take delivery of its proprietary software. We provide access via the Internet to our proprietary software, which is maintained on our hardware and on hosted hardware.


         In addition, we are an authorized provider of technical education to our clients for products of Citrix, Lotus Development Corporation, Microsoft Corporation, and Novell Inc. We design and deliver custom technical education for the same client base and provides education through delivery of custom computer and Internet-based on-line training seminars.


         Revenue from transaction processing is recognized on a per transaction basis when a transaction occurs between a buyer and a supplier. The fee is based either on the volume of transactions processed during a specific period, typically one month, or calculated as a percentage of the dollar volume of the purchase related to the documents transmitted during a similar period. Revenue from related implementation, if any, and monthly hosting fees are recognized on a straight-line basis over the term of the contract with the customer. Deferred income includes amounts billed for implementation and hosting fees, which have not been earned. For related consulting arrangements on a time-and-materials basis, revenue is recognized as services are performed and costs are incurred in accordance with the billing terms of the contract. Revenues from related fixed price consulting arrangements are recognized using the percentage-of-completion method. Fixed price consulting arrangements are mainly short-term in nature and we do not have a history of incurring losses on these types of contracts. If we were to incur a loss, a provision for the estimated loss on the uncompleted contract would be recognized in the period in which such loss becomes probable and estimable. Billings in excess of revenue recognized under the percentage-of-completion method on fixed price contracts is included in deferred income.


         Revenue from training and client educational services is recognized upon the completion of the seminar and is based upon class attendance. If a seminar begins in one period and is completed in the next period, we recognize revenue based on the percentage of completion method for the applicable period. Deferred income includes amounts billed for training seminars and classes that have not been completed.

         On February 22, 2000, former eB2B completed its acquisition of Netlan Enterprises, Inc. Pursuant to the agreement and plan of merger, Netlan's stockholders exchanged 100% of their common stock for 46,992 shares of former eB2B common stock (equivalent to 125,000 shares of our common stock). Additionally, 75,188 shares of former eB2B common stock (equivalent to 200,000 shares of our common stock) were issued, placed into an escrow account, and released to certain former shareholders of Netlan upon successful completion of escrow requirements. The purchase price of the Netlan acquisition was approximately $1.6 million. We recorded approximately $4,896,000 of goodwill and approximately $334,000 of other intangibles in connection with this transaction.


         On April 18, 2000, former eB2B merged with and into our company, with the surviving company changing its name from "DynamicWeb Enterprises, Inc." to "eB2B Commerce, Inc." Pursuant to our agreement and plan of merger with former eB2B, our shareholders retained their shares in our company, while the shareholders of former eB2B received shares, or securities convertible into shares, of common stock of our company representing approximately 89% of our equity, on a fully diluted basis.


         The April 2000 merger was accounted for as a purchase business combination in which former eB2B was the accounting acquirer and our company was the legal acquirer. As a result of the reverse acquisition, (i) the financial statements of former eB2B are our historical financial statements; (ii) our results of operations include our results after the date of the April 2000 merger; (iii) our acquired assets and assumed liabilities were recorded at their estimated fair market value at the date of the April 2000 merger and (iv) all references to our financial statements apply to the historical financial statements of former eB2B prior to the April 2000 merger and to our consolidated financial statements subsequent to the April 2000 merger. The purchase price of the April 2000 merger was approximately $59.1 million, of which approximately $1.9 million was allocated to identifiable net liabilities assumed, $58.1 million was allocated to goodwill and $2.9 million was allocated to other intangibles.


         The goodwill resulting from the above business combinations is being amortized over five years and other intangibles are being amortized over a three-year period. For the year ended December 31, 2000, amortization related to the goodwill and other intangibles acquired in the Netlan Enterprises, Inc. acquisition and April 2000 merger totaled approximately $9.8 million. For the three months ended March 31, 2001 and 2000, amortization related to the goodwill and other intangibles acquired in such transactions totaled approximately $3.4 million and $0.1 million, respectively.


         Our financial condition and results from operations were dramatically different during the years ended December 31, 2000 and 1999 as well as the quarters ended March 31, 2001 and 2000. For the year ended December 31, 2000 and the quarter ended March 31, 2001, our results reflect our new operations, the operations of Netlan since March 1, 2000 and the operations of our company since April 19, 2000. Former eB2B did not recognize any revenue in 1999. Former eB2B was a development stage company, which primarily devoted its operations to recruiting and training of employees, development of its business strategy, design of a business system to implement its strategy, and development of business relationships with buyers and suppliers. As a result, we believe that the results of operations for the year ended December 31, 1999 and the quarter ended March 31, 2000 are not comparable to the results of operations for the same periods in 2000 and 2001, respectively, and our anticipated financial condition and results of operations going forward. Furthermore, our limited operating history makes the prediction of future operating results very difficult. We believe that period-to-period comparisons of operating results should not be relied upon as predictive of future performance. Our prospects must be considered in light of the risks, expenses and difficulties encountered by companies at an early stage of development, particularly companies in new and rapidly evolving markets. We may not be successful in addressing such risks and difficulties.

Three Months Ended March 31, 2001 and 2000



Revenue

         Total revenue for the three-month periods ended March 31, 2001 and 2000 amounted to $1,864,000 and $415,000, respectively, reflecting an increase of $1,449,000, or 349%.


         Our transaction processing and related services' reportable segment generated revenue of $1,165,000 for the three-month period ended March 31, 2001 as compared to $177,000 for the three-month period ended March 31, 2000. Such revenue in 2001 includes fees paid for processing transactions between buyers and suppliers and related consulting revenue, and in 2000 reflected primarily consulting revenue from the Netlan Enterprises, Inc. operations acquired on February 22, 2000. The increase in revenue of $988,000, or 558%, in 2001 as compared to 2000 for the three-month period ended March 31 reflected revenue related to the DynamicWeb operations acquired on April 18, 2000, coupled with an increase in the average fee paid per customer for transaction processing, partially offset by revenue in the consulting services acquired from Netlan on February 22, 2000 as these services have been eliminated during the latter part of 2000.


         Our training and client educational services' reportable segment generated revenue of $699,000 during the three-month period ended March 31, 2001 as compared to $238,000 for the same period in the previous year. The increase in revenue of $461,000, or 194%, in 2001 as compared to 2000 for the three-month period ended March 31 reflected revenue for the full three-month period in 2001 related to the Netlan acquisition on February 22, 2000.


         In the three-month period ended March 31, 2001, one customer accounted for approximately 20.7% of our total revenue. No other customer accounted for 10% or more of our total revenue for the three-month period ended March 31, 2001.


Costs and expenses



         Cost of revenue consists primarily of salaries and benefits for employees providing technical support as well as salaries and benefits of personnel and consultants providing consulting and training services to clients. Total cost of revenue for the three-month periods ended March 31, 2001 and 2000 amounted to $874,000 and $249,000, respectively. The increase in cost of revenue of $625,000, or 251%, in 2001 as compared to 2000 for the three-month period ended March 31 reflected primarily our greater scope of operations as compared to the same period in 2000.


         Marketing and selling expenses consist primarily of employee salaries, benefits and commissions, and the costs of promotional materials, trade shows and other sales and marketing programs. Marketing and selling expenses (exclusive of stock-based compensation) were approximately $834,000 and $351,000 for the three-month periods ended March 30, 2001 and 2000, respectively. The increase in marketing and selling expenses of $483,000, or 138%, in 2001 as compared to 2000 for the three-month period ended March 31 consisted principally of the additional costs associated with marketing and selling the services acquired in the April 2000 merger, coupled with an increase in general marketing expenses.


         Product development expenses mainly represent payments to outside contractors and personnel and related costs associated with the development of our technological infrastructure necessary to process transactions, including the amortization of certain capitalized costs. Product development expenses (exclusive of stock-based compensation) were approximately $1,145,000 and $658,000 for the three-month periods ended March 31, 2001 and 2000, respectively. The increase in product development expenses for the three-month period ended March 31, 2001 as compared to the same period of 2000 was $487,000, or 74%. During the first quarter ended March 31, 2001, we expensed approximately $910,000 in relation with costs chiefly associated with the transition of certain of our existing customers to our new technology platform. We capitalize qualifying computer software costs incurred during the application development stage. Accordingly, we anticipate that product development expenses will fluctuate from quarter to quarter as various milestones in the development are reached and future versions are implemented.


         General and administrative expenses consist primarily of employee salaries and related expenses for executives, administrative and finance personnel, as well as other consulting, legal and professional fees, and, to a lesser extent, facility and communication costs. During the three-month periods ended March 31, 2001 and 2000, total general and administrative expenses (exclusive of stock-based compensation) amounted to $3,060,000 and $2,556,000, respectively. The increase in general and administrative expenses of $504,000, or 20%, in 2001 as compared to 2000 for the three-month period ended March 31 reflected increased expenses to manage and operate the companies acquired during 2000, partially offset by non-recurring outside contractor and consulting fees in relation with the design and the implementation of our strategy and management structure of approximately $772,000 in the same period in 2000.


         Amortization of goodwill and other intangibles are non-cash charges associated with the April 2000 merger and the Netlan acquisition. Such amortization expenses were $3,401,000 and $88,000 for the three-month periods ended March 31, 2001 and 2000, respectively. The increase is due primarily to amortization of goodwill and other intangibles in the 2001 period for the April 2000 merger from April 18, 2000 versus none in the three-month period ended March 31, 2000, and a full quarter of amortization on the Netlan acquisition from March 1, 2000 versus one month in 2000. We periodically assess the recoverability of goodwill and other intangibles based upon expectations of undiscounted future cash flows. Depending on the result of such assessment in future periods, management may deem it necessary to record an impairment charge.


         During the three-month periods ended March 31, 2001 and 2000, stock-based compensation expense amounted to $682,000 and $3,097,000, respectively. The deferred stock compensation is being amortized over the vesting periods of the related options and warrants contingent upon continued employment of the respective option or warrant holders. The vesting period of the options and warrants ranges principally from two to four years. The balance of unearned stock-based compensation at March 31, 2001 was approximately $1,686,000. This balance will be amortized at varying amounts per quarter through March 2002.


         We define EBITDA as net income or loss adjusted to exclude:

         o   provision or benefit for income taxes,
         o   interest income and expense,
         o   depreciation, amortization and write-down of assets, and
         o   stock-related compensation.


         EBITDA is discussed because our management considers it an important indicator of the operational strength and performance of our business based in part on the significant level of non-cash expenses recorded by our company to date, coupled with the fact that these non-cash items are managed at the corporate level. EBITDA, however, should not be considered an alternative to operating or net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with generally accepted accounting principles in the United States. EBITDA, as defined, may not be the same as similarly captioned measures used by other companies. For a discussion of cash flow information, refer to the "Liquidity and Capital Resources" section of this prospectus.


         For the three-month periods ended March 31, 2001 and 2000, EBITDA was a loss of $3,549,000 and $2,765,000, respectively. During the three months ended March 31, 2001, we expensed non-cash items including depreciation, amortization and stock-based compensation expense aggregating to $4,589,000, compared to $3,880,000 for the same period in 2000.


         Interest and other, net amounted to $35,000 and $277,000 for the three-month periods ended March 31, 2001 and 2000, respectively. Such income, net of other expenses, related primarily to interest earned on cash balances and available-for-sale marketable securities during the respective periods. The decrease in interest and other, net during the 2001 period as compared to the 2000 period was principally associated with the reduced cash balance and available-for-sale marketable securities during the 2001 period as compared to the 2000 period.


         Net loss for the three-month periods ended March 31, 2001 and 2000 was $8,097,000 and $6,307,000, respectively.


Years Ended December 31, 2000 and 1999


Revenue


         Total revenue for the year ended December 31, 2000 amounted to $5,468,000. During the same period in 1999, former eB2B was a development stage company and did not recognize any revenue.


         Our transaction processing and related services business segment generated revenue of $3,039,000 for the year ended December 31, 2000. Such revenue includes fees paid for processing transactions between buyers and suppliers, and related professional services revenue. We are an authorized provider of technical education to our client base, and also design and deliver custom computer and Internet-based training. Training and client educational services generated revenues of $2,429,000 during the year ended December 31, 2000.


         In the year ended December 31, 2000, one customer accounted for approximately 17% of our total revenue.


Costs and Expenses



         Total cost of revenue for the year ended December 31, 2000 amounted to $2,839,000. Cost of revenue was nil in 1999 as no revenue was generated.


         Marketing and selling expenses (exclusive of stock-based compensation) were approximately $2,804,000 for the year ended December 31, 2000. Marketing and selling expenses (exclusive of stock-based compensation) were nil in 1999.


         Product development expenses (exclusive of stock-based compensation) were approximately $2,698,000 and $572,000 in 2000 and 1999, respectively. During the year ended December 31, 1999, former eB2B abandoned the use of the product development costs capitalized at December 31, 1998, and recorded a $174,000 write-down.


         In 2000 and 1999, total general and administrative expenses (exclusive of stock-based compensation) amounted to $13,438,000 and $1,670,000, respectively. During the first six months of 2000, non-recurring outside contractor and consulting fees in relation to the design and the implementation of our strategy and management structure totaled approximately $2.2 million.


         During the third quarter of 2000, we entered into a lease for new office space expiring in April 2007. During the fourth quarter of 2000, we consolidated all our locations into the new space with the exception of our training center. This consolidation allowed us to better streamline our operations and to reduce our overall cost structure.


         Amortization of goodwill and other intangibles are non-cash charges associated with the April 2000 merger and the acquisition of Netlan Enterprises, Inc. Such amortization expenses were $9,829,000 for the year ended December 31, 2000. We periodically assess the recoverability of goodwill and other intangibles based upon expectations of undiscounted future cash flows. Depending on the result of such assessment in future periods, management may deem it necessary to record an impairment charge.


         In 2000 and 1999, stock-based compensation expense amounted to $16,027,000 and $2,686,000, respectively. This relates primarily to deferred stock compensation for options and warrants granted to employees, consultants and business partners. The deferred stock compensation is being amortized over the vesting periods of the related options and warrants. The vesting period of the options and warrants ranges principally from two to four years with the exception of 500,000 options to purchase shares of former eB2B common stock (equivalent to 1,330,000 shares our common stock) which vested upon the completion of the merger and generated a one-time charge of approximately $8.8 million in the second quarter of 2000.


         For the years ended December 31, 2000 and 1999, EBITDA was a loss of $13,104,000 and $1,435,000, respectively. During the year ended December 31, 2000, we expensed non-cash items including depreciation and amortization, stock-based compensation expense, write-down of assets and the cost of shares and warrants issued for services aggregating to $29,170,000, compared to $6,671,000, including bridge loan financing costs of $3,178,000, for the same period in 1999.


         Interest income amounted to $1,130,000 for the year ended December 31, 2000 and related primarily to interest earned on private placement proceeds. The $191,000 interest expense incurred during the year ended December 31, 2000 was chiefly associated with the $2,500,000 term loan obtained from a bank in February 2000. In 1999, interest was an expense of $3,192,000, which included $3,178,000 incurred in connection with former eB2B's bridge loan financing costs.


         Net loss for the year ended December 31, 2000 was $41,335,000 compared to a net loss of $8,120,000 for the same period in 1999.


         As a result of the April 2000 merger, former eB2B's 3.3 million shares of Series B preferred stock issued for net proceeds of $29,442,000 were convertible into approximately 16.0 million shares of our common stock valued at $124.4 million based on the average quoted market price of our common stock in the three-day period before and after December 1, 1999, the date at which the parties signed the definitive merger agreement. As this value was significantly greater than the net proceeds received in the private placement of Series B preferred stock, the net proceeds received were allocated to the convertible feature and amortized as a deemed dividend on preferred stock, resulting in a corresponding charge to retained earnings and a credit to additional paid-in capital within the stockholders' equity as of December 31, 1999.


         Net loss attributable to common stockholders for the year ended December 31, 2000 was $41,335,000 and equaled the net loss for the period. For the same respective period in 1999, the net loss attributable to common stockholders amounted to $37,562,000 and reflected the effect of the $29,442,000 deemed dividend on preferred stock.


Liquidity and Capital Resources



         Since the inception of former eB2B on November 6, 1998 (the inception of our accounting history), we have incurred significant operating losses, net losses and negative cash flows from operations, due in large part to the start-up and development of operations and the development of proprietary software and technological infrastructure for our platform to process transactions. We expect that our net losses and negative cash flows from operations will continue as we implement our growth strategy. We anticipate increased revenues throughout 2001, which, if achieved, will reduce our net losses and improve cash flows from operations in 2001 as compared to 2000. There can be no assurances that revenues will improve in 2001, or that net losses and negative cash flows from operations will be reduced. Historically, we have funded our losses and capital expenditures through borrowings, capital contributions, and a portion of the net proceeds of prior securities offerings. From inception through March 31, 2001 net proceeds from private sales of securities totaled approximately $29.9 million.


         Management has addressed the costs of providing transaction management and document exchange services throughout 2000 and thus far in 2001. While we continue to add large customers to our service, we are focused primarily on adding trading partners who transact business with our largest existing customers.


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


         To address the continuing loss from operations and negative cash flows from operations, management enacted a plan for our company, which included various cost cutting measures, principally staffing reductions and discretionary spending reductions in selling, marketing, general and administrative areas, during the third and fourth quarter of 2000 and into 2001.


         On May 2, 2001, we completed a private placement of convertible notes and warrants. The gross proceeds of this financing totaled $7.5 million. Pursuant to this financing, we issued $7,500,000 of principal amount of 7% convertible notes, convertible into an aggregate of 15,000,000 shares of our common stock ($0.50 per share), and warrants to purchase an aggregate 15,000,000 shares of our common stock at $0.93 per share. The convertible notes have a term of 18 months, which period may be accelerated in certain events. Interest is payable quarterly in cash, in identical convertible notes or in shares of common stock, at our option. In addition, the convertible notes will automatically convert into Series C preferred stock if we receive the required consent of the holders of our Series B preferred stock to the issuance of this new series. The Series C preferred stock would be convertible into common stock on the same basis as the convertible notes. We intend to seek shareholder approval of the financing, as required by the rules of Nasdaq. The warrants will be exercisable for a period of two years from the earlier of (i) the date we receive shareholder approval of this financing, (ii) the date such shareholder approval is no longer required, either because our common stock is no longer listed on Nasdaq or otherwise, or (iii) October 1, 2001.


         In connection with the closing of the financing, we canceled a $2,050,000 line of credit issued in April 2001, pursuant to which we had not borrowed any funds. We incurred a cash fee amounting to $61,500 in consideration of the availability of the line of credit. In addition, the issuer of the line of credit was issued warrants to purchase 900,000 shares of our common stock at $0.50 per share for a period of five years in consideration of the availability of such line. These warrants were valued using the Black-Scholes option pricing model at $549,000.


         In connection with the financing, we incurred a cash fee amounting to $750,000 and issued (i) warrants to purchase 2,250,000 shares of common stock with an exercise price of $0.93 for a period of five years and (ii) unit purchase options to purchase Series C preferred stock convertible into an aggregate of 2,250,000 shares of common stock with a conversion price of $0.50 per share for a period of five years. These warrants and unit purchase options were valued using the Black-Scholes option pricing model at $675,000 and $810,000, respectively. Additionally, other expenses directly related to the financing were approximately $400,000.


         Net cash used in operating activities totaled approximately $3,666,000 for the three months ended March 31, 2001 as compared to net cash used in operating activities of approximately $2,187,000 for the same period in 2000. Net cash used in operating activities for the three months ended March 31, 2001 resulted primarily from (i) the $8,097,000 net loss in the period and (ii) a $158,000 use of cash from operating assets and liabilities, offset by (iii) an aggregate of $4,589,000 of non-cash charges consisting primarily of depreciation, amortization and stock-based compensation expense. Net cash used in operating activities for the three months ended March 31, 2000 resulted primarily from (i) the $6,307,000 net loss in the period, offset by (ii) $240,000 of cash provided by operating assets and liabilities, and (iii) an aggregate of $3,880,000 of non-cash charges consisting primarily of depreciation, amortization and stock-based compensation expense.


         Net cash used in investing activities totaled approximately $1,091,000 for the three months ended March 31, 2001 as compared to net cash provided by investing activities of approximately $1,730,000 for the same period in 2000. Net cash used in investing activities for the three months ended March 31, 2001 resulted from (i) the purchase of capital assets for $195,000, primarily computer and office equipment, and (ii) $896,000 in product development costs consisting of fees of outside contractors and capitalized salaries. Net cash provided by investing activities for the three months ended March 31, 2000 resulted from (i) $2,970,000 net proceeds from maturity of investments available-for-sale offset by (ii) the purchase of capital assets for $156,000, primarily computer and office equipment, (ii) $499,000 in product development costs consisting of fees of outside contractors and capitalized salaries, and
(iii) the $585,000 net cash effect of the Netlan Enterprises, Inc. acquisition.


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


         Net cash used in financing activities totaled approximately $332,000 for the three months ended March 31, 2001 as compared to net cash provided by financing activities of approximately $370,000 for the same period in 2000. In February 2000, former eB2B obtained a $2,500,000 term loan from a bank. The proceeds from the term loan were primarily used to refinance the $2,116,000 debt of Netlan paid by former eB2B in connection with the Netlan acquisition. The term loan had a term of three years, was interest-only until December 1, 2000, and bore interest at a rate equal to LIBOR plus 1%. Beginning December 1, 2000, the term loan required ten quarterly principal payments of $250,000. At March 31, 2001 the outstanding balance of the term loan was $2.0 million. The loan was secured by a custodial cash account in the amount of approximately 111% of the outstanding balance of the term loan. We paid the outstanding balance of the loan in full on April 2, 2001 using cash held in the custodial cash account. We also have a $1,250,000 line of credit with the bank. No amounts were borrowed under the line of credit as of March 31, 2001. The line of credit secures approximately $1,178,000 of letters of credit that are outstanding at March 31, 2001. The line is secured by a custodial cash account in the amount of approximately 111% of the line.


         As of March 31, 2001, our principal source of liquidity was approximately $4.6 million of cash and cash equivalents against which the bank held a custody account with approximately $3,611,000 as security on the term loan and line of credit with the bank. During April 2001 we paid the remaining outstanding balance on the term loan of $2.0 million. Accordingly, the required balance in the custodial cash account has been reduced to $1,389,000.


         As of March 31, 2001, we had commitments for software license and maintenance fees as well as outside consulting fees in the aggregate amount of approximately $2.2 million with two vendors. During April 2001, we renegotiated the payment schedule with these vendors and accordingly paid cash of approximately $0.5 million and agreed to issue approximately 2.5 million shares of common stock in lieu of $1.5 million of payments to these vendors. The remaining $0.2 million represents sales tax payable on the software license and maintenance agreements, which was paid in May 2001.


         We anticipate spending approximately $1.1 million on capital expenditures over the next twelve months, primarily on capitalized product development costs.


         Our management believes that our available cash resources at March 31, 2001, coupled with the gross proceeds from our private placement of $7.5 million of convertible notes and warrants, will be sufficient to meet anticipated working capital and capital expenditure requirements through March 31, 2002. Our use of cash as of June 30, 2001 approximates $700,000 per month. As a result of the cost cutting measures carried out in 2001, we anticipate that our use of cash will be below $500,000 per month by the end of the third quarter of 2001 and expect to use less than $250,000 per month by the end of 2001. The expected reduction in use of cash in future periods reflects an anticipated increase in revenue, together with staffing reductions and operational cost reductions implemented in April and May 2001. There can be no assurance that anticipated revenue increases will be realized or that such cost reduction measures will be sufficient to successfully reduce the current use of cash.


                                    BUSINESS

General


         We utilize proprietary software to provide services that create more efficient business relationships between trading partners (i.e. buyers and suppliers). Our technology platform allows trading partners to electronically automate the process of business document communication and turn-around, regardless of what type of computer system the partners utilize. Through our service offerings, our technology platform has the capability of receiving business documents in any technology format, translating the document into any other format readable by the respective trading partners and transmits the document to the respective trading partner. We do not allow our


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


customers to take delivery of our proprietary software. We provide access via the Internet to our proprietary software, which we maintain on our hardware and on hosted hardware.


         The business relationship between a buyer and a supplier is not created within our platform; it is one which already exists. Our services enhance the previously existing relationship as documents can be transmitted between a buyer and a supplier in an electronic automated format utilizing our technology platform. These documents include, but are not limited to, purchase orders, purchase order acknowledgments, advanced shipping notices and invoices. Our customers utilize our services for business documents primarily in the direct goods area, which encompasses purchasing of finished goods for ultimate sale to an end user, be that a consumer or a business.


         In many cases the automation of the exchange of business documents is occurring between a large buyer or supplier and their smaller trading partners. In the past, these trading partners communicated with each other via phone, fax or mail. Our services permit efficiencies among trading partners by significantly reducing or eliminating the process of manual communications. This electronic automation allows each trading partner to leverage their investment in technology (hardware and software) by integrating business document transactions directly into their back-end systems. These technologies include, but are not limited to, Electronic Data Interchange, Point of Sale, Enterprise Resource Planning, Accounting, Inventory, Supply Chain and/or Order Management. The resulting efficiencies often reduce cost of staffing and cuts error rates typically associated with manual processing of the respective business documents.


         In addition to the integration and automation capabilities of our services, buyers and suppliers can also exchange documents and conduct business via a catalog-based environment. This environment supports the needs of both buyer and supplier throughout the trading life cycle. These include requisitions, order management, fulfillment and settlement. This is especially useful to support the trading needs of specific business partners in order to ensure products are ordered and delivered in the most efficient and least expensive means available.


         We also provide professional services to the same client base, as well as to businesses that wish to build, operate or outsource the transaction management of their business-to-business trading partner relationships and infrastructure.


         In addition, we provide authorized technical education, and also design and deliver custom computer and Internet-based on-line training seminars.


History and Organization



         Our company was incorporated in the state of New Jersey on July 26, 1979.


         Former eB2B Commerce, Inc. was incorporated in the state of Delaware on November 6, 1998. It is referred to as "former eB2B" in this prospectus.


         On February 22, 2000, former eB2B completed its acquisition of Netlan Enterprises, Inc. and its subsidiaries.


         On April 18, 2000, former eB2B merged with and into our company, an SEC registrant, and as the surviving company, we changed our name from "DynamicWeb Enterprises, Inc." to "eB2B Commerce, Inc." Our company is referred to in this prospectus as "us", "we" or "our company". References to "DynamicWeb" in this prospectus are to our company and operating history prior to the April 2000 merger. Pursuant to the agreement and plan of merger between us and former eB2B, our shareholders retained their shares in our company, while the shareholders of former eB2B received shares, or securities convertible into shares, of common stock of our company representing approximately 89% of our equity, on a fully diluted basis.

         The April 2000 merger was accounted for as a reverse acquisition, a "purchase business combination" in which former eB2B was the accounting acquirer and our company was the legal acquirer. The management of former eB2B remained as our management. As a result of the April 2000 merger, (i) the financial statements of former eB2B are historical financial statements; (ii) the results of the our operations include the results of our company after the date of the merger; (iii) acquired assets and assumed liabilities were recorded at their estimated fair market value at the date of the merger; (iv) all references to our financial statements apply to the historical financial statements of former eB2B prior to the April 2000 merger and to our consolidated financial statements subsequent to the April 2000 merger; (v) any reference to former eB2B applies solely to eB2B Commerce, Inc., a Delaware corporation, and its financial statements prior to the merger, and (vi) our year-end is December 31, that of the accounting acquirer, former eB2B.


Industry Background



         Businesses are increasingly seeking to improve their operating efficiency with other businesses through electronically automated and integrated business to business solutions. Electronic Data Interchange, or "EDI" is a specific form of business to business electronic commerce, consisting of a standard protocol for electronic transmission of data between a company and a third party. EDI has existed for over twenty years. It is a very expensive technology to both implement and maintain and is, therefore, typically utilized by the largest companies. In an EDI transaction, the computers of the buyer and the supplier communicate and exchange the relevant information using an agreed-upon or standard format. Until very recently, companies that wanted to conduct business electronically were required to have a special type of computer network called a value-added computer network or "VAN". For a significant fee, a VAN, often managed by a separate third party, was responsible for the guaranteed exchange of business documents between trading partners.


     The emergence of the Internet as an alternative means of managing the transactional flow of business to business document exchange has revolutionized the way businesses operate and interact with their trading partners. The Internet coupled with a new breed of software solutions has created technology that supports highly efficient channels of communication and collaboration. The Internet gives small and medium-sized buyers and suppliers access to the same efficiencies associated with traditional EDI systems. In addition, the combination of the Internet and these new software technologies enables buyers and suppliers of all sizes to electronically exchange business documents and interact with a greater number of potential trading partners.


Business Overview



         We utilize proprietary software to provide a technology platform for large buyers and large suppliers to transfer business documents via the Internet to their small and medium-sized trading partners. These documents include, but are not limited to, purchase orders, purchase order acknowledgements, advanced shipping notices and invoices. We do not allow our customers to take delivery of our proprietary software. We provide access via the Internet to our proprietary software, which we maintain on our hardware and on hosted hardware.


         Our technology platform has the capability of integrating trading partners, electronically automating the exchange of business documents between trading partners and supporting the collaboration of information across an enterprise's trading partner community. Integration encompasses the ability to translate documents from the buyer's required format to the supplier's required format (or vice versa). This "any to any" capability insures each organization is able to leverage their existing technology environment while supporting the specific needs of their trading partners. Automation allows trading partners to communicate with each other regardless of the type of computer system, hardware and software each partner is utilizing. Collaboration supports the ability for trading partners to not only exchange business documents but unlock the potential the information these business documents provide. This includes, for example, product movement information and vendor performance.


         Many large retailers and large suppliers transfer business documents between each other via EDI. Our platform, utilizing the Internet as a delivery mechanism, allows these large EDI enabled companies to transfer documents to companies that are otherwise not EDI capable. Additionally, our services permit the transmission of documents between two trading partners even when neither is EDI capable.


         We estimate that currently only 4% of all transactions between businesses in the United States of America are done with document transfer via EDI. The other 96% of transactions and the related transfer of documents are conducted via phone, fax and mail. This is our target market. We provide services to automate currently existing business relationships. The simplicity of doing electronic automated transactions using our services can help create additional business among the trading partners, but it is not intended as a marketplace solution in that we do not intend to create new relationships for trading partners through our technology platform.


         We are positioned to utilize the Internet to streamline business processes related to transmitting documents from one business to another. Utilizing our hosted infrastructure as their technology platform, companies previously unable to afford the high cost and complexity of doing business with EDI can now electronically transact business among their trading partners in a more simple, cost effective manner. The benefits of this approach -- integration, automation and collaboration -- allow companies utilizing our services to trade more efficiently, accurately and inexpensively while complying with the trading requirements of their partners.


         Large EDI enabled retailers can utilize our services as a means to electronically communicate and transfer business documents to their small and medium-sized suppliers. Likewise, large EDI enabled suppliers can utilize our services to electronically communicate and transfer business documents to their small and medium-sized retailers. Small and medium-sized retailers and suppliers can transfer business documents even when neither party is EDI enabled. Utilizing our services reduces manual processing costs from each organization, thereby creating efficiencies for both trading partners, as this method of transferring business documents is much less time consuming than transactions conducted through the phone, fax or mail. Additionally, our technology platform significantly reduces error rates normally associated with the processing of manual documents.


         We also offer professional services, which provide consulting expertise to the same client base, as well as to other businesses that prefer to operate or outsource the transaction management and document exchange of their business-to-business relationships. As such, our consultants could reside at a large EDI enabled retailer or supplier with the objective of providing EDI expertise that does not exist on-site.


         Our transaction processing technology platform and professional services make up one business unit defined as "transaction processing and related services."


         We believe that our proprietary software provides the following advantages to trading partners:


Benefit to Suppliers



         o   Significant reduction in order processing costs
         o   Reduced customer service costs
         o Ability to support the transactional and other requirements of their trading partners
         o   Increased inventory turnover and order-to-delivery cycle time
         o   Up-sell and cross-sell opportunities
         o   Supplier-buyer demand collaboration
         o   Improved purchasing history and buying pattern information
         o   Increased ability to project demand cycles
         o   Access to broader buying community
         o   Improved customer service

Benefit to Buyers



         o   Significant reduction in order management costs
         o   Substantially more convenient and efficient ordering
         o Ability to support the transactional and other trading requirements of their trading partners
         o Real-time information exchange, with access order status, shipment timing and inventory availability
         o   Improved product information via online catalog access
         o   Faster delivery and increased inventory turns
         o   Significant reduction in order error rates
         o   Buyer-supplier demand collaboration
         o   Access to broader base of suppliers


         We provide a complete solution, tailored for each customer and designed specifically for our business processes. By leveraging our expertise in EDI, business to business transaction management and document exchange, application development, and Internet networking, we are able to provide a suite of services that facilitate the transfer of business documents among trading partners. Customers can use our services not only to electronically send business documents to each other, but also to achieve demand chain transparency by having access, as appropriate, to their trading partners data systems via our proprietary software. Customers of any size or capability can communicate, exchange documents and transact business with their trading partners regardless of the type of integration, connectivity or data format. The ability for each trading partner to both leverage their existing investment in technology (hardware and software) while supporting the requirements of their trading partners is an important cost saving feature.


         Our services integrate the entire trading process, from requisition to order management, to fulfillment and settlement. Automated transaction management across the trading lifecycle supports the synchronization of product movements through the demand chain. The higher efficiencies and cost savings are quantifiable to both sides of the trading equation.


         We are also an authorized provider of technical education to our clients for products of Citrix, Lotus Development Corporation, Microsoft Corporation, and Novell Inc. We design and deliver custom technical education for the same client base and provide education through delivery of custom computer and Internet-based on-line training seminars. This is our second business unit defined as "training and client educational services".


Markets and Marketing



         The marketing goals of transaction processing and related services have been to attract and retain buyers and suppliers principally in the following vertical industries:



         o   chain drug,
         o   sporting goods, and
         o   toys.


         These sizeable industries are characterized by certain operating inefficiencies. Our management believes that increasing margin pressures, a need to increase technological sophistication, and a low or average penetration of EDI make these industries attractive vertical markets for their transaction processing and related services.


         While our sales focus is primarily directed toward specific targeted vertical markets, our proprietary software was built to operate across many verticals (a horizontal focus) without requiring significant enhancements. This will allow us to more easily expand into additional vertical markets in the future.

         Key clients in the chain drug vertical include Rite Aid, Duane Reade, Eckerd, Brooks Pharmacy, Drug Fair and Phar-Mor. In the sporting goods vertical, major customers include Spalding, Athlete's Foot, Bike Athletic, Golf Galaxy and Carbite Golf. In the toys vertical, our main customer is Toys R US. Additionally we have attracted other large customers, including Verizon, Best Buy and Linens `N Things, which use our transaction processing and related services.


         We market and sell our services through a direct sales force in the United States of America. To extend our vertical market reach and increase sales opportunities in the vertical industries we have selected, we participate in national trade shows and establish relationships with trading partners.


         We anticipate that alliances with technology firms and other partnerships will continue to be integral to our success. To continue to bring the best solution to market, we plan on further technology partnerships that extend our core solutions including reseller and other relationships. In order to leverage our current direct sales force and add new revenue streams, we also expect to establish alliances with other firms that have an established presence in our vertical markets. Likely companies for us to partner with would include software and services firms in our vertical markets and associations that play a key role in influencing buying behavior. For example, joint marketing or sales programs with alliance partners would be intended to gain access to several large buyers, enabling us to add connections to many of their small and medium-sized suppliers.


         Current partnering examples include the National Association of Chain Drug Stores alliance completed in 2000 and the February 2001 announcement with PangeaToyNet.com, a toy community. ChainDrugStore.net, the for-profit subsidiary of the National Association of Chain Drug Stores, co-markets our services to its membership base. The PangeaToyNet.com alliance provides for joint marketing efforts with our Company and offering of our services to its membership base of toy retailers and suppliers.


         As of June 30, 2001 we connected approximately 110 retail organizations and 1,250 supply organizations to their trading partners. As of June 30, 2001 we were processing in excess of 600,000 transactions per quarter.


         Major training and educational services' customers include AOL Time Warner, Chase Manhattan Bank, PricewaterhouseCoopers and Teachers' Insurance - TIAA - CREF.


         In the year ended December 31, 2000, one customer accounted for approximately 17% of our total revenue.


Revenue Recognition



         We earn revenue from two business units:

         o   transaction processing and related services, and
         o   training and client educational services.


         Revenue from transaction processing is recognized on a per transaction basis when a transaction occurs between a buyer and a supplier. The fee is based either on the volume of transactions processed during a specific period, typically one month, or calculated as a percentage of the dollar volume of the purchase related to the documents transmitted during a similar period. Revenue from related implementation, if any, and monthly hosting fees are recognized on a straight-line basis over the term of the contract with the customer. Deferred income includes amounts billed for implementation and hosting fees, which have not been earned.


         We do not generate revenue from the selling, leasing or licensing of computer software. We provide access via the Internet to our proprietary software, which resides within our technology platform.


         For related consulting arrangements on a time-and-materials basis, revenue is recognized as services are performed and costs are incurred in accordance with the billing terms of the contract.

         Revenues from related fixed price consulting arrangements are recognized using the percentage-of- completion method. Progress towards completion is measured using efforts-expended method based upon management estimates. Fixed price consulting arrangements are mainly short-term in nature and we do not have a history of incurring losses on these types of contracts. If we were to incur a loss, a provision for the estimated loss on the uncompleted contract would be recognized in the period in which such loss becomes probable and estimable. Billings in excess of revenue recognized under the percentage-of-completion method on fixed price contracts is included in deferred income.


         Revenue from training and client educational services is recognized upon the completion of the seminar and is based upon class attendance. If a seminar begins in one period and is completed in the next period, we recognize revenue based on the percentage of completion method for the applicable period. Deferred income includes amounts billed for training seminars and classes that have not been completed.


Competition



         Business-to-business electronic commerce is a new and rapidly evolving industry, competition is intense and is expected to increase in the future. Our management believes that we provide a unique service in the business-to-business electronic commerce area, where a small to medium-sized retailer can process transactions with multiple suppliers, and small to medium-sized suppliers can process transactions with multiple retailers.


         Our competition is primarily made of indirect horizontal competitors, which are focused on similar services but not in specific or multiple vertical industries. Major publicly traded indirect horizontal competitors include Marex, Inc., Neoforma.com, Inc. and The viaLink Company. Major privately held competitors include Automated Data Exchange (ADX) (formerly known as The EC Company) and SPS Commerce, for which minimal public information is available on their efforts to date.


         Also, we believe that competition may develop from four additional areas: EDI/electronic commerce companies, technology/software development companies, retailer purchasing organizations, and leading industry manufacturers. Additionally, large retailers and suppliers can create their own technology platform to automate the exchange of business documents with their small and medium-sized trading partners, thereby reducing the number of large retailers and suppliers in our target markets. However, we believe it will prove to be an inefficient use of resources for these large companies to build a technology platform for their internal use as compared to using our services.


Intellectual Property



         Our success depends on our ability to maintain the proprietary aspects of our technology and operate without infringing the proprietary rights of others. We rely on a combination of trademarks, patents, trade secrets and copyright law, as well as contractual restrictions, to protect the proprietary aspects of our technology. We seek to protect the source code for our proprietary software, documentation and other written materials under trade secret and copyright law.


         We also seek to protect our intellectual property by requiring employees and consultants with access to proprietary information to execute confidentiality agreements with us and by restricting access to our source code.


         Due to rapid technological change, our management believes that factors such as the technological and creative skills of its personnel and consultants, new product developments and enhancements to existing services are equally as important as the various legal protections of its technology to establish and maintain a technology leadership position.

Government Regulation



         Our services enable buyers and suppliers to transmit documents to their trading partners over dedicated and public telephone lines. These transmissions are governed by regulatory policies establishing charges and terms for communications. Our management believes that we are in compliance with applicable regulations.


         In addition, due to the increasing popularity and use of the Internet, we might be subject to increased regulation. Such laws may regulate issues such as user privacy, defamation, network access, pricing, taxation, content, quality of products and services, and intellectual property and infringement.


         These laws could expose us to liability, materially increase the cost of providing services, and decrease the growth and acceptance of the Internet in general, and access to the Internet over cable systems.


Product Development



         Our product development efforts for our proprietary software are directed toward the development of new complementary services and the enhancement and expansion of the capabilities of existing services. Product development expenses (exclusive of stock-based compensation) were approximately $2,698,000 and $572,000 for the years ended December 31, 2000 and 1999, respectively. During the year ended December 31, 1999, former eB2B abandoned the use of the product development expenditures capitalized at December 31, 1998, and recorded a $174,000 write-down. We continue to make the product development expenditures that management believes are necessary to rapidly deliver new features and functions. As of June 30, 2001, seven employees were engaged in product development activities. In addition, based on its specific needs to rapidly deliver new features and functions, we hire consultants who take part in product development activities.


Personnel



         As of June 30, 2001, we employed 65 full-time employees and two part-time employees. Many of our employees are highly skilled, with advanced degrees. Our continued success depends upon our ability to continue to attract and retain highly skilled employees. We have never had a work stoppage, and none of our employees are represented by a labor organization. We consider our employee relations to be good.


Property



         We operate out of two offices in New York, New York. The following table sets forth information on our properties:


         Principal Address               Square Footage           Owned/Leased          Purpose
         -----------------               --------------           ------------          -------
         757 Third Avenue                    22,600                  Leased             Corporate Headquarters &
         New York, NY 10017                                                             Technology Center

         29 West 38th Street                  6,400                  Leased             Training Center
         New York, NY 10018


         The lease for our premises at 757 Third Avenue expires in April 2007. Pursuant to the 757 Third Avenue lease we pay fixed annual rent of $1,197,694 in monthly payments of $99,808 until July 2004 and a fixed annual rent of $1,242,890 in monthly payments of $103,574 thereafter.

Legal Proceedings

         We are party to certain legal proceedings and claims, which arise in the ordinary course of business. In the opinion of our management, the amount of an ultimate liability with respect to these actions will not materially affect our financial position, results of operations or cash flows.


         In October 2000, Cintra Software & Services Inc. commenced a civil action against our company in New York Supreme Court, New York County. The complaint alleges that we acquired certain software from Cintra upon the authorization of our former Chief Information Officer. Cintra is seeking damages of approximately $856,000. While the action is at an early stage, we believe that we have meritorious defenses to the allegations made in the complaint and intend to vigorously defend the action.


         On March 2, 2001, a former employee commenced a civil action against our company and two members of our management in New York Supreme Court, New York County, seeking, among other things, compensatory damages in the amount of $1.0 million and additional punitive damages of $1.0 million for alleged defamation in connection with his termination, as well as a declaratory judgment concerning his alleged entitlement to stock options to purchase 75,000 shares of our common stock. We subsequently filed a motion to dismiss. We dispute these claims and intend to vigorously defend the action.


         We are not currently a party to any other material legal proceeding.


                                   MANAGEMENT


Executive officers and directors


The following table sets forth certain information regarding our directors and executive officers:



Name                       Age      Position
----                       ---      --------
Richard S. Cohan            48      President and Chief Operating Officer
Peter J. Fiorillo           42      Chief Financial Officer and Chairman of the Board of Directors
Alan J. Andreini            54      Chief Executive Officer and Director
Steven Rabin                46      Chief Technology Officer
Michael S. Falk             39      Director
Timothy P. Flynn            50      Director
Stephen J. Warner           61      Director
Harold S. Blue              40      Director
Bruce J. Haber              49      Director
Mark Reichenbaum            50      Director


         Richard S. Cohan joined our company in May 2001 as president and chief operating officer. Mr. Cohan served as senior vice president of CareInsite, a health information technology company (which merged with WebMD in September
2000), from June 1998 to January 2001. He was also president of The Health Information Network Company, an e-health consortium of major New York health insurers and associations of which CareInsite was the managing partner, from 1998 to 2001. Prior to joining CareInsite, Mr. Cohan spent 15 years at National Data Corporation, with various titles including executive vice president.


         Peter J. Fiorillo co-founded former eB2B in November 1998. He served as president, chief executive officer and chairman of the board of directors of former eB2B from November 1998 until April 2000, and, upon completion of the April 2000 merger, assumed those positions with our company until November 2000. In

November 2000, he relinquished his positions as chief executive officer and president of our company, became chief financial officer and remained as a chairman of the board. From April 2001 until May 2001 he again served as president. He has also served as director of former eB2B from its inception until the April 2000 merger, and has since been a director of our company. From January 1991 until October 1998, Mr. Fiorillo held various positions with FIND/SVP, Inc., a publicly held consulting and business advisory company, including executive vice president from November 1994 to October 1998.


         Alan J. Andreini joined our company in July 2000 as executive chairman, serving in such capacity until November 2000. Between November 2000 and April 2001, he served as president and chief executive officer. Since April 2001, he has served as chief executive officer. Mr. Andreini has also been a director of our company since July 2000. Prior to joining our company, from April 1997 to June 2000, Mr. Andreini was successively president and chief operating officer, chief executive officer and vice chairman of InterWorld Corporation, a public company and a provider of e-commerce software solutions. Previously, Mr. Andreini was executive vice president and a member of the Office of the President of Comdisco Inc., a public company engaged in technology services. Mr. Andreini joined Comdisco Inc. in 1978, and was named senior vice president in 1986 and executive vice president in 1994.


         Steven Rabin has served as our chief technology officer since November 2000. Prior to joining our company, Mr. Rabin was the chief technology officer for InterWorld Corporation from May 1997 to September 2000. From February 1995 to May 1997, Mr. Rabin worked as chief technologist at Logility, Inc., a division of American Software Inc., a publicly held company, where he designed and developed a variety of supply chain management and business-to-business e-commerce solutions.


         Michael S. Falk has been a director of our company since April 2000, and prior to the April 2000 merger was a director of former eB2B since January 2000. Mr. Falk is the co-founder and, since 1988, chairman and chief executive officer of Commonwealth Associates, L.P., a New York-based merchant bank and investment bank. Mr. Falk is also a member of the board of directors of the following public companies: IntraWare, Inc., a provider of Internet-enabled software delivery and information technology management solutions; U.S. Wireless Data, Inc., a provider of technology for wireless point of sale and ATM transactions; and ProxyMed, Inc., a provider of healthcare transaction processing services.


         Timothy P. Flynn has been a director of our company since April 2000, and prior to the April 2000 merger was a director of former eB2B since January 2000. Mr. Flynn is a principal of Flynn Gallagher Associates, LLC. Mr. Flynn is also a director of FutureLink Corporation, a publicly held applications service provider, and MCG Communications, Inc., a publicly held telecommunications company. Mr. Flynn has served on the board of directors of PurchasePro.com, Inc., a publicly held business-to-business e-commerce company. From 1993 until 1997, Mr. Flynn served as a director of ValuJet Airlines. Prior to that, he served as a senior executive and director of WestAir Holdings, Inc., a company which operated WestAir, a California-based commuter airline affiliated with United Airlines.


         Stephen J. Warner has been a director of our company since May 2001. Mr. Warner has been chief executive officer of Crossbow Ventures, Inc., a venture capital firm, since January 1999. He was chairman of Bioform Inc., a consulting firm, from 1994 to 1999. From 1991 to 1994, he was a director of Commonwealth Associates, L.P. Mr. Warner served as president of Merrill Lynch Venture Capital from 1981 to 1990.


         Harold S. Blue has been a director of our company since May 2001.
Mr. Blue has been an executive vice president of Commonwealth Associates, L.P. since January 2001. He served as chairman and chief executive officer of ProxyMed, Inc. from 1993 to December 2000. Mr. Blue previously served as president and chief executive officer of Health Services, Inc., a physician practice management company, from 1990 to 1993. In 1984 he founded Best Generics, a major generic drug distribution company that was acquired by Ivax Corp. and served on Ivax's board of directors. He also currently serves as a director of the following public companies: Futurelink Corporation; Healthwatch, Inc., a healthcare information technology company; ProxyMed, Inc.; and MonsterDaata, Inc., an information infrastructure utility company.

         Bruce J. Haber has been a director of our company since July 2001. Mr. Haber served as president and chief executive officer of MedConduit.com, Inc., a healthcare e-commerce company from March 2000 to June 2001. From 1997 until 1999, Mr. Haber was executive vice president and director of Henry Schein, Inc., a healthcare distribution company, and president of such company's medical group. From 1981 until 1997, Mr. Haber served as president, chief executive officer and director of Micro Bio-Medics, Inc., a medical supply distributor which merged into Henry Schein, Inc. in 1997.


         Mark Reichenbaum has been a director of our company since July 2001. Mr. Reichenbaum has served as president of HAJA Capital Corporation, an investment firm, since 1997. Prior to such time, Mr. Reichenbaum served as president of Medo Industries, Inc., a manufacturer and distributor of consumer products, from 1972 until 1997. From 1996 to 1997, he was Vice President of Quaker State Corporation. Mr. Reichenbaum has also served as co- chairman of Clean Rite Centers, a retail chain of laundry serving super stores, since 1999.


         All of the above directors will hold office until the next annual meeting of the stockholders and until their successors have been duly elected and qualified. All of the above executive officers serve at the discretion of our board of directors.


         Commonwealth Associates, L.P. currently has the right to designate two members of our board of directors, and has designated Harold S. Blue and Michael
S. Falk. The holders of our Series B preferred stock, voting as a class, have the right to designate one member of our board of directors, and have designated Timothy P. Flynn. When the holders of the Series B preferred stock no longer have the right to designate a director, Commonwealth shall receive the right to designate such member. Commonwealth's right to designate this third member of the board and one of its two other designees shall expire when the Series C preferred stock has converted into shares of common stock or there is otherwise less than 20% of the originally issued shares of Series C preferred stock outstanding.

                             Executive Compensation



         The following table provides information concerning the annual and long-term compensation earned or paid to our chief executive officer and to each of our most highly compensated "named executive officers" other than the chief executive officer, whose compensation exceeded $100,000 during 2000. For the period prior to April 18, 2000, the date of the merger of former eB2B with and into DynamicWeb, the following table includes compensation earned at former eB2B, but excludes the compensation earned or paid to DynamicWeb's executives in such capacity prior to the April 2000 merger.



                                                                               Long-Term Compensation
                                Annual Compensation                    ---------------------------------------
Name and Principal              -------------------                    Restricted         Number of Securities
    Position               Year      Salary          Bonus             Stock Award         Underlying Options
------------------         ----      --------        --------          -----------         ------------------
Peter J. Fiorillo,
President (1)              2000      $219,000        $ 50,000                   -                      -
                           1999      $195,000 (2)    $110,000                                  1,995,000

Alan J. Andreini,
Chief Executive
   Officer (1)(3)          2000      $112,500               -                   -              1,500,000

Victor L. Cisario,
Chief Financial
   Officer (4)             2000      $150,000        $ 50,000                   -                266,000

John J. Hughes,
Executive Vice
   President and
   General Counsel (5)     2000      $102,000        $ 60,000 (6)               -                266,000

Steve Rabin,
Chief Technology
   Officer (7)             2000       $61,500 (8)    $ 72,500 (9)          50,000                550,000

--------------

(1) Mr. Fiorillo was the chief executive officer of former eB2B prior to the April 2000 merger and of our company from April 2000 until November 2000, at which point Mr. Andreini became our chief executive officer.

(2) From January 1, 1999 to September 30, 1999, former eB2B elected, in accordance with the right it was granted under each employment agreement, to accrue the base salary for each of the executive officers of former eB2B. In January 2000, the accrued salary for each officer (which represented approximately 75% of the total salary for each officer) was converted at the election of the officers, into common stock of former eB2B at $5.50 per share.

(3)      Mr. Andreini commenced employment with our company in July 2000.

(4) As of May 2001, Mr. Cisario is no longer an employee or executive officer of our company. In connection with his cessation of employment, Mr. Cisario received a lump sum severance payment of $130,000.

(5) Mr. Hughes was employed by our company from June 2000 until July 2001. In connection with his cessation of employment, Mr. Hughes will receive severance payments, over a six month period, aggregating $106,250.

(6)      Includes a $35,000 signing bonus.

(7)      Mr. Rabin commenced employment with our company in November 2000.

(8) Includes $32,500 paid as consulting fees to a company whose majority shareholder is Mr. Rabin.

(9)      Includes a $50,000 signing bonus.



                              Option Grants in 2000



         The following table provides information concerning individual grants of stock options made during 2000 to each of our named executive officers. For the period prior to our April 2000 merger, the following table includes options granted by former eB2B:



                                                     Percent of Total Options                      Exercise Or
                           Number of Securities      Granted to Employees in        Base  Price    Expiration
Name                        Underlying Options                2000               (in $ per share)     Date
----                       --------------------      -----------------------     ---------------- --------------
Peter J. Fiorillo                        -                        -                        -            -

Alan J. Andreini                 1,500,000                    26.7%                    $3.25      July 2010

Victor L. Cisario                  266,000                     4.7%                    $2.07      January 2010

John J. Hughes                     266,000                     4.7%                    $2.07      June 2010

Steven Rabin                       550,000                     9.8%                    $2.10      November 2010



             Aggregated Option Exercises in 2000 and Year End Values



         The following table provides information concerning the exercise of stock options during 2000, and the value of unexercised options owned, by each of our named executive officers:



                        Shares
                       Acquired
                          on           Value           Number of Securities              Value of Unexercised
Name                   Exercise      Realized        Underlying Unexercised (1)        In-the-Money Options (2)
----                   --------      --------       -------------------------------   ----------------------------
                                                    Exercisable       Unexercisable   Exercisable    Unexercisable
                                                    -----------       -------------   -----------    -------------
Peter J. Fiorillo          -            -            1,995,000              -          $373,750            -

Alan J. Andreini           -            -            1,500,000              -              -               -

Victor L. Cisario          -            -              177,000            89,000           -               -

John J. Hughes             -            -              266,000              -              -               -

Steven Rabin               -            -              315,000           235,000           -               -


-------------

(1)      Includes ownership of options as of December 31, 2000.

(2) Based on closing price of the Company's common stock as reported on Nasdaq on December 29, 2000.

Employment Agreements



         Our company and Peter J. Fiorillo, our chairman of the board of directors and chief financing officer, are parties to an employment agreement, dated December 1, 1998, as amended April 2001. The initial term of the agreement expires in December 2002, but the agreement automatically renews for successive one-year terms unless terminated by either party prior to renewal. The agreement provides for an annual base salary of $225,000 with a minimum annual bonus of $25,000. Under the terms of the agreement, if we terminate Mr. Fiorillo's employment for reasons other than "cause" (as defined in the agreement), or in the event of a "change of control" (as defined in the agreement) involving our company, we are required to pay Mr. Fiorillo an amount equal to 75% of his annual base salary and bonus. The payments are to be made over a nine month period following the date of the event that resulted in the termination of employment or the "change of control."



         Our company and Alan J. Andreini, our chief executive officer, are parties to an employment agreement, dated as of July 1, 2000, as amended May 14, 2001. The initial term expires on June 30, 2002, but the agreement automatically renews for successive one-year terms unless terminated by either party prior to renewal. The agreement provides for an annual base salary of $125,000. In the event the agreement is terminated for reasons other than "cause" (as defined in the agreement), we are required to pay Mr. Andreini an amount equal to one-half of his annual base salary, with such sum payable over a period of six months.



         Our company and Steven Rabin, our chief technology officer, are parties to an employment agreement, dated as of October 31, 2000, as amended April 2001. The initial term expires on December 31, 2002, but the agreement automatically renews for successive one-year terms unless terminated by either party prior to renewal. The agreement permits Mr. Rabin to determine the allocation of his business time between our offices and his home in Martha's Vineyard, Massachusetts. The agreement provides for an annual base salary of $175,000 and an annual minimum bonus of $45,000. In the event the agreement is terminated for reasons other than "cause" (as defined in the agreement), we are required to pay Mr. Rabin an amount equal to his annual base salary, with such sum payable over a period of one year.



Provisions of our charter and by-laws



         Our company's amended and restated certificate of incorporation provides that we will indemnify any person who is or was our director, officer, employee or agent to the fullest extent permitted by the New Jersey Business Corporation Act, and to the fullest extent otherwise permitted by law. The New Jersey law permits a New Jersey corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, unless a judgment or other final adjudication adverse to the director, officer, employee or agent in question establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty (as defined in the New Jersey law) to our company or our stockholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in the receipt by the director, officer, employee or agent of an improper personal benefit.



         Pursuant to our amended and restated certificate of incorporation and the New Jersey law, no director or officer of our company will be personally liable to us or to any of our stockholders for damages for breach of any duty owed to us or our stockholders, except for liabilities arising from any breach of duty based upon an act or omission (i) in breach of such director's or officer's duty of loyalty (as defined in the New Jersey law) to the Company or its stockholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such director or officer of an improper personal benefit.



         In addition, our bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts incurred or paid in settlement in connection with civil or criminal claims, actions, suits or proceedings against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person acted in good faith, and in a manner such person reasonably believed to be in or not opposed to our best interests and, in a criminal action or proceeding, if he had no reasonable cause to believe that his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests or that he or she had reasonable cause to believe his or her conduct was unlawful. Indemnification as provided in the bylaws will be made only as authorized in a specific case and upon a determination that the person met the applicable standards of conduct.



                       BENEFICIAL OWNERSHIP OF SECURITIES



         The following table shows the common stock owned by our directors and "named executive officers", by persons known by us to beneficially own, individually, or as a group, more than 5% of our outstanding common stock as of July 6, 2001 and all of our current directors and executive officers as a group. Included as shares beneficially owned are shares of convertible preferred stock, which preferred shares have the equivalent voting rights of the underlying common shares. Such preferred shares are included to the extent of the number of underlying shares of common stock.



                                                 Beneficial           Percent of            Percent of
Name and Address                                Ownership of            Common             Common Stock
of Beneficial Owner (1)                       Capital Stock (2)        Stock (3)    On a Fully Diluted Basis (4)
-----------------------                       -----------------        ---------    ----------------------------
Alan J. Andreini                               1,722,222 (5)            8.19%                 2.23%
Victor L. Cisario (6)                            316,000 (7)            1.61%                  .28%
John J. Hughes (8)                               400,234 (9)            2.04%                  .36%
Steven Rabin                                     500,000 (10)           2.53%                  .54%
Peter J. Fiorillo                              4,999,007 (11)          23.48%                 5.36%
Michael S. Falk (12)                          14,651,234 (13)          43.91%                13.09%
Timothy Flynn (14)                             2,229,491 (15)          10.36%                 2.21%
Richard S. Cohan                                       -                -                     1.79%
Stephen J. Warner (16)                         5,200,000 (17)          21.23%                 4.87%
Harold S. Blue (18)                               98,852 (19)            .51%                  .31%
Bruce J. Haber                                         -                -                      .22%
Mark Reichenbaum (20)                          1,061,508 (21)           5.22%                 1.17%
Commonwealth Associates, L.P. (22)             6,581,992 (23)          25.83%                 5.88%
ComVest Capital Partners LLC (24)              3,462,300 (25)          15.21%                 3.09%
ComVest Venture Partners L.P.                    900,000 (26)           4.46%                  .80%
All directors and executive officers          19,518,022 (27)          54.85%                22.02%
as a group (10 persons)


------------

(1) The address of each person who is a 5% holder, except as otherwise noted, is c/o eB2B Commerce, Inc., 757 Third Avenue, New York, New York 10017.

(2) Except as otherwise noted, each individual or entity has sole voting and investment power over the securities listed. Includes ownership of only those options and warrants that are exercisable within 60 days of the date of this prospectus.

(3) The ownership percentages in this column for each person listed in this table are calculated assuming the exercise of all options and warrants held by such person exercisable within 60 days of the date of this prospectus and conversion of all convertible notes held by such person convertible within such time period and giving effect to the shares of common stock underlying the Series A preferred stock, the Series B preferred stock and the 7% convertible notes (or the Series C preferred stock, as the case may be) held by such person.

(4) The ownership percentages in this column are calculated for each person listed in this table on a fully diluted basis, assuming the exercise of all options and warrants, regardless of whether or not exercisable within 60 days, held by such person and all of our other securityholders and conversion of all preferred stock and convertible notes regardless of whether or not convertible within 60 days held by such person and all of our other securityholders.

(5)      Represents shares underlying options.

(6) Mr. Cisario is no longer an officer or employee of our company as of May 2001.

(7) Includes 266,000 shares underlying options and 50,000 shares underlying warrants.

(8) Mr. Hughes is no longer an officer or employee of our company as of July 2001.

(9) Includes 266,000 shares underlying options and 98,767 shares underlying warrants.

(10) Includes 450,000 shares underlying options and 50,000 shares of restricted stock.

(11) Includes 1,995,000 shares underlying options and 42,560 shares of common stock owned by family members.

(12) The address of Mr. Falk is c/o Commonwealth Associates, L.P., 830 Third Avenue, New York, New York 10022.

(13) In addition to the aggregate of 10,944,292 shares beneficially owned by Commonwealth Associates L.P., ComVest Capital Partners LLC and ComVest Venture Partners L.P., which may be deemed to be beneficially owned by Mr. Falk, Mr. Falk's holdings include 180,836 shares of common stock, and the right to acquire (i) 3,356,391 shares underlying warrants, (ii) 164,715 shares underlying convertible preferred stock, and (iii) 5,000 shares underlying options. In his capacity as chairman and controlling equity owner of Commonwealth Associates Management Corp., Mr. Falk shares voting and dispositive power with respect to the securities beneficially owned by Commonwealth Associates L.P. and may be deemed to be the beneficial owner of such securities. In his capacity as a manager and principal member of ComVest Capital Partners LLC, Mr. Falk shares indirect voting and dispositive power with respect to the securities beneficially owned by ComVest Capital Partners LLC and may be deemed to be the beneficial owner of such securities, although Mr. Falk disclaims beneficial interest in such shares other than that portion which corresponds to his membership interest in ComVest Capital Partners LLC. Mr. Falk is a managing member of the general partner of ComVest Venture Partners L.P.

(14) The address of Mr. Flynn is c/o Flynn Gallagher Associates, 3291 North Buffalo Drive, Las Vegas, Nevada 89129.

(15)     Includes (i) 759,516 shares underlying convertible preferred stock,
         (ii) 500,000 shares underlying convertible notes, (iii) 138,000 shares underlying options and (iv) 831,975 shares underlying warrants.

(16) The address of Mr. Warner is One N. Clematis Street, West Palm Beach, Florida 33401.

(17) Includes 2,600,000 shares underlying convertible notes and 2,600,000 shares underlying warrants owned by Alpine Venture Capital Partners L.P. Mr. Warner is the chief executive officer of Crossbow Ventures Inc., the management company for Alpine Venture Capital Partners L.P.

(18) The address of Mr. Blue is c/o Commonwealth Associates, L.P., 830 Third Avenue, New York, New York 10022.

(19) Includes 25,168 shares underlying convertible preferred stock and 66,130 shares underlying warrants.

(20) The address of Mr. Reichenbaum is c/o HAJA Capital Corp., 323 Railroad Avenue, Greenwich, Connecticut 06830.

(21)     Includes (i) 113,258 shares underlying convertible preferred stock,
         (ii) 400,000 shares underlying convertible notes and (iii) 514,255 shares underlying warrants.

(22) The address of Commonwealth Associates, L.P. is 830 Third Avenue, New York, New York 10022.

(23) Commonwealth Associates L.P.'s holding includes 36,237 shares underlying convertible preferred stock and 6,150,644 shares underlying warrants. Commonwealth Associates L.P.'s holding as described in this table does not include the holding of ComVest Capital Partners LLC or ComVest Venture Partners L.P. Commonwealth, ComVest Capital and ComVest Venture are affiliated through overlapping ownership interests.

(24) The address for ComVest Capital Partners LLC is 830 Third Avenue, New York, New York 10022.

(25) Includes 219,619 shares underlying convertible preferred stock and 3,242,680 shares underlying warrants.

(26)     Includes 900,000 shares underlying warrants.

(27)     Includes (i) 1,062,657 shares underlying convertible preferred stock,
         (ii) 3,500,000 shares underlying convertible notes and (iii) an aggregate of 11,728,973 shares underlying options and warrants.

                              CERTAIN TRANSACTIONS


         In September 1999, former eB2B signed a letter of intent with Commonwealth Associates, L.P., an investment banking firm, to raise capital in a private placement offering of former eB2B's securities. On October 4, 1999, former eB2B issued, in consideration of $375,000, promissory notes and five-year warrants to purchase up to 498,659 shares of former eB2B common stock (equivalent to 1,326,433 shares of our common stock) to ComVest Capital Partners LLC, an affiliate of Commonwealth, and Michael S. Falk constituting "pre-bridge financing". The promissory notes and warrants were replaced with promissory notes and warrants in the subsequent bridge financing described in the next paragraph. Mr. Falk, a director of our company, is a principal and the chief executive officer of Commonwealth, and is a principal of ComVest.


         In October 1999, in anticipation of a private placement offering and for an investment of $1,000,000, including the replacement of securities issued in the pre-bridge financing, former eB2B issued to ComVest Capital Partners, LLC, an affiliate of Commonwealth, and to designees of such entity, convertible promissory notes in an aggregate principal amount of $1,000,000, which were automatically converted into units offered in the subsequent December 1999 private placement based on the face value of such notes, and seven-year warrants to purchase up to 717,409 shares of former eB2B common stock (equivalent to 1,908,308 shares of our common stock), exercisable at $4.00 per share ($1.50 reflective of the 2.66 to 1 exchange ratio in the April 2000 merger). Commonwealth was the placement agent in such "bridge financing" offering. In May 2001, these warrants were adjusted pursuant to anti- dilution provisions to become warrants to purchase an aggregate of 5,724,904 shares of our common stock with an exercise price of $.50 per share.


         In December 1999, former eB2B issued to Commonwealth, for providing services as the placement agent in a $33,000,000 private placement of Series B preferred stock and warrants, a cash consideration of $3,300,000 and warrants to purchase 1,482,600 shares of former eB2B common stock (equivalent to 3,943,716 shares of our common stock) at an exercise price of $5.50 per share ($2.07 reflective of the 2.66 to 1 exchange ratio in the merger) for a period of five years. In January and May 2001, these warrants were adjusted pursuant to anti-dilution provisions to become warrants to purchase an aggregate of 6,440,629 shares of our common stock with an exercise price of $1.266 per share.


         In October 1999, former eB2B entered into a finder's agreement with Commonwealth, which provided that upon completion of a merger, sale or other similar transaction, Commonwealth would earn a finder's fee equal to three percent of the total compensation received in the transaction. Upon the completion of the April 2000 merger, we issued Commonwealth 3% of the total number of securities received by former eB2B's stockholders in the merger, consisting of 720,282 shares of our common stock and seven-year warrants to purchase 502,383 shares of our common stock at an exercise price of $5.50 per share ($2.07 reflective of the 2.66 to 1 exchange ratio in the merger).


         In November 1999, in connection with Commonwealth providing advisory services to former eB2B during the merger, former eB2B granted to Commonwealth five-year warrants to purchase 470,000 shares of former eB2B common stock (equivalent to 1,250,200 shares of our common stock) at an exercise price of $5.50 per share (equivalent to $2.07 per share of our common stock). The warrants vested upon the closing of the April 2000 merger.


         In May 2001, we issued to Commonwealth (and its designees), for providing services as the placement agent in a private placement of convertible notes and warrants, five year "agents options" to purchase Series C preferred stock, convertible into an aggregate of 1,875,200 shares of our common stock at an exercise price of $.50 and warrants to purchase 1,875,200 shares of our common stock at an exercise price of $.93 per share. We also paid Commonwealth a fee of $637,500 plus reimbursement of its expenses in connection with such services.

         In connection with the closing of the May 2001 financing, we canceled a $2,050,000 line of credit issued to us in April 2001 by ComVest Venture Partners L.P., an affiliate of Commonwealth, pursuant to which we did not borrow any funds. We incurred a cash fee amounting to $61,500 in consideration of the availability of the line of credit. In addition, ComVest Venture Partners L.P. was issued warrants to purchase 900,000 shares of our common stock at an exercise price of $.50 per share for a period of five years.


         As a result of the foregoing transactions, Commonwealth currently beneficially owns 25.83% of our voting securities (5.88% on a fully diluted basis).


                             SELLING SECURITYHOLDERS


         The shares covered by this prospectus are shares of our common stock that have been issued and shares of our common stock that have been issued or will be issued upon the conversion of our preferred stock or convertible notes or upon the exercise of warrants to purchase shares of our common stock. The number of shares of common stock that may be actually sold by the selling securityholders will be determined by such selling securityholder, subject to the restrictions of the lock-up agreements, if any. We are registering for the selling securityholders named herein an aggregate of 87,549,195 shares of common stock. The shares to which this prospectus relates include but are not limited to the following:


         o 8,078,880 of the shares consist of shares of common stock that we previously issued;

         o 9,310 of the shares consist of shares of common stock issuable upon conversion of the Series A Preferred Stock acquired by selling securityholders in a private placement that was completed in May 1999;

         o 5,724,904 of the shares consist of shares of common stock issuable upon the exercise of warrants granted to designees of Commonwealth Associates L.P. in connection with a bridge financing conducted in October 1999 and to ComVest Capital Partners LLC and Michael S. Falk in connection with a pre-bridge and bridge financing conducted in October 1999;

         o 18,988,997 of the shares consist of shares of common stock issuable upon conversion of the Series B Preferred Stock acquired by the selling securityholders in a private placement that was completed in December 1999;

         o 6,516,371 of the shares consist of shares of common stock issuable upon the exercise of warrants acquired by the selling securityholders in the December 1999 private placement;

         o 6,440,629 of the shares consist of shares of common stock issuable upon the exercise of warrants granted to Commonwealth
             Associates L.P. and designees of Commonwealth Associates L.P.
             for acting as the placement agent for the December 1999 private placement;

         o 502,383 of the shares consist of shares of common stock issuable upon the exercise of warrants granted to Commonwealth Associates L.P., and designees of Commonwealth Associates L.P. in connection with acting as a financial advisor regarding the April 2000 merger;

         o 1,330,000 of the shares consist of shares of common stock issuable upon the exercise of warrants granted to Commonwealth Associates L.P. and its designees and certain third parties as a fee in connection with the April 2000 merger;

         o 900,000 of the shares consist of shares of common stock issuable upon the exercise of warrants granted to ComVest Venture Partners L.P. in connection with making a credit line available to us;

         o 18,000,000 of the shares consist of shares of common stock issuable upon conversion of the 7% convertible notes, including interest (3,000,000 shares allocated), if any, and/or Series C preferred stock acquired by selling securityholders in a private placement that was completed in May 2001;

         o 15,000,000 of the shares consist of shares of common stock issuable upon the exercise of warrants acquired by the selling securityholders in the May 2001 private placement;

         o 4,500,000 of the shares consist of shares of common stock issuable upon the exercise of agents' options to purchase units of Series C preferred stock and warrants granted to Commonwealth Associates L.P. and Gruntal & Co., LLC and their designees for acting as placement agent for the May 2001 private placement; and

         o 1,557,721 of the shares consist of shares of common stock issuable upon the exercise of warrants other than those described above.


         Except as noted below or in the "Beneficial Ownership of Securities" and "Management" sections of this prospectus, none of the selling securityholders has, or within the past three years has had, any relationship, position or office with us or our predecessors or affiliates.


         The following table sets forth, as of July 10, 2001: (1) the name of each selling shareholder, (2) the number of shares of our common stock beneficially owned by each selling shareholder, including the number of shares purchasable upon exercise of warrants or conversion of preferred stock, (3) the maximum number of shares of common stock which the selling securityholders can sell pursuant to this prospectus and (4) the number of shares of common stock that the selling securityholders would own if they sold all their shares registered by this prospectus.


         Except as otherwise noted below, the number of shares of our common stock registered for sale hereunder for a selling shareholder consists of shares of our common stock either beneficially owned or issuable upon exercise of the warrants or conversion of the notes or preferred stock described above.

                                          Number of Shares       Number of shares    Number of shares of   Percentage of
                                           of common stock       of common stock     common stock to be   our outstanding
      Selling                             beneficially owned   being registered in   beneficially owned     common stock
   Securityholder                         prior to offering       this prospectus      after offering       after offering
---------------------                   --------------------   -------------------   -------------------  ------------------
Abatangelo, William P. & Angela K.                21,296               21,296                 0                    0
Abraham, Dean                                     11,618               11,618                 0                    0
Abrahamson, Melissa R. & Paul                      4,646                4,646                 0                    0
Abrams, Beverly                                    9,297                9,297                 0                    0
Abrams, Burton R.                                  9,297                9,297                 0                    0
Abrams, Richard                                   51,124               51,124                 0                    0
Abrams, Rodney A.                                 72,039               72,039                 0                    0
Acks, Shannon P.                                  23,237               23,237                 0                    0
Adametz, James R.                                 34,393               34,393                 0                    0
A'Hearn, Michael F. & Maxine C.                   23,237               23,237                 0                    0
Al-Bahar & Lulwa Al-Khaled, Alya                  42,597               42,597                 0                    0
Alliance Equities, Inc.                          116,191              116,191                 0                    0
Alpine Ventures Capital Partners               5,200,000            5,200,000                 0                    0
Anders Carlgren SEP-IRA                            9,297                9,297                 0                    0
Anderson, Jack L.                                 21,296               21,296                 0                    0
Anderson, Jr., Ferdinand F.                       23,237               23,237                 0                    0
Apodaca Investment Offshore, Ltd.                371,811              371,811                 0                    0
Apodaca Investment Partners, LP                  371,811              371,811                 0                    0
Appelbaum, Michael L.                             67,125               67,125                 0                    0
Asciutto, Basil                                   92,034               92,034                 0                    0
Ashok, Shanthamallappa A.                         23,237               23,237                 0                    0
Astor, Michael                                    23,237               23,237                 0                    0
Aubrey J. Ferrao TTEE
    Aubrey J. Ferrao Living Trust
    u/a/d 6/26/98                                 42,597               42,597                 0                    0
Auerbach, A. Phillip                              21,296               21,296                 0                    0
Aukstuolis, Jim G.                                46,477               46,477                 0                    0
Bachner Tally Polevoy 401K
    Profit Sharing Plan
    dtd 010184 FBO Fran Stoller                    9,297                9,297                 0                    0
Baily, Gary R.                                    23,237               23,237                 0                    0
Ballin, Scott                                     21,296               21,296                 0                    0
Ballyhoo Partners                                 85,138               85,138                 0                    0
Barnes, Jr., Charles A.                           21,296               21,296                 0                    0
Barrington Capital Corp.                          18,590               18,590                 0                    0
Basil J. Ascuitto IRA                              8,522                8,522                 0                    0
Bauer, Thomas W. & Paula S.                       37,180               37,180                 0                    0
Beattie, Edwin J.                                 21,296               21,296                 0                    0
Beiser, John W. & Maureen W.                      85,194               85,194                 0                    0
Ben Joseph Partners                              200,000              200,000                 0                    0
Bentley, Hugh P. & Jean J.                        17,026               17,026                 0                    0
Bentley, Italo                                    34,056               34,056                 0                    0
Bentley, Mark                                     17,026               17,026                 0                    0
Bentley, Richard                                 136,220              136,220                 0                    0
Berger, Toby                                       9,297                9,297                 0                    0
Berglund, Donald                                  17,037               17,037                 0                    0
Berman, Marc G.                                   11,618               11,618                 0                    0

Bernard Kirsner Trust                             17,026               17,026                 0                    0
Berney, L. Neal                                   23,237               23,237                 0                    0
Bernstein, Howard & Sandra                        23,237               23,237                 0                    0
Bertoni, Christopher W.                           42,597               42,597                 0                    0
Bettinger, Robert                                 46,477               46,477                 0                    0
Black, Lincoln Edward                             11,618               11,618                 0                    0
Blank, Gerald                                      9,297                9,297                 0                    0
Blitz, Craig & Annette                            97,750               97,750                 0                    0
Blomstedt & Susan LaScala,
    JTROS, Jeffrey                                46,477               46,477                 0                    0
Bloom, Jack                                      139,432              139,432                 0                    0
Bloom, Ron                                        18,807               18,807                 0                    0
Blue, Harold                                      98,853               98,853                 0                    0
Blue, Robert & Ruth                               17,037               17,037                 0                    0
Blum, Gary                                        21,296               21,296                 0                    0
BNB Investment Associates L.P.                   218,906              218,906                 0                    0
Bob K. Pryt -- Ttee BKP Capital
    Management LLC 401(k) PSP & MPP,
    Dtd. 1/1/92 FBO Bob K. Pryt                   85,138               85,138                 0                    0
Bodmer,  Hans C.                                 370,384              370,384                 0                    0
Bolding, Jeffrey O. & Deborah R.                  23,237               23,237                 0                    0
Bollag, Michael                                   91,120               91,120                 0                    0
Bolognue, Joseph T.                               23,237               23,237                 0                    0
Boris, David                                      75,008               75,008                 0                    0
Boris, Marvin                                    200,000              200,000                 0                    0
Boyd, John W. & Sandra L.                         17,037               17,037                 0                    0
Briggs, Tom P.                                    17,037               17,037                 0                    0
Brigl, Thomas J. & Brenda J.                       9,297                9,297                 0                    0
Brogan, Thomas R.                                  9,297                9,297                 0                    0
Brown, Raymond                                    63,893               63,893                 0                    0
Brummer, Michael & Mary Jo                        46,477               46,477                 0                    0
Burgess, Paul                                     21,296               21,296                 0                    0
Burr Family Trust                                 10,647               10,647                 0                    0
Burtt R. Ehrlich, IRA                             42,597               42,597                 0                    0
C.E. Unterberg Towbin Capital
    Partners I, LP                               185,906              185,906                 0                    0
Callahan, Daniel J.                               46,477               46,477                 0                    0
Cameron, Jeffrey S.                               23,237               23,237                 0                    0
Campanella, Richard                               52,754               52,754                 0                    0
Campos, Felix & Joyce                            139,428              139,428                 0                    0
Cardoso, Manuel                                   18,590               18,590                 0                    0
Cardwell, J.A.                                    42,597               42,597                 0                    0
Cardwell, Jr., James A.                           21,296               21,296                 0                    0
Cass, C. Wyllys & Ellen M.                        17,037               17,037                 0                    0
Cavanna, Kieran                                    4,646                4,646                 0                    0
Chance, Albert & Doris                            21,296               21,296                 0                    0
Chandra-Sekar, Balasundaram                        9,297                9,297                 0                    0
Chase, Arthur M.                                  18,590               18,590                 0                    0
Chesed Congregations of America                2,900,000            2,900,000                 0                    0
Chimbel, Marvin & Arlene                           8,522                8,522                 0                    0
Circle F. Ventures, LLC                           34,859               34,859                 0                    0
Clark, Martin E. & Glenda F.                      13,944               13,944                 0                    0

Cohen Jonathan R. & Shapiro
    Nancy D.                                      21,296               21,296                 0                    0
Cohen, Alan N.                                    21,296               21,296                 0                    0
Cohen, Dr. David                                  65,068               65,068                 0                    0
Collier,Timmy M. & Connie A.                       9,297                9,297                 0                    0
Collins, James C.                                 23,237               23,237                 0                    0
Commonwealth  Associates L.P.                  6,581,991            6,581,991                 0                    0
ComVest Capital Management, LLC                3,462,300            3,462,300                 0                    0
ComVest Venture Partners L.P.                    900,000              900,000                 0                    0
Conzett Europa Invest Ltd.                       285,194              285,194                 0                    0
Cooper, Stephen                                   21,296               21,296                 0                    0
Cooperman, Edwin                                  10,451               10,451                 0                    0
Corbin, Bruce                                     29,818               29,818                 0                    0
Corbin, Jeff                                       4,259                4,259                 0                    0
Corbin, Richard                                   29,818               29,818                 0                    0
Coventry, Brian                                  534,690              534,690                 0                    0
Cramer Taos Partners                             285,194              285,194                 0                    0
Cranshire Capital, L.P.                        1,633,712            1,633,712                 0                    0
Crown, Robert & Barbara                           63,893               63,893                 0                    0
Cunningham Stephen &
    Fleming Wendell                               21,296               21,296                 0                    0
Danieli, Mark                                     51,741               51,741                 0                    0
Daphne Astor Grandchildren's Trust                23,237               23,237                 0                    0
d'Autremont, Hugh                                  8,522                8,522                 0                    0
d'Autremont, Sloan                                21,296               21,296                 0                    0
Davenport, James A. & Rebecca C.                  65,067               65,067                 0                    0
David Thalheim c/f Lindsay Thalheim                8,522                8,522                 0                    0
David Thalheim c/f Marc Thalheim                   8,522                8,522                 0                    0
David Thalheim Revocable Living Trust             21,296               21,296                 0                    0
DeAtkine, Jr., David                              46,477               46,477                 0                    0
DellaValle, Anthony                               13,944               13,944                 0                    0
Dercher, David J. & Su Ellen                      37,180               37,180                 0                    0
Deshmukh, Sunil M.                                85,194               85,194                 0                    0
DiCesare, Dominick                                21,296               21,296                 0                    0
DiCesare, Louis A.                                 9,370                9,370                 0                    0
DiCesare, Paul                                     9,370                9,370                 0                    0
Dickey, David L. & Susan M.                        8,522                8,522                 0                    0
DiFatta, Tony                                     10,647               10,647                 0                    0
DiLeonardo, Frank L.                              21,296               21,296                 0                    0
Dozier, Robert and Deborah G.                     23,241               23,241                 0                    0
Drapkin, Donald                                  232,383              232,383                 0                    0
Dreyfuss, Jerome                                  37,180               37,180                 0                    0
Duncan, John                                      21,296               21,296                 0                    0
DW Trustees (BVI) Ltd. --
    Children's Fund                               23,237               23,237                 0                    0
DW Trustees (BVI) Ltd. B Main Fund                46,477               46,477                 0                    0
Echo Capital Growth Corp.                         69,714               69,714                 0                    0
Edgewater Ventures LLC                            46,477               46,477                 0                    0
EDJ Limited                                      570,384              570,384                 0                    0
Edward J. Rosenthal Profit
    Sharing Plan                                 200,000              200,000                 0                    0
EFG Reads Trustees Ltd.                           13,944               13,944                 0                    0

Elder, James                                       9,297                9,297                 0                    0
Engfer, Jodi Abrams                                9,297                9,297                 0                    0
Epstein, Frederick B.                             92,955               92,955                 0                    0
Erinch R. Ozada, IRA Rollover                     51,082               51,082                 0                    0
Ernest J. Genco Retirement Plan                    9,297                9,297                 0                    0
Esformes, Joseph                                  46,477               46,477                 0                    0
Evans, Sir Richard                               200,000              200,000                 0                    0
Falk, Michael and Annie                           60,216               60,216                 0                    0
Falk, Michael S.                               3,600,196            3,600,196                 0                    0
Farzaneh, Hamid & Niloufar                       134,075              134,075                 0                    0
Faxon, David P. Jr.                               10,647               10,647                 0                    0
Finkle, S. Marcus                                 42,597               42,597                 0                    0
Flavin, Blake Investors, L.P.                    439,432              439,432                 0                    0
Flavin, John P.                                  123,237              123,237                 0                    0
Flom, Joseph H.                                  106,490              106,490                 0                    0
Flynn Corporation                              2,069,130            2,069,130                 0                    0
FM Grandchildren's Trust                         147,253              147,253                 0                    0
Fox, Karen A.                                     13,944               13,944                 0                    0
Frank B. Palazzolo, Jr. - Profit
    Sharing Plan                                   8,522                8,522                 0                    0
French, Robert A.                                 13,944               13,944                 0                    0
Friedlander, Charles L.                           23,237               23,237                 0                    0
Friedman, Philip & Rose                           92,955               92,955                 0                    0
Friedman, Ronald                                   9,297                9,297                 0                    0
Friedman, Victor                                  92,955               92,955                 0                    0
Fulton, Peter                                     30,087               30,087                 0                    0
Funeral Financial Systems, Ltd.                   81,332               81,332                 0                    0
Gaba, Ilya & Alice                                 8,522                8,522                 0                    0
Gaffney, Michael F.                               23,237               23,237                 0                    0
Gajeski, Donald K. & Phyllis M.                    9,297                9,297                 0                    0
Gallagher Investment Corporation               1,069,130            1,069,130                 0                    0
Gaylord, Gregg M.                                 23,237               23,237                 0                    0
Geller, Marshall                                 212,981              212,981                 0                    0
Generation Capital Associates                     52,044               52,044                 0                    0
George Fox University                             23,237               23,237                 0                    0
Gerald I. Falke, IRA                               9,297                9,297                 0                    0
Gerlach and Company, c/f
    Fleming (Jersey) Ltd.                         46,477               46,477                 0                    0
Gianna Falk Trust                                 46,530               46,530                 0                    0
Giardina, Anthony J.                              68,546               68,546                 0                    0
Gilfand, David S.                                  9,297                9,297                 0                    0
Gittis, Howard                                   232,383              232,383                 0                    0
Glaser, Bruce                                    188,056              188,056                 0                    0
Glashow, Jonathan                                 63,893               63,893                 0                    0
Glasscock, Gary M.                                23,237               23,237                 0                    0
Goddu, Roger V.                                  185,906              185,906                 0                    0
Goebel, Gregg R. & Marilyn                        18,590               18,590                 0                    0
Goldberg, Ira                                     46,477               46,477                 0                    0
Goldberg, Mark & Joanna                           23,237               23,237                 0                    0
Goldenheim, Paul D.                              142,597              142,597                 0                    0
Gonchar, Andrew                                   17,026               17,026                 0                    0
Gottesman, Noam & Geraldine                      400,000              400,000                 0                    0

Gould, William S.                          27,887              27,887                    0                   0
Grace, Roger                               11,152              11,152                    0                   0
Graves, Richard W. & Mary J.               12,779              12,779                    0                   0
Greenspan, Burton E.                       11,618              11,618                    0                   0
Greiper, Scott L.                          95,868              95,868                    0                   0
Gruber, John                               24,378              24,378                    0                   0
Gruber & McBaine Capital
    Management Fiduciary Trust             92,955              92,955                    0                   0
Gruntal & Co., LLC                        749,600             749,600                    0                   0
Grunwald, J. Thomas                        46,477              46,477                    0                   0
Gubitosa, Paul & Linda                     17,037              17,037                    0                   0
Hammerman, Alan H.                        121,296             121,296                    0                   0
Harrison, Judith P.                        46,477              46,477                    0                   0
Hart, Andrew C.                            19,356              19,356                    0                   0
Hart, Steven                                9,376               9,376                    0                   0
Hartman, Roland F.                         21,296              21,296                    0                   0
Hartman, Timothy                           12,779              12,779                    0                   0
Harvard Developments, Inc.                100,000             100,000                    0                   0
Hayden R. & LaDonna M.
    Fleming Revocable Trust                34,859              34,859                    0                   0
Hayden, TIC, Michael D. & Velma J.          9,297               9,297                    0                   0
Heine, Spencer H. & Margaret               92,955              92,955                    0                   0
Henry, William O. E.                       42,597              42,597                    0                   0
Herrmann, Frederick J. & Marilyn C.         6,972               6,972                    0                   0
Herscu, Robert                             42,597              42,597                    0                   0
HFR - 07 Partners                          58,096              58,096                    0                   0
High View Ventures, LLC                   162,669             162,669                    0                   0
Hill, Carol R. Spousal Trust              700,000             700,000                    0                   0
Hirsch, Allen                               4,259               4,259                    0                   0
Hirsch, Marcia                              8,522               8,522                    0                   0
Hoagland, Gina & Lee                       23,237              23,237                    0                   0
Hodge, David                               23,237              23,237                    0                   0
Holtvogt, Annette                          23,237              23,237                    0                   0
Hornady, James Brooks                      13,944              13,944                    0                   0
Hulas & Savita Kanodia
    Revocable Living Trust                116,191             116,191                    0                   0
Insalaco, Paul                              8,522               8,522                    0                   0
Intercontinental Investment
    Services, Inc.                         23,237              23,237                    0                   0
Isbell, Charles E.                          9,297               9,297                    0                   0
Iseli, Andre                               46,477              46,477                    0                   0
Jaber, Jim & Aileen                        37,180              37,180                    0                   0
Jacobs, Paul M.                            23,237              23,237                    0                   0
Jahdi, Nasrollah & Farahnaz                18,590              18,590                    0                   0
Jahn, Rosalie J.                           25,560              25,560                    0                   0
Jajoor, Nagaraj O. & Sudha N.              23,237              23,237                    0                   0
Jeffers Family Ltd. Partnership             9,297               9,297                    0                   0
Jensen, Eric & Julie Patricia               4,646               4,646                    0                   0
JF Shea & Co., Inc.                     5,487,419           5,487,419                    0                   0
Johnson, Kimber & Susan                    13,944              13,944                    0                   0
Johnson, L.  Wayne                         46,477              46,477                    0                   0
Jonathan R. Cohen Retirement Plan           8,522               8,522                    0                   0

Jordan, Bette P.                           10,647              10,647                    0                   0
Jordan, Edward C.                           9,297               9,297                    0                   0
Jordan, Peggy                              63,893              63,893                    0                   0
Joseph Cornacchio Retirement Plan          27,887              27,887                    0                   0
Joseph, Dr. Ralph                          18,590              18,590                    0                   0
JR Squared, LLC                           127,787             127,787                    0                   0
Kabuki Partners                           209,201             209,201                    0                   0
Kane, Norman                               46,477              46,477                    0                   0
Kanuit, Gary                               21,296              21,296                    0                   0
Keating, Patrick N. & Julie S.             23,237              23,237                    0                   0
Keeney, Thomas J. & Pamela C.              11,618              11,618                    0                   0
Kennett, David R.                           9,297               9,297                    0                   0
Kensington Partners II, L.P.                8,888               8,888                    0                   0
Kensington Partners, L.P.                 143,147             143,147                    0                   0
Keough, Thomas G.                          12,779              12,779                    0                   0
Ketcham, Edward                            13,944              13,944                    0                   0
Keyway Investments Ltd.                   340,552             340,552                    0                   0
Kim M. Beretta 1994 Trust                  23,237              23,237                    0                   0
Kirk, William F., Jr. & Lynn B.           123,237             123,237                    0                   0
Kleidman, Carl                            472,834             472,834                    0                   0
Klein, Michael                            116,191             116,191                    0                   0
Knollmeyer, Paul P. & Phyllis M.           21,296              21,296                    0                   0
Koch, Kevin & Susan                        23,237              23,237                    0                   0
Koniver, Garth A.                          21,296              21,296                    0                   0
Kraus, Dennis H. & Daryl B.                 9,297               9,297                    0                   0
Kwiat Capital Corp.                        46,477              46,477                    0                   0
L. Wayne Johnson SEP IRA                   23,237              23,237                    0                   0
LAD Equity Partners                        21,296              21,296                    0                   0
Ladouceur, Philip                          10,451              10,451                    0                   0
Lagunitas Partners LP                     371,811             371,811                    0                   0
Landers, James R.                          23,237              23,237                    0                   0
Lantier, Brian                              4,688               4,688                    0                   0
Latour, Peter                             185,957             185,957                    0                   0
Lay Ventures, L.P.                        100,000             100,000                    0                   0
Lenzo, Christopher                        580,736             580,736                    0                   0
Leon, Martin B.                            21,296              21,296                    0                   0
Lerner, Brian C.                           41,831              41,831                    0                   0
Levitin, Eli                              123,237             123,237                    0                   0
Levy, Stuart J.                            69,714              69,714                    0                   0
Lewis, Lindsay                             21,296              21,296                    0                   0
Liebro Partners LLC                        23,237              23,237                    0                   0
Lightman, Ezra                             13,944              13,944                    0                   0
Lin, Rong-Chung                            18,590              18,590                    0                   0
Linhart, Richard S.                       200,000             200,000                    0                   0
Lipman, Beth (16)                          81,083              81,083                    0                   0
Loegering, Charles J.                     139,432             139,432                    0                   0
Longobardi, Vincent & Carmela Basile       21,296              21,296                    0                   0
Luck, John                                 21,296              21,296                    0                   0
Luxenberg, Arthur                          21,296              21,296                    0                   0
MacDonald, Allan & Eileen                  27,887              27,887                    0                   0
Mallis, Stephen                             9,297               9,297                    0                   0
Manhattan Group Funding                   116,191             116,191                    0                   0

Mann, Michael                              23,237              23,237                    0                   0
Manocherian, Jed                           21,296              21,296                    0                   0
Mardale Investments Ltd.                  155,013             155,013                    0                   0
Mark, Laurel Lester                        18,590              18,590                    0                   0
Marsh, Frederic A.                          8,522               8,522                    0                   0
Martell, John A.                           46,477              46,477                    0                   0
Martella, Richard R. & Jennifer K.         10,647              10,647                    0                   0
Martin W. Gangel Roth IRA                  46,477              46,477                    0                   0
Mateer, Richard B. & Margaret J.           13,944              13,944                    0                   0
May, Gary D. & Deborah C.                  46,477              46,477                    0                   0
Mazzocchi, Leo F. & Nancy T.               23,237              23,237                    0                   0
McCaffrey, William T.                     400,000             400,000                    0                   0
McCarthy, John J. & Donna P.               84,585              84,585                    0                   0
McCleeary, Robert A.                       34,859              34,859                    0                   0
McGary, Lawrence W.                        12,779              12,779                    0                   0
Meinershagen, Alan                         23,237              23,237                    0                   0
Mercy Radiologists of Dubuque,
    PC Money Purchase Pension Plan's
    Trust f/b/o Roger R. Stenlund,          9,297               9,297                    0                   0
Meringoff, Stephen J.                      42,597              42,597                    0                   0
Messana, Jerome                           179,768             179,768                    0                   0
Michael S. Falk IRA                        46,530              46,530                    0                   0
Mikaela Falk Trust                         46,530              46,530                    0                   0
Millstein, Gerald Jay                      17,037              17,037                    0                   0
Misher, Sheldon                           426,339             426,339                    0                   0
Monie, Vijaykumar S.                       21,296              21,296                    0                   0
Moraes, Claude & Roshan                     8,522               8,522                    0                   0
Moran, Jr., Charles E.                     11,618              11,618                    0                   0
Moran, Timothy                            199,500             199,500                    0                   0
Morfesis, F.A. & Gail                      37,180              37,180                    0                   0
Moriber, Lloyd A.                          42,597              42,597                    0                   0
Moschetta, Ron                            134,653             134,653                    0                   0
MRL Astor Expectancy Trust                 46,477              46,477                    0                   0
Mulkey II Limited Partnership             378,860             378,860                    0                   0
Mullery, Gregg Wm.                          9,297               9,297                    0                   0
Nancy Shapiro                               8,522               8,522                    0                   0
Nano-Cap Hyper Growth
    Partnership L.P.                       19,356              19,356                    0                   0
Nano-Cap New Millennium
    Growth Fund L.P.                        9,676               9,676                    0                   0
Neil A. Chapman, SEP IRA                   13,944              13,944                    0                   0
Nelson, Jody                               13,944              13,944                    0                   0
Nemiroff, Karen                             4,646               4,646                    0                   0
Newmark, Amy L.                            42,597              42,597                    0                   0
Norman, Gregory                            42,597              42,597                    0                   0
Notowitz, Allen                            23,237              23,237                    0                   0
Nowak, Greg A. & Lynn M.                   46,477              46,477                    0                   0
Nussbaum, Jeffrey Kahn                     13,944              13,944                    0                   0
Nussbaum, Samuel R.                        46,477              46,477                    0                   0
Odlivak, Prudence & Andrew                 17,026              17,026                    0                   0
O'Donnell, Edmond                           8,522               8,522                    0                   0
Odyssey Capital, L.P.                     851,923             851,923                    0                   0

O'Neill, William and Linda                 23,237              23,237                    0                   0
O'Sullivan, Robert                        385,111             385,111                    0                   0
Overdrive Capital Corp.                   185,906             185,906                    0                   0
Palmer, Richard & Lynne Marie              23,237              23,237                    0                   0
Pamela Equities Corporation                58,073              58,073                    0                   0
Pannu, Jaswant Singh & Debra                9,297               9,297                    0                   0
Parrish, Edward L.                          4,259               4,259                    0                   0
Partoyan, Garo A.                          32,534              32,534                    0                   0
Patel, Sanjiv M.                           23,237              23,237                    0                   0
Patil, Gangadhar                           23,237              23,237                    0                   0
Patil, Jayakumar & Purnima J              162,669             162,669                    0                   0
Patil, Nagaraja & Shantha                  23,237              23,237                    0                   0
Paulson, Timothy G.                        23,237              23,237                    0                   0
Pecord, Carmen                             23,237              23,237                    0                   0
Perez, Michael                              9,297               9,297                    0                   0
Pesele, Robert                              9,297               9,297                    0                   0
Petrus, Paul F.                            12,779              12,779                    0                   0
Piccolo, August                            23,237              23,237                    0                   0
Piccolo, John                              92,955              92,955                    0                   0
Pickett, George F. & Elizabeth H.          23,237              23,237                    0                   0
Pinto, James J.                            85,194              85,194                    0                   0
Pobiel, Ronald                              9,297               9,297                    0                   0
Pocisk, Anna M.                            32,534              32,534                    0                   0
Polyviu, P. Tony                           17,026              17,026                    0                   0
Porter Partners, L.P.                     855,578             855,578                    0                   0
Porter, Barry                             371,811             371,811                    0                   0
Porter, Jeffrey                            85,194              85,194                    0                   0
Potamianos, Constintine                     2,409               2,409                    0                   0
Poujol, Michael A. & Angela G.             46,477              46,477                    0                   0
Priddy, Robert                          1,371,227           1,371,227                    0                   0
Primo, Joseph C.                           11,076              11,076                    0                   0
Prude, Randy                               46,477              46,477                    0                   0
Pryt, Bob                                 116,191             116,191                    0                   0
R M and L Burwick Family L.P.             185,906             185,906                    0                   0
Radichel, William C.                       85,190              85,190                    0                   0
Radix Associates                           63,894              63,894                    0                   0
Rahn & Bodmer                             325,338             325,338                    0                   0
Valentino, Barbara                         23,237              23,237                    0                   0
Rappaport, A.G.                           185,906             185,906                    0                   0
Rasnick, James A. & MaryAnn                23,237              23,237                    0                   0
Reese-Cole Partnership Ltd.                69,714              69,714                    0                   0
Reichelt, Kurt V. & Laura M.               34,075              34,075                    0                   0
Reichenbaum, Mark                       1,061,508           1,061,508                    0                   0
RHL Ventures LLC                           92,955              92,955                    0                   0
Rice, William A.                          585,905             585,905                    0                   0
Richard Corbin IRA                         12,779              12,779                    0                   0
Richmond, Gerald & Amy                     46,477              46,477                    0                   0
Rion, James H., Jr.                        27,887              27,887                    0                   0
RMC Capital, LLC                        8,000,000           8,000,000                    0                   0
Robert E. Gallucci DPM                     23,237              23,237                    0                   0
Roberts, Cindy D.                          34,859              34,859                    0                   0
Rodler, Lawrence                           12,779              12,779                    0                   0


Rolling Investment Group                           9,297                9,297                 0                    0
Ronco, Edmund                                      8,522                8,522                 0                    0
Ronco, Edmund c/f Todd Ronco                       8,503                8,503                 0                    0
Rosenblatt, Richard                              101,571              101,571                 0                    0
Rosenbloom, Keith                                 98,245               98,245                 0                    0
Rosenbloom, Dale                                  92,955               92,955                 0                    0
Rosenbloom, Howard                                23,237               23,237                 0                    0
Rosenbloom, Keith                                512,603              512,603                 0                    0
Rosenfield, Laurence                              23,237               23,237                 0                    0
Ross, Adam Ross & Lisa Falk-                      21,296               21,296                 0                    0
RS Emerging Growth Partners LP                   149,851              149,851                 0                    0
RS Pacific Partners                              340,842              340,842                 0                    0
RS Premium Partners                              190,416              190,416                 0                    0
Rubin, Brett                                      13,944               13,944                 0                    0
Rubin, Jeffrey                                    13,944               13,944                 0                    0
Rubinson, Brett                                    4,259                4,259                 0                    0
Runckel, Douglas & Evelyn                         79,011               79,011                 0                    0
Russell, Donnie H                                 42,597               42,597                 0                    0
Russo, Paul & Sally                              127,787              127,787                 0                    0
Safier, Jacob                                  1,000,000            1,000,000                 0                    0
Salkind, Scott                                    23,237               23,237                 0                    0
Sandhu, Avtar S                                    9,297                9,297                 0                    0
Santolo, Dennis & Thomas, JTROS                   46,477               46,477                 0                    0
Sax Family Limited Partnership                     4,646                4,646                 0                    0
Scaglione, Domenic G. & Josephine                 11,618               11,618                 0                    0
Scalo, John T                                     28,968               28,968                 0                    0
Scalo, JTROS, John F. & Carole M.                 21,296               21,296                 0                    0
Schenker, Monroe H.                               23,237               23,237                 0                    0
Schlank, Lionel                                   21,296               21,296                 0                    0
Schneider, Sidney                                 21,296               21,296                 0                    0
Schoen, William R.  & Barbara J.                  23,237               23,237                 0                    0
Schottenstein, Gary L.                            13,944               13,944                 0                    0
Schroeder, Charles F. A.                          23,236               23,236                 0                    0
Schultz, Gary & Lance                              9,297                9,297                 0                    0
Schultz, Gary D. & Barbara A.                     65,068               65,068                 0                    0
Schwarzwaelder, Douglas                            9,297                9,297                 0                    0
Schwencke, Kim M                                  92,955               92,955                 0                    0
Schwickert, Kent                                  21,296               21,296                 0                    0
Schwickert, Kim                                   42,597               42,597                 0                    0
Scotto, Peter                                     46,474               46,474                 0                    0
Seftel, Lawrence & Roslyn                         23,237               23,237                 0                    0
Serra, Jose E. & Cecilia P.                       42,597               42,597                 0                    0
Serubo, John                                      11,618               11,618                 0                    0
Shagadelic Partners                               19,356               19,356                 0                    0
Shapiro, J.D.                                      4,259                4,259                 0                    0
Shaw, John J.                                     85,194               85,194                 0                    0
Sheats , Fred B.                                  21,296               21,296                 0                    0
Shrager, Jay J. & Carole B.                       83,658               83,658                 0                    0
Shroff, Burjis N. and Havovi B.                   13,944               13,944                 0                    0
Shubash, May S.                                    9,297                9,297                 0                    0
Sica, Joseph L., Jr. & Emilia M.                  46,477               46,477                 0                    0
Siddiqi, Tariq S.                                  9,297                9,297                 0                    0


Signore, Claude M. & Marie                         9,297                9,297                 0                    0
Silverman, Robert & Lois B.                       21,296               21,296                 0                    0
Simon Asset Management, LLC                      278,860              278,860                 0                    0
Singer, Michael                                   69,714               69,714                 0                    0
SIRHC Holdings Limited                            34,075               34,075                 0                    0
Sivak, Cheryl R. and Gary Evan, M.D.              12,779               12,779                 0                    0
Sivak, George C., M.D.                            12,779               12,779                 0                    0
SJG Management, Inc. 1981
    Amended and Restated Profit
    Sharing Plan                                  23,237               23,237                 0                    0
Skolnick, Kenneth B. & Melissa S.                200,000              200,000                 0                    0
Skoly, Jr., Stephen T.                            23,237               23,237                 0                    0
Smith, Harlan B.                                  30,674               30,674                 0                    0
Spencer, Robert J.                                21,296               21,296                 0                    0
Spiegelberg, Joan                                  8,522                8,522                 0                    0
Spielman , Melvin                                 42,597               42,597                 0                    0
Spigarelli, Anthony M. & Nancy M.                 42,597               42,597                 0                    0
Spivak, Joel                                      42,597               42,597                 0                    0
Stalker, Philip                                    9,297                9,297                 0                    0
Starapoli, Fedele                                  9,297                9,297                 0                    0
Steele, Michael D.                                25,560               25,560                 0                    0
Stellway, David L.                                46,477               46,477                 0                    0
Stern, Jeremy B. & Wendy B.                       23,237               23,237                 0                    0
Steven B. Greenman IRA                            23,237               23,237                 0                    0
Stransky, Barry & Lauren A.                       13,944               13,944                 0                    0
Strazzulla, Domenic M.                            37,180               37,180                 0                    0
Stuart Schapiro IRA Account                       34,056               34,056                 0                    0
Sullivan, Jesse                                   23,237               23,237                 0                    0
Sutton, Patrick                                   11,618               11,618                 0                    0
Sybesma, William & Martha Jane                    46,477               46,477                 0                    0
Sybessma Research LLC                             46,477               46,477                 0                    0
Syd Verbin & Helen Verbin,
    Trustees under Trust Agreement
    dated 12/20/88, FBO Syd Verbin                13,944               13,944                 0                    0
Tachibana, Glen                                   18,590               18,590                 0                    0
Tallur, Inder                                    237,519              237,519                 0                    0
Teirstein, Paul                                   21,296               21,296                 0                    0
Thau, Clifford                                     4,646                4,646                 0                    0
The Bald Eagle Fund Ltd.                          33,870               33,870                 0                    0
The Dexter Corporation Grantor Trust              46,477               46,477                 0                    0
The DotCom Fund, L.L.C.                          232,383              232,383                 0                    0
The Leo J. Ambrogi II Trust dtd 2/1/95            12,779               12,779                 0                    0
The Rodney N. Schorlemmer SEP IRA                 37,180               37,180                 0                    0
The William S. Gould, Peter L.
    Gould & Deborah Gould Cygler
    Irrevocable Trust                              9,297                9,297                 0                    0
Thompson, George L.                               23,237               23,237                 0                    0
Tickner, Todd                                     23,237               23,237                 0                    0
Todywala, Sam & Lyla                               4,646                4,646                 0                    0
Toombs, Walter F.                                 42,597               42,597                 0                    0
Tradex Commodities                                23,237               23,237                 0                    0
Treitel, David                                     8,522                8,522                 0                    0


Trombone, Mario                                    8,522                8,522                 0                    0
Trupiano, Salvatore                               12,779               12,779                 0                    0
Uday, Kalpana A. & Udayashankar K.                23,237               23,237                 0                    0
Union Cattle Company                              23,237               23,237                 0                    0
Vainberg, Vladik                                  60,765               60,765                 0                    0
Van Le, Linda                                     23,237               23,237                 0                    0
Vandewalle, John Joos-                            46,477               46,477                 0                    0
Ventana Partners, L.P.                            92,955               92,955                 0                    0
Virginia R. Nelson Trust                          21,296               21,296                 0                    0
Voigt, Kevin J. & Cindy G.                        21,296               21,296                 0                    0
Voigt, TIC, Bryon & Jacelyn                       27,887               27,887                 0                    0
Voss Limited Partnership                           8,522                8,522                 0                    0
Wasserstrum, Seymour                              13,944               13,944                 0                    0
Waxman, David B. & Waxman, Jeremy                  8,522                8,522                 0                    0
Waye, Thom                                        45,730               45,730                 0                    0
Wayne D. Eig Chartered Defined
    Benefit Pension Trust                          8,522                8,522                 0                    0
Weidenbener, Erich J. and Diane D.                37,180               37,180                 0                    0
Weiskopf Silver & Co. L.P.                        63,893               63,893                 0                    0
Weitz, Perry                                      21,296               21,296                 0                    0
Weksler, Luiz                                     13,944               13,944                 0                    0
Westmont Venture Partners, LLC                   212,981              212,981                 0                    0
Wilkins, Charles P.                               46,477               46,477                 0                    0
Wilkins, Stuart B.                                21,296               21,296                 0                    0
Wilson, Kenneth B.                                21,396               21,396                 0                    0
Wingate Investments Limited                      464,766              464,766                 0                    0
Wisseman, Charles L., III                         37,180               37,180                 0                    0
Wolf, Aizik L. & Robyn                            17,037               17,037                 0                    0
Wolfson Equities                               1,161,915            1,161,915                 0                    0
Wynne, Joanne                                     13,944               13,944                 0                    0
Wynne, Joseph                                    109,259              109,259                 0                    0
Yalen, Richard                                    55,424               55,424                 0                    0
Zale, John H.                                     21,296               21,296                 0                    0
Lyons, Jerry                                      43,890               43,890                 0                    0
Pappel, Jeffrey                                   33,250               33,250                 0                    0
Leeds, Laurence                                   99,750               99,750                 0                    0
Leeds, Carey                                     224,770              224,770                 0                    0
Kisky School                                     133,000              133,000                 0                    0
Kestenbaum, Richard                               18,620               18,620                 0                    0
Goldberg, Joshua R.                               18,620               18,620                 0                    0
Harrison, Gilbert                                 22,610               22,610                 0                    0
Traub, Marvin                                      6,650                6,650                 0                    0
Treuille, Antoine G.                              13,300               13,300                 0                    0
Smith, William M.                                 13,300               13,300                 0                    0
Sperduto, Vito A.                                  9,310                9,310                 0                    0
Goodman, Karen                                     3,990                3,990                 0                    0
Harrison, Edward D.                                6,650                6,650                 0                    0
MD Investors, Inc.                                53,200               53,200                 0                    0
Byrnes, Christopher                               26,600               26,600                 0                    0
Cephas Capital                                    10,321               10,321                 0                    0
Bengraff, Robert                                   2,014                2,014                 0                    0
Blitzer, Alfred                                    2,014                2,014                 0                    0

Brown, Stephanie                                   2,014                2,014                 0                    0
Edwards, Daniel                                    2,014                2,014                 0                    0
Smith, Scott                                       2,014                2,014                 0                    0
Sommer, Cindy                                        572                  572                 0                    0
Corliss, Robert                                    6,650                6,650                 0                    0
Clark, Denis                                       7,500                7,500                 0                    0
Donner Corp International                          6,000                6,000                 0                    0
Gailus, Robert                                    25,000               25,000                 0                    0
Fragetti, Gerard                                  26,400               26,400                 0                    0
Sands Brothers & Co., Ltd.                        60,000               60,000                 0                    0
Trautman, Wasserman & Co.                         75,000               75,000                 0                    0
Virtual Ex', Inc.                                 27,000               27,000                 0                    0
Spalding Sports Worldwide, Inc.                  300,000              300,000                 0                    0
Bengal Partners, LLC                              25,907               25,907                 0                    0
Roccus Capital Partners, LLC                      40,000               40,000                 0                    0
Adams Golf, Inc.                                 100,000              100,000                 0                    0
InterWorld Corporation                         2,189,781            2,189,781                 0                    0
McKinsey & Company LLC                           299,658              299,658                 0                    0
Hayes, Kevin                                     215,625              215,625                 0                    0
Bentley, Joseph                                  450,000              450,000                 0                    0
Biehler, Stephane                                 50,000               50,000                 0                    0
Carley, Peter                                     75,000               75,000                 0                    0
Cisario, Victor L.                                50,000               50,000                 0                    0
Blair, John                                      100,000              100,000                 0                    0
Hughes, John J.                                   50,000               50,000                 0                    0
Berman, Michael                                  100,000              100,000                 0                    0

TOTALS                                                             84,549,195                 0                    0



                            DESCRIPTION OF SECURITIES


Authorized capital stock



         As of July 13, 2001, our authorized capital stock consisted of 200,000,000 shares of common stock, par value $.0001 per share, 50,000,000 shares of preferred stock of which 2,000 shares have been designated as Series A preferred stock, par value $.0001 per share, and 4,000,000 shares of which have been designated Series B preferred stock, par value $.0001 per share. As of such date, there were approximately 3,000 stockholders of record of our common stock, one stockholder of record of our Series A Preferred Stock and approximately 530 stockholders of record of our Series B Preferred Stock. Our board of directors has approved the issuance of 1,750,000 shares of Series C preferred stock and a certificate of designation of the Series C preferred stock is expected to be filed in the near future, subject to the approval of the holders of our Series B preferred stock. To date, no shares of Series C preferred stock have been issued.


Common stock



         As of June 30, 2001, there were approximately 19.0 million shares of our common stock issued and outstanding. Our common stock is currently listed on The Nasdaq SmallCap Market under the trading symbol "EBTB". Holders of our common stock are entitled to one vote for each share owned on all matters submitted to a vote of stockholders. Holders of our common stock also are entitled to receive cash dividends, if any, declared by our board of directors out of funds legally available therefor, subject to the rights of any holders of preferred stock.

Holders of our common stock do not have subscription, redemption, conversion or preemptive rights. Each share of our common stock is entitled to participate pro rata in any distribution upon liquidation, subject to the rights of holders of preferred stock.



Series A preferred stock



         We have designated 2,000 shares of preferred stock as "Series A preferred stock." Our board of directors has the authority to increase or decrease the number of authorized shares of Series A preferred stock. As of June 30, 2001, there were seven shares of Series A Preferred stock issued and outstanding. The material terms of the Series A preferred stock are as follows:



         Dividends. Holders of Series A preferred stock are entitled to dividends only to the extent that we declare or pay a dividend on our common stock, in which case such holders of preferred stock will receive an amount of dividends as if their shares had been converted to common stock.



         Liquidation preference. Upon any liquidation, dissolution or winding up of our company, the holders of Series A preferred stock shall be entitled to payment of $1,000 per share plus an amount equal to any accrued and unpaid dividends, before any distribution is made to the holders of our common stock. If the assets to be distributed are insufficient to permit such payment, then the entire assets to be so distributed shall be distributed ratably among the holders of Series A preferred stock. The Series A preferred stock is of equal rank with the Series B preferred stock described below.



         Optional conversion. A holder of shares of Series A preferred stock may convert any or all of such shares, at the holder's option at any time, with respect to each share of Series A Preferred Stock, into 1,330 shares of our common stock (equivalent to $.75 per common share).



         Anti-dilution protection. If we issue or sell any shares of our common stock for consideration less than the conversion price then in effect, the conversion price shall be adjusted by dividing (i) the sum of (a) the number of shares of common stock outstanding prior to such sale (including all shares issuable upon conversion of the Series A preferred stock) multiplied by the then existing conversion price and (b) the consideration received in such sale by
(ii) the number of shares of common stock outstanding after such sale (including all shares issuable upon conversion of the Series A preferred stock). Similarly, if we issue other convertible securities (other than options granted to our employees, officers, directors, consultants and/or vendors) with a conversion price less than the then existing conversion price applicable to the Series A preferred stock, such conversion price will be appropriately adjusted.



         Mandatory Conversion. If we complete an underwritten public offering involving the sale of common stock at a price per share of not less than $2.82 and providing proceeds of not less than $7,500,000, then the Series A preferred stock shall be automatically converted into common stock at the conversion price then in effect.



         Voting Rights. On all matters submitted to a vote by our stockholders, the holders of Series A preferred stock are entitled to one vote for each share of common stock into which such share of Series A preferred stock is then convertible.



Series B preferred stock



         We have designated 4,000,000 shares of preferred stock, as "Series B preferred stock". As of June 30, 2001, there were approximately 2,725,000 shares of Series B preferred stock issued and outstanding. The material terms of the Series B preferred stock are as follows:

         Dividends. Holders of Series B preferred stock are entitled to dividends only to the extent that we declare or pay a dividend on our common stock, in which case such holders will receive an amount of dividends as if their shares had been converted to common stock.



         Liquidation preference. Upon any liquidation, dissolution or winding up of our company, the holders of Series B preferred stock shall be entitled to payment of $10 per share plus an amount equal to any accrued and unpaid dividends, before any distribution is made to the holders of our common stock. If the assets to be distributed are insufficient to permit such payment, then the entire assets to be so distributed shall be distributed ratably among the holders of Series B preferred stock. The Series B preferred stock is of equal rank with the Series A preferred stock, described above.



         Ranking. We will not create or authorize any series of stock ranking senior to, or of equal rank with, the Series B preferred stock, without the affirmative vote or the written consent of at least one-third of the outstanding shares of Series B preferred stock.



         Optional conversion. A holder of shares of Series B preferred stock may convert any or all of such shares, at the holder's option at any time, into approximately 7.32 shares of our common stock (subject to adjustment as described below).



         Mandatory conversion. The Series B preferred stock will automatically convert into common stock upon a public offering of our securities raising gross proceeds in excess of $20 million or the completion of a private placement in an amount of at least $20 million, provided, in either case, that at the closing of the public offering or private placement, our market valuation is at least $122.5 million (determined by multiplying the number of shares of common stock and common stock equivalents by the per share offering price in the public offering or private placement) and provided further that the per share offering price is at least $5.17 (subject to adjustment).



         Anti-dilution protection. The Series B preferred stock is protected against dilution upon the occurrence of certain events, including but not limited to, sales of shares of common stock for less than fair market value or $1.366 per share.



         Voting rights. On all matters submitted to a vote by our stockholders, the holders of Series B preferred stock are entitled to one vote for each share of common stock into which such share of Series B preferred stock is then convertible.



         Right to elect director. The holders of the Series B preferred stock, voting as a class, are entitled to elect one out of seven.



Capital raising transactions



         All issuances of our securities prior to our April 2000 merger described below were issued by former eB2B, and have been converted to equivalent securities of our company pursuant to the terms of the April 2000 merger.



         In April 1999, former eB2B concluded a private placement offering of Series A preferred stock and common stock to accredited investors for an aggregate of $300,000. We issued approximately 300 shares of Series A preferred stock at $1,000 per share, convertible into 399,000 shares of common stock.



         In October 1999, Michael Falk, a member of our board of directors, and ComVest Partners LLC provided us with an aggregate of $375,000 of "pre-bridge financing," which consisted of 7% promissory notes, and five-year, immediately exercisable warrants to purchase an aggregate of 498,659 shares of former eB2B common stock (equivalent to 1,326,433 shares of our common stock). The promissory notes and warrants were replaced by promissory notes and warrants in the subsequent "bridge financing".

         In October 1999, former eB2B concluded a $1 million of bridge financing, which included the conversion of the promissory notes and warrants issued in the pre-bridge financing. Former eB2B issued 7% promissory notes, which automatically converted into shares of preferred stock in the subsequent Series B preferred stock private placement, and seven-year immediately exercisable "bridge warrants" to purchase an aggregate of 717,409 shares of eB2B common stock (equivalent to 1,908,308 shares of our common stock) at an exercise price of $4.00 per share ($1.50 reflective of the 2.66 to 1 exchange ratio in the April 2000 merger). The shares of common stock underlying these warrants, as well as additional shares resulting from autidilution provisions, are registered for resale in this prospectus.



         In November 1999, we issued to Commonwealth and its designees five-year warrants to purchase 1,250,200 shares of common stock with an exercise price of $2.07 per share in consideration for providing us with financial advisory services during the April 2000 merger. These "advisory warrants" vested upon completion of the April 2000 merger, at which time they became immediately exercisable. The shares of common stock underlying these warrants are registered for resale in this prospectus.



         In December 1999, we concluded a private placement offering $33 million in Series B preferred stock and warrants to accredited investors. We issued approximately 3,300,000 shares of Series B preferred stock, convertible into approximately 15,960,000 shares of common stock, and seven-year, immediately exercisable warrants to purchase approximately 3,990,000 shares with an exercise price of $2.07 per share. Since issuance, the conversion price of the Series B preferred stock was also adjusted from $2.07 to $1.366 and the number of shares of common stock underlying the "Series B private placement warrants" was adjusted to be increased by 63.3% and the exercise price was lowered to $1.266 per share. Holders of Series B preferred stock, voting as a class, are entitled to elect one out of seven members of our board of directors. The shares of common stock to which the Series B preferred stock may convert as well as the shares of common stock underlying the Series B private placement warrants are registered for resale in this prospectus.



         In connection with the December 1999 private placement, we also issued seven-year, immediately exercisable warrants to purchase an aggregate of approximately 3,943,716 shares of common stock to Commonwealth for acting as the placement agent in connection with the private placement. Since issuance, the number of shares was adjusted to be increased by 63.3% and the exercise price of these "agents warrants" were adjusted from $2.07 to $1.266 per share. The shares of common stock underlying these warrants are registered for resale in this prospectus.



         In May 2001, we completed a private placement of convertible notes and warrants. The gross proceeds of this financing totaled $7.5 million. Pursuant to the May 2001 financing, we issued $7,500,000 of principal amount of 7% convertible notes, convertible into an aggregate of 15,000,000 shares of common stock, and "Series C warrants" to purchase an aggregate 15,000,000 shares of common stock at an exercise price of $0.93 per share.



         The convertible notes have a term of 18 months, which period may be accelerated in certain events. Interest is payable quarterly in cash, in identical convertible notes or in shares of common stock, at our option. In addition, the convertible notes will automatically convert into Series C preferred stock with the terms as described below, if we receive the required consent of the holders of our Series B preferred stock to the issuance of this new series. The Series C preferred stock would then be convertible into common stock on the same basis as the convertible notes. The shares of common stock to which these notes may convert, plus accrued interest, if any, or, alternatively, the shares of common stock underlying the Series C preferred stock, have been registered for resale in this prospectus.



         We intend to seek shareholder approval of the May 2001 financing, as required by the rules of Nasdaq. Pending such approval, conversion of the convertible notes and/or Series C preferred shares, and the Series C warrants is limited to an aggregate of not more than 19.9% of the number of shares of common stock outstanding before these securities were issued and the private warrants will not be exercisable. If we fail to obtain the necessary approval of shareholders by September 30, 2001, we may be required to redeem all of the newly issued securities at a redemption price (payable in cash or in stock) equal to the greater of two times the face amount thereof or the price required to make investors whole in light of the current market price. Alternatively, the holders may terminate the conversion limitation, in which case we would face delisting from Nasdaq.



         The "Series C warrants" will be exercisable for a period of two years from the earlier of (i) the date we receive shareholder approval of the May 2001 financing, (ii) the date such shareholder approval is no longer required, either because our common stock is no longer listed on Nasdaq or otherwise, or (iii) October 1, 2001.



         In connection with the closing of the financing, we canceled a $2,050,000 line of credit issued in April 2001, pursuant to which we had not borrowed any funds. We incurred a cash fee amounting to $61,500 in consideration of the availability of the line of credit. In addition, the issuer of the line of credit (namely, ComVest Venture Partners LP) was issued warrants to purchase 900,00 shares of common stock at an exercise price $0.50 per share for a five-year period in consideration of the availability of such line.



Additional terms of warrants



         In addition to the terms set forth above, each of the warrants underlying shares of our common stock offered in this prospectus are subject to adjustments under certain circumstances, including stock splits, recapitalizations and other similar structural events or, in most cases, in the event we issue securities at a price per share less than the current market price of our common stock or the exercise price of the respective warrant. In addition, each warrant allows the holder to exercise its warrant without making any cash payment. Such holder will receive a reduced number of shares based on the fair market price of our common stock on the date of exercise and the exercise price then in effect. Each warrant holder may exercise all or any part of the warrants, at the holder's option. In addition, each warrant provides the holder with the demand and/or "piggyback" registration rights.



Terms of proposed Series C preferred stock



         As of the date of this prospectus, no shares of preferred stock have yet been designated as "Series C preferred stock". We require the vote of at least one-third of the voting interest of the holders of our Series B preferred stock to designate any of our authorized shares of preferred stock as Series C, and we plan to seek the approval of these Series B securityholders in the near future. The material terms of the proposed Series C preferred stock are as follows:



         Dividends. Holders of Series C preferred stock are entitled to dividends only to the extent that we declare or pay a dividend on our common stock, in which case such holders will receive an amount of dividends as if their shares had been converted to common stock.



         Liquidation preference. Upon any liquidation, dissolution or winding up of our company, the holders of Series C preferred stock shall be entitled to payment of $13.33 per share in addition to an amount equal to any accrued and unpaid dividends, before any distribution is made to the holders of our common stock. If the assets to be distributed are insufficient to permit such payment, then the entire assets to be so distributed shall be distributed ratably among the holders of Series C preferred stock. The Series C preferred stock is senior in rank to the Series B preferred stock described above.



         Ranking. We will not create or authorize any series of stock ranking senior to, or of equal rank with, the Series C preferred stock, without the affirmative vote or the written consent of at least one-half of the outstanding shares of Series C preferred stock, provided that at least 20% of the shares of Series C preferred stock remain outstanding.



         Conversion limitation. Because our May 2001 offering pursuant to which we issued the 7% convertible notes which may convert into shares of series C preferred stock could result in the issuance of at least 20% of our outstanding common stock of such time, Nasdaq rules require that we seek shareholder approval of such offering.

Until we receive such approval, conversion of the Series C preferred stock to common stock is limited to an aggregate of not more than 19.9% of our common stock outstanding immediately before the units were issued.



         Optional conversion. Subject to the conversion limitation, a holder of shares of Series C preferred stock may convert any or all of such shares at the holder's option at any time, with respect to teach share of Series C Preferred Stock, into 20 shares of our common stock ($.50 per share), subject to adjustment as described below.



         Mandatory conversion upon qualified public offering. Subject to the conversion limitation, the Series C preferred stock will automatically convert into common stock upon a public offering of our securities raising gross proceeds in excess of $25 million at a price per share in excess of $2.00; provided (i) our common stock is then trading on either the Nasdaq SmallCap, Nasdaq National Market or a national securities exchange; (ii) either (x) a registration statement covering the conversion shares has been declared effective by the Securities and Exchange Commission and remains effective or (y) a proper exemption is available for resale of the conversion shares; and (iii) the conversion shares are not subject to more than a six-month lock-up agreement required by us or our underwriter.



         Mandatory conversion based on bid price. We may force conversion of the Series C preferred stock, subject to the conversion limitation, if (i) the closing bid price per share of our common stock equals or exceeds 200% of the conversion price or our common stock at such time; (ii) our common stock is then trading on either the Nasdaq SmallCap, Nasdaq National Market or a national securities exchange; (iii) either (x) a registration statement covering the resale of the Conversion Shares has been declared effective by the SEC and remains effective or (y) a proper exemption available for resale of the conversion shares; and (iv) the conversion shares are not subject to any lock-up agreement required by us or our underwriter or agent.



         Anti-dilution protection. The Series C preferred stock is protected against dilution upon the occurrence of certain events, including but not limited to, sales of shares of common stock for less than fair market value or the then current conversion price per share.



         Voting rights. On all matters submitted to a vote by our stockholders, the holders of Series C preferred stock are entitled to one vote for each share of common stock into which such share of Series C preferred stock is then convertible.




                              PLAN OF DISTRIBUTION




         The selling securityholders (and their respective pledgees, transferees, donees or other successors in interest) may offer and sell the shares of common stock derived from the conversion of our preferred stock and convertible notes and the exercise of warrants covered by this prospectus from time to time as follows:



o        in the open market;
o        on the Nasdaq SmallCap Market;
o        in privately negotiated transactions;
o        in an underwritten offering; or
o        a combination of such methods or any other legally available means.

Such sales may be made at varying prices determined by reference to, among other things:

o        market value prevailing at the time of the sale;
o        prices related to the then-prevailing market price; or
o        negotiated prices.

Negotiated transactions may include:

o purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;
o ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
o block trades in which a broker-dealer so engaged will attempt to sell the shares as agent but may take a position and resell a portion of the block as principal to facilitate the transaction.


In connection with distributions of our common stock, any selling securityholder may:


o enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with the selling securityholders;
o sell our common stock short and deliver the common stock to close out such short positions;
o enter into option or other transactions with broker-dealers that involve the delivery of our common stock to the broker-dealers, which may then resell or otherwise transfer such common stock; and
o loan or pledge our common stock to a broker-dealer which may then sell our common stock so loaned, and upon a default, the common stock may be sold or otherwise transferred.

         Broker dealers may receive commissions or discounts from the selling securityholders in amounts to be negotiated immediately prior to the sale. The selling securityholders and any broker executing selling orders on behalf of the selling securityholders may be deemed to be an "underwriter" within the meaning of the Securities Act. Commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act.


                                  LEGAL MATTERS

         The validity of the common stock that we are offering will be passed upon for us by Kaufman & Moomjian, LLC, Mitchel Field, New York.


                                     EXPERTS


         The financial statements of eB2B Commerce, Inc. as of December 31, 2000 and for the year then ended, included in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



         The financial statements of eB2B Commerce, Inc. (formerly DynamicWeb Enterprises, Inc.) at December 31, 1999 and for the year then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.



         The financial statements for the years ended September 30, 1999 and 1998, from DynamicWeb Enterprises Inc.'s annual report on Form 10-KSB for the year ended September 30, 1999, included in this prospectus, have been audited by Richard A. Eisner & Company, LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



         The consolidated financial statements of Netlan Enterprises, Inc. for the years ended December 31, 1999 and 1998, included in this prospectus, have been audited by Rothstein, Kass & Company, P.C., independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION


         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments filed with the registration statement, under the Securities Act with respect to the common stock to be sold in this offering. This prospectus does not contain all of the information set forth in this registration statement. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement. For additional information, please refer to the exhibits that have been filed with our registration statement on Form SB-2.



         We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, and, in accordance with these requirements, we file periodic reports, proxy statements and other information with the SEC.



         You may read and copy all or any portion of the registration statement or any other information that we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our filings, including the registration statement, are also available on the SEC website (http://www.sec.gov).

                          INDEX TO FINANCIAL STATEMENTS



                                                                                                            Page
                                                                                                            ----
eB2B Commerce, Inc.
Independent Auditors' Report.......................................................................         F-2
Report of Independent Auditors.....................................................................         F-3
Consolidated Balance Sheets as of December 31, 2000 and December 31, 1999 (as restated)............         F-4
Consolidated Statements of Operations for the years ended December 31, 2000
    1999 (as restated).............................................................................         F-5
Consolidated Statements of Stockholders' Equity for the years ended December 31, 2000
    and 1999 (as restated).........................................................................         F-6
Consolidated Statements of Cash Flows for the years ended December 31, 2000 and 1999
   (as restated)...................................................................................         F-8
Notes to Consolidated Financial Statements.........................................................         F-9
Condensed Consolidated Balance Sheet as of March 31, 2001 (unaudited) .............................        F-30
Condensed Consolidated Statements of Operations for the three months ended March 31, 2001
    and 2000 (unaudited)...........................................................................        F-31
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2001
    and 2000 (unaudited)...........................................................................        F-32
Notes to Condensed Consolidated Financial Statements (unaudited)...................................        F-33
Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended
    December 31, 2000 and  for the three months ended March 31, 2000...............................        F-38
Notes to Unaudited Pro Forma Condensed Combined Statements of Operations...........................        F-40

Dynamic Web Enterprises, Inc.

Independent Auditors' Report.......................................................................        F-41
Balance Sheet as of September 30, 1999.............................................................        F-42
Statements of Operations for the years ended September 30, 1999 and 1998...........................        F-43
Statements of Changes in Stockholders' Equity for the years ended September 30, 1999 and 1998......        F-44
Statements of Cash Flows for the years ended September 30, 1999 and 1998...........................        F-45
Notes to Financial Statements......................................................................        F-46
Introductory Note..................................................................................        F-57
Condensed Balance Sheets as of March 31, 2000 (unaudited) and September 30, 1999...................        F-58
Condensed Statements of Operations for the three and six months ended March 31, 2000
    and 1999 (unaudited)...........................................................................        F-59
Condensed Statements of Cash Flows for the six months ended March 31, 2000 and 1999 (unaudited)....        F-60
Notes to Condensed Financial Statements (unaudited)................................................        F-61

Netlan Enterprises, Inc. and Subsidiaries

Independent Auditors' Report.......................................................................        F-64
Consolidated Balance Sheets as of December 31, 1999 and 1998.......................................        F-65
Consolidated Statements of Operations for the years ended December 31, 1999 and 1998...............        F-66
Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1999
    and 1998.......................................................................................        F-67
Consolidated Statements of Cash Flows for the years ended December 31, 1999, 1998 and 1997
    (unaudited)....................................................................................        F-68
Notes to Consolidated Financial Statements.........................................................        F-70

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of eB2B Commerce, Inc.:

We have audited the accompanying consolidated balance sheet of eB2B Commerce, Inc. (the "Company") as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York
April 16, 2001

                         Report of Independent Auditors

To the Board of Directors
eB2B Commerce, Inc.

We have audited the accompanying balance sheet of eB2B Commerce, Inc. (the "Company") as of December 31, 1999, and the related statement of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of eB2B Commerce, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

As described in Note 3, the financial statements have been restated to correct the valuation of certain common stock warrants and options.


/s/ Ernst & Young LLP
New York, New York
February 22, 2000, except for Notes 3, 10 and 11, as to which the date is March 30, 2001.

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                         December 31,        December 31,
                                                                            2000               1999
                                ASSETS                                                     (as restated,
                                                                                            see Note 3)
Current Assets
   Cash and cash equivalents                                                 $  9,650           $   9,907
   Investments available-for-sale                                                   -              15,986
   Accounts receivable (less allowance of $113 in 2000)                         1,530                   -
   Other current assets                                                           409               2,260
                                                                             --------           ---------
          Total Current Assets                                                 11,589              28,153

Property and equipment, net                                                     4,272                 167
Goodwill, net of accumulated amortization of $8,852 in 2000                    54,104                   -
Other intangibles, net of accumulated amortization of $977
   in 2000                                                                      2,259                   -
Other assets                                                                      995                 744
                                                                             --------           ---------
             Total Assets                                                    $ 73,219           $  29,064
                                                                             ========           =========

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Current maturities of long-term debt                                       $ 1,000           $       -
   Accounts payable                                                             1,806                   -
   Accrued expenses and other current liabilities                               4,892               1,055
   Deferred income                                                                592                   -
                                                                             --------           ---------
          Total Current Liabilities                                             8,290               1,055

Long-term debt, less current maturities                                         1,250                   -
Capital lease obligations, less current maturities                                212                   -
Other                                                                             379                   -
                                                                             --------           ---------
           Total Liabilities                                                   10,131               1,055
                                                                             --------           ---------

Commitments and contingencies (Note 8)

Stockholders' Equity
   Undesignated preferred stock - no par value; 45,998,000 shares
     authorized; no shares issued and outstanding                                   -                   -
   Preferred stock, convertible Series A - $.0001 par value; 2,000 shares authorized; 7 and 300 shares issued and outstanding at December
     31, 2000 and 1999, respectively                                                -                   -
   Preferred stock, convertible Series B - $.0001 par value;
     4,000,000 shares authorized; 2,803,198 and 3,299,999 shares
     issued and outstanding at December 31, 2000 and 1999, respectively             -                   -
   Common stock - $.0001 par value; 200,000,000 shares authorized;
     15,384,015 and 7,253,820 shares issued and outstanding at
     December 31, 2000 and 1999, respectively                                       2                   1
   Additional paid-in capital                                                 144,459              67,500
   Accumulated deficit                                                        (79,005)            (37,670)
   Unearned stock-based compensation                                           (2,368)             (1,822)
                                                                             --------           ---------
          Total Stockholders' Equity                                           63,088              28,009
                                                                             --------           ---------
              Total Liabilities and Stockholders' Equity                     $ 73,219           $  29,064
                                                                             ========           =========

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                              Year Ended December 31,
                                              -------------------------
                                              2000             1999
                                              ----             ----
                                                           (as restated
                                                            see Note 3)

Revenue                                        $ 5,468         $      -
                                               --------        --------
Costs and expenses
   Cost of revenue                                2,839               -
   Marketing and selling (exclusive of
     stock-based compensation expense of
     $1,412 and $500 for the years ended
     December 31, 2000 and 1999,
     respectively)                                2,804               -
   Product development costs (exclusive
     of stock-based compensation expense
     of $362 and $231 for the years ended
     December 31, 2000 and 1999,
     respectively)                                2,698             572
   General and administrative
     (exclusive of stock-based
     compensation expense of $14,253 and
     $1,955 for the years ended December
     31, 2000 and 1999, respectively)            13,438           1,670
   Amortization of goodwill and other
     intangibles                                  9,829               -
   Stock-based compensation expense              16,027           2,686
                                               --------        --------
        Total costs and expenses                 47,635           4,928
                                               --------        --------

        Loss from operations                    (42,167)         (4,928)

   Interest income                                1,130               -
   Interest expense
     (including bridge loan financing
     costs of $3,178 in 1999)                      (191)         (3,192)
   Other, net                                      (107)              -
                                               --------        --------

       Net loss                                $(41,335)       $ (8,120)

   Deemed dividend on preferred
     stock                                            -         (29,442)
                                               --------        --------

        Net loss attributable to
             common stockholders               $(41,335)       $(37,562)
                                               ========        ========
Basic and diluted net loss per common share    $  (3.61)       $  (5.70)
                                               ========        ========

Weighted average number of common shares
outstanding                                  11,461,496       6,591,108
                                             ==========       =========



See accompanying notes to consolidated financial statements.

eB2B Commerce, Inc.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(IN THOUSANDS EXCEPT SHARE DATA)


                         Series A Preferred     Series B Preferred         Common Stock          Additional
                               Stock                 Stock                                       Paid-In
                           Shares  Amount      Shares      Amount       Shares      Amount       Capital
                        ---------------------------------------------------------------------------------------
Balance at
  January 1, 1999              -      -            -          -     6,167,210          1             354
Sale of common stock           -      -            -          -       259,350          -             195
Sale of Series A
  preferred stock            300      -            -          -             -          -             300
Sale of Series B
  preferred stock              -      -    3,299,999          -             -          -          29,442
Issuance of common
  stock in exchange
  for services                 -      -            -          -       393,680          -             228
Issuance of common
  stock in exchange
  for domain name              -      -            -          -         7,980          -               2
Issuance of common
  stock in exchange
  for note payable             -      -            -          -       425,600          -              80
Issuance of warrants
  in connection with
  bridge financing (as
  restated, see Note 3)        -      -            -          -             -          -           3,178
Unearned stock-based
  compensation (as
  restated, see Note 3)        -      -            -          -             -          -           4,279
Amortization of
  unearned stock-
  based compensation
  (as restated, see
   Note 3)                     -      -            -          -             -          -               -



                               Unearned
                             Stock-Based         Accumulated
                             Compensation          Deficit        Total
                        -----------------------------------------------
Balance at
  January 1, 1999                       -            (108)        247
Sale of common stock                    -                -        195
Sale of Series A
  preferred stock                       -                -        300
Sale of Series B
  preferred stock                       -                -     29,442
Issuance of common
  stock in exchange
  for services                       (228)               -          -
Issuance of common
  stock in exchange
  for domain name                       -                -          2
Issuance of common
  stock in exchange
  for note payable                      -                -         80
Issuance of warrants
  in connection with
  bridge financing (as
  restated, see Note 3)                 -                -      3,178
Unearned stock-based
  compensation (as
  restated, see Note 3)            (4,279)               -          -
Amortization of
  unearned stock-
  based compensation
  (as restated, see
   Note 3)                          2,685                -      2,685


Net loss                          -          -            -          -             -          -               -
Deemed dividend
   on preferred stock             -          -            -          -             -          -          29,442
                           --------- ---------- ------------ ---------- ------------- ---------- ---------------
Balance at
  January 1, 2000
  (as restated, see
    Note 3)                     300          -    3,299,999          -     7,253,820          1          67,500
Netlan merger                     -          -            -          -       325,000          -           3,347
DynamicWeb reverse
  acquisition                     -          -            -          -     4,811,969          1          58,648
Conversion of Series
  A preferred stock            (293)         -            -          -       389,690          -               -
Conversion of Series
  B preferred stock               -          -     (496,801)         -     2,402,710          -               -
Exercise of stock
  options and warrants            -          -            -          -       117,691          -             144
Unearned stock-
  based compensation              -          -            -          -             -          -          14,523
Amortization of
  unearned stock-
  based compensation              -          -            -          -             -          -               -
Other                             -          -            -          -        83,135          -             297
Net loss                          -          -            -          -             -          -               -
                           -------------------------------------------------------------------------------------
Balance at
  December 31, 2000               7       $  -    2,803,198       $  -    15,384,015       $  2       $ 144,459




Net loss                                      -          (8,120)     (8,120)
Deemed dividend
   on preferred stock                         -         (29,442)          -
                           --------------------- ---------------- ----------
Balance at
  January 1, 2000
  (as restated, see
    Note 3)                             (1,822)         (37,670)     28,009
Netlan merger                         $ (2,050)                -      1,297
DynamicWeb reverse
  acquisition                                 -                -     58,649
Conversion of Series
  A preferred stock                           -                -          -
Conversion of Series
  B preferred stock                           -                -          -
Exercise of stock
  options and warrants                        -                -        144
Unearned stock-
  based compensation                   (14,523)                -          -
Amortization of
  unearned stock-
  based compensation                    16,027                 -     16,027
Other                                         -                -        297
Net loss                                      -         (41,335)    (41,335)
                           -------------------------------------------------
Balance at
  December 31, 2000                   $ (2,368)       $ (79,005)    $63,088


See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

                                                                  Year Ended December 31,
                                                                    2000           1999
                                                                    ----           ----
                                                                              (as restated,
                                                                               see Note 3)
Operating Activities
   Net loss                                                        $(41,335)   $ (8,120)
   Adjustments to reconcile net loss to net cash used in
     operating activities
        Depreciation and amortization                                13,086         633
        Stock-based compensation expense                             15,991       1,427
        Write-down of assets                                             57         174
        Shares, options and warrants issued for services                 36       1,259
        Warrants issued in connection with bridge loan financing          -       3,178
   Management of operating assets and liabilities
        Accounts receivable, net                                       (277)          -
        Accounts payable                                               (327)          -
        Accrued expenses and other liabilities                        3,645       1,019
        Other                                                          (292)       (159)
                                                                   --------    --------
            Net cash used in operating activities                    (9,416)       (589)
                                                                   --------    --------

Investing Activities
   Acquisitions, net of cash acquired                                  (978)          -
   Proceeds (purchases) of investments available-for-sale, net       15,986     (15,986)
   Purchase of software                                              (2,527)          -
   Purchase of property and equipment                                (1,075)       (195)
   Product development expenditures                                  (2,331)     (1,140)
   Other investing activities                                             -        (109)
                                                                   --------    --------
            Net cash provided by (used in) investing activities       9,075     (17,430)
                                                                   --------    --------

Financing Activities
   Proceeds from borrowings                                           2,500           -
   Repayment of borrowings                                           (2,366)         (6)
   Loan to DWeb                                                           -      (2,000)
   Payment of capital lease obligations                                (194)          -
   Proceeds from issuance of shares and warrants                          -      29,922
   Proceeds from exercise of options and warrants                       144           -
                                                                   --------    --------
            Net cash provided by financing activities                    84      27,916
                                                                   --------    --------

Net (decrease) increase in cash and cash equivalents                   (257)      9,897
Cash and cash equivalents at beginning of year                        9,907          10
                                                                   --------    --------
Cash and cash equivalents at end of year                           $  9,650    $  9,907
                                                                   ========    ========

Non-cash transactions
   Common stock, options and warrants issued or exchanged in
     connection with acquisitions                                  $ 61,996    $      -
   Shares, options and warrants issued for services                $    398    $  4,507
   Equipment acquired under capital lease                          $    346    $      -
   Preferred stock issued in exchange for note payable             $      -    $     15
   Common stock issued in exchange for note payable                $      -    $     80
   Common stock issued in exchange for domain name                 $      -    $      2
Cash paid during the period for
   Interest                                                        $    148    $      -


See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND PLAN OF OPERATIONS

eB2B Commerce, Inc. (the "Company") utilizes proprietary software to provide a technology platform for large buyers and large suppliers to transfer business documents via the Internet to their small and medium-sized trading partners. These documents include, but are not limited to, purchase orders, purchase order acknowledgements, advanced shipping notices and invoices. The Company does not allow customers to take delivery of its proprietary software. The Company provides access via the Internet to its proprietary software, which is maintain on its hardware and on hosted hardware. The Company also offers professional services, which provide consulting expertise to the same client base, as well as to other businesses that prefer to operate or outsource the transaction management and document exchange of their business-to-business relationships. In addition, the Company provides authorized technical education to its client base, and also designs and delivers custom computer and Internet-based training seminars.

Since its inception, the Company has experienced significant losses from operations and negative cash flows from operations in the transaction management and document exchange services. Management has addressed the costs of providing these services throughout 2000 and 2001. While the Company continues to add large customers to its service, the Company is focused primarily on implementing the trading partners who transact business with its largest existing customers.

To ensure the success of the Company, and to address the continuing loss from operations and negative cash flows from operations, management enacted a plan for the Company, which includes various cost cutting measures during the third and fourth quarter of 2000 and into 2001.

Additionally, on April 16, 2001, the Company received additional financing of $7.5 million in the form of a convertible note and an irrevocable line of credit (see Note 14, Subsequent Events).

NOTE 2. BASIS OF PRESENTATION AND OTHER MATTERS

On April 18, 2000, eB2B Commerce, Inc., a Delaware corporation ("eB2B"), merged with and into DynamicWeb Enterprises, Inc., a New Jersey corporation and an SEC registrant ("DWeb"), with the surviving company using the name "eB2B Commerce, Inc." (the "Company"). Pursuant to the Agreement and Plan of Merger between eB2B and DWeb (the "Merger"), the shareholders of DWeb retained their shares in DWeb, while the shareholders of eB2B received shares, or securities convertible into shares, of common stock of DWeb representing approximately 89% of the equity of the Company, on a fully diluted basis. The transaction was accounted for as a reverse acquisition.

The reverse acquisition was accounted for as a "purchase business combination" in which eB2B was the accounting acquirer and DWeb was the legal acquirer. The management of eB2B remained the management of the Company. As a result of the reverse acquisition, (i) the financial statements of eB2B are the historical financial statements of the Company; (ii) the results of the Company's operations include the results of DWeb after the date of the Merger; (iii) the acquired assets and assumed liabilities of DWeb were recorded at their estimated fair market value at the date of the Merger; (iv) all references to the financial statements of the "Company" apply to the historical financial statements of eB2B prior to the Merger and to the consolidated financial statements of the Company subsequent to the Merger; (v) any reference to eB2B applies solely to eB2B Commerce, Inc., a Delaware corporation, and its financial statements prior to the Merger, and (vi) the Company's year-end is December 31, that of the accounting acquirer, eB2B.

In the opinion of management, all material adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included in the accompanying consolidated financial statements. All significant intercompany balances and transactions have been eliminated in consolidation. Also, the contributed capital of eB2B as of December 31, 1999 has been recast to give effect to the Merger. Certain other prior period balances have been reclassified to conform to the current period presentation.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Principles

The consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States of America ("generally accepted accounting principles").

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue from transaction processing is recognized on a per transaction basis when a transaction occurs between a buyer and a supplier. The fee is based either on the volume of transactions processed during a specific period, typically one month, or calculated as a percentage of the dollar volume of the purchase related to the documents transmitted during a similar period. Revenue from related implementation, if any, and monthly hosting fees are recognized on a straight-line basis over the term of the contract with the customer. Deferred income includes amounts billed for implementation and hosting fees, which have not been earned.

For related consulting arrangements on a time-and-materials basis, revenue is recognized as services are performed and costs are incurred in accordance with the billing terms of the contract. Revenues from related fixed price consulting arrangements are recognized using the percentage-of-completion method. Progress towards completion is measured using efforts-expended method based upon management estimates. Fixed price consulting arrangements are mainly short-term in nature and the Company does not have a history of incurring losses on these types of contracts. If the Company were to incur a loss, a provision for the estimated loss on the uncompleted contract would be recognized in the period in which such loss becomes probable and estimable. Billings in excess of revenue recognized under the percentage-of-completion method on fixed price contracts is included in deferred income.

Revenue from training and client educational services is recognized upon the completion of the seminar and is based upon class attendance. If a seminar begins in one period and is completed in the next period, the Company recognizes revenue based on the percentage of completion method for the applicable period. Deferred income includes amounts billed for training seminars and classes that have not been completed.

Cash and Cash Equivalents

Cash and cash equivalents include cash, money market investments and other highly liquid investments with original maturities of three months or less.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization, and are depreciated or amortized using the straight-line method over the following estimated useful lives:

    Computer and communications equipment...... 2 to 3 years
    Purchased software......................... 2 years
    Office equipment and furniture............. 4 to 5 years
    Leasehold improvements..................... Shorter of useful life or lease term

Goodwill and Other Intangibles

Goodwill is amortized using the straight-line method from the date of acquisition over the period of expected benefit, or five years. Other intangibles resulting from the Company's purchase business combinations, including assembled workforce and customer list, are also amortized over the straight-line method from the date of acquisition over the period of expected benefit, or three years.

Impairment of Long-Lived Assets

The Company's long-lived assets, including property and equipment, goodwill and other intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the net carrying amount may not be recoverable. When such events occur, the Company measures impairment by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from use of the assets and their eventual disposition. If the sum of the expected undiscounted future cash flows were less than the carrying amount of the assets, the Company would recognize an impairment loss. The impairment loss, if determined to be necessary, would be measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Product Development

In accordance with the provisions of Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", the Company capitalizes qualifying computer software costs incurred during the application development stage. All other costs incurred in connection with internal use software are expensed as incurred. The useful life assigned to capitalized product development expenditures is based on the period such product is expected to provide future utility to the Company. As of December 31, 2000 and 1999, capitalized product development expenditures, which have been classified as other assets in the Company's balance sheets, were $905,000 and $738,000, respectively. During the year ended December 31, 1999, eB2B abandoned the use of the product development expenditures capitalized at December 31, 1998, and recorded a $174,000 write-down.

Income Taxes

The Company records income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and the tax effect of net operating loss carryforwards. A valuation allowance is recorded against deferred tax assets if it is more likely than not that such assets will not be realized.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts receivable, accounts payable and the current portion of long-term debt approximate fair value due to the short maturities of such instruments. The carrying value of the long-term debt and capital lease obligations approximate fair value based on current rates offered to the Company for debt with similar collateral and guarantees, if any, and maturities.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with high credit quality financial institutions. The Company's accounts receivable are derived from revenue earned from customers located in the United States of America and are denominated in U.S. dollars. Portions of the Company's accounts receivable balances are settled either through customer credit cards or electronic fund transfers. The Company maintains an allowance for doubtful accounts based upon the estimated collectibility of accounts receivable. The Company recorded provisions (additions) to the allowance of $211,000 and write-offs (deductions) against the allowance of $98,000 during the year ended December 31, 2000.

In the year ended December 31, 2000, one customer from the Company's transaction processing and related services' segment accounted for approximately 17% of the Company's total revenue. As of December 31, 2000, the same customer accounted for approximately 14% of accounts receivable.

Net Loss per Common Share

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is the same as basic net loss per common share since the assumed conversion of options, warrants and preferred shares would have been antidilutive. Had the Company reported net earnings at December 31, 2000 and 1999, options and warrants to purchase 21,552,096 and 13,535,687 common shares, and preferred shares convertible into 13,566,595 and 16,358,995 common shares, respectively, would have been included in the computation of diluted earnings per common share, to the extent they were not antidilutive.

The unaudited pro forma net loss per common share presented in Note 4 herein has been computed in the same manner as net loss per common share.

The weighted-average number of shares outstanding for purposes of presenting net loss per common share on a comparative basis has been retroactively restated to the earliest period presented to reflect the 2.66 to 1 exchange ratio in the reverse acquisition described in Note 4 herein.

Stock-Based Compensation

Stock-based compensation is recognized using the intrinsic value method in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". For disclosure purposes, pro forma net loss and loss per common share data are provided in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," as if the fair value method had been applied.

Restatement

Management determined that the valuation methodology utilized by eB2B in 1999 to ascribe fair value to warrants issued in connection with certain financing and other transactions, as well as to compensation related to certain employee stock options, should be revised. Upon further review, management determined that (i) the Black-Scholes option pricing model should have been used to estimate the respective fair value of such warrants, and (ii) the options issued to employees after commencement of merger discussions with DWeb on October 27, 1999 should have reflected the 2.66 to 1 exchange ratio in the Merger. As a result, the financial statements of eB2B as of December 31, 1999 and for the year then ended have been restated to reflect the utilization of the Black-Scholes pricing model and to give effect to the 2.66 to 1 exchange ratio in the Merger, where applicable. The effect of the restatement was to increase additional paid-in capital by $3,568,000, increase accumulated deficit by approximately $2,066,000, and increase unearned stock-based compensation by $1,502,000, resulting in no change to the total stockholders' equity as of December 31, 1999; and to increase the net loss attributable to common stockholders by $2,066,000, a non-cash charge, for the year ended December 31, 1999.

A summary of the effects of the restatement is as follows (in thousands except per share data):


                                                          As previously
At December 31, 1999                                       reported (1)       As restated
--------------------                                       ------------       -----------
Common stock                                                   $       1         $       1
Additional paid-in capital                                        63,932            67,500
Accumulated deficit                                              (35,604)          (37,670)
Unearned stock-based compensation                                   (320)           (1,822)
                                                                --------          --------
Stockholders' Equity                                            $ 28,009          $ 28,009
                                                                ========          ========



                                                          As previously
For the year ended December 31, 1999                       reported (1)       As restated
------------------------------------                         --------         -----------
Stock-based compensation expense                             $  1,452          $  2,686
Interest expense                                                2,360             3,192
Net loss                                                       (6,054)           (8,120)
Net loss attributable to common stockholders                  (35,496)          (37,562)
Basic and diluted net loss per common share                  $  (5.39)         $  (5.70)

(1) Recast to give effect to the Merger and certain reclassifications.

Recent Accounting Pronouncements

In June 1998, SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", was issued. SFAS No. 133 established accounting and reporting for derivative and for hedging activities. The Company intends to adopt SFAS No. 133 on January 1, 2001 in accordance with SFAS No. 137, which delayed the required implementation of SFAS No. 133 for one year. Additionally, in June 2000, SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of SFAS No. 133" was issued. The Company expects the adoption of SFAS No. 133 and 138 in fiscal 2001, as well as the effect in subsequent periods, to be immaterial.

In March 2000, Emerging Issues Task Force ("EITF") No. 00-2, "Accounting for Web Site Development Costs", and EITF No. 00-3, "Application of AICPA Statement of Position 97-2 to Arrangements That Include the Right to Use Software Stored on Another Entity's Hardware", were issued. The Company adopted both EITF No. 002 and EITF No. 00-3, which did not have a material impact on the Company's consolidated financial statements.


NOTE 4. ACQUISITIONS

Netlan Enterprises, Inc.

On February 22, 2000, eB2B completed its acquisition of Netlan Enterprises, Inc. and subsidiaries ("Netlan"). Pursuant to the Agreement and Plan of Merger (the "Netlan Merger"), Netlan's stockholders exchanged 100% of their common stock for 46,992 shares of eB2B common stock (equivalent to 125,000 shares of Company common stock), valued at the market value of DWeb's common stock on January 7, 2000, the date at which the parties signed the letter of intent. Additionally, 75,188 shares of eB2B common stock (equivalent to 200,000 shares of Company common stock) were issued, placed into an escrow account, and may be released to certain former shareholders of Netlan upon successful completion of escrow requirements, including continued employment with the Company. The aggregate value of such shares, or $2,050,000, has been treated as stock-based compensation and is being amortized over the one-year vesting period from the date of acquisition. In connection with this acquisition, eB2B incurred transaction costs consisting primarily of professional fees of approximately $332,000, which have been included in the purchase price of the Netlan Merger. The purchase price was allocated to those assets acquired and liabilities assumed based on the estimated fair value of Netlan's net assets as of February 22, 2000. At that date, assets acquired and liabilities assumed had fair values that approximated their historic book values. A total of approximately $334,000 of the purchase consideration was allocated to other intangibles, including assembled workforce. The remaining purchase consideration, or approximately $4,896,000, was recorded as goodwill. The results of operations of Netlan have been included in the Company's results of operations since March 1, 2000.

The following is a summary of the allocation of the purchase price in the Netlan Merger (in thousands):

Purchase price ....................................................     $ 1,297
Acquisition costs .................................................         332
                                                                        -------
   Total purchase price ...........................................     $ 1,629
                                                                        =======

Historical net liabilities assumed ................................     $(2,490)
Write-down of property and equipment, and intangible assets .......        (753)
Liabilities for restructuring and integration costs ...............        (358)
Identifiable intangible assets ....................................         334
Goodwill ..........................................................       4,896
                                                                        -------
   Total purchase price ...........................................     $ 1,629
                                                                        =======

DynamicWeb Enterprises, Inc.

As described in Note 2 herein, the Merger of eB2B with and into DWeb was accounted for as a reverse acquisition, utilizing the purchase business combination method of accounting, in which eB2B acquired control of DWeb for accounting purposes and DWeb acquired eB2B for legal purposes. Each share of common stock of DWeb remained outstanding and each share of eB2B common stock was exchanged for the equivalent of 2.66 shares of DWeb's common stock. In addition, shares of eB2B preferred stock, warrants and options were exchanged for like securities of DWeb, reflective of the 2.66 to 1 exchange ratio.

The purchase price of the Merger was approximately $59.1 million, which primarily represents (i) the number of shares of DWeb's common stock outstanding as of April 18, 2000, the date of the Merger, valued based on the average quoted market price of DWeb's common stock in the three-day period before and after December 1, 1999, the date at which the parties signed the definitive merger agreement, or $31.9 million; (ii) the number of shares of DWeb's common stock issuable under existing stock option and warrant agreements as of April 18, 2000 valued using the Black-Scholes option pricing model, or $6.4 million; (iii) the aggregate market value of the shares of common stock and warrants principally issued to a financial advisor (the "Financial Advisor"), or $10.2 million; and
(iv) the market value of warrants issued to the Financial Advisor in consideration for the advisory services rendered during the Merger, or $10.1 million. In connection with this acquisition, eB2B also incurred transaction costs consisting primarily of professional fees of approximately $363,000, which have been included in the purchase price of the Merger. The purchase price was allocated to those assets acquired and liabilities assumed based on the estimated fair value of DWeb's net assets as of April 18, 2000. At that date, assets acquired and liabilities assumed had fair values that approximated their historic book values. A total of approximately $2.9 million of the purchase consideration was allocated to other intangibles, including assembled workforce and customer list. Also, the Company recorded liabilities totaling $1.0 million principally in relation to severance provided to certain employees as well as the settlement of a claim existing at the time of the Merger. The remaining purchase consideration, or $58.1 million, was recorded as goodwill. The results of operations of DWeb have been included in the Company's results of operations since April 19, 2000.

The following is a summary of the allocation of the purchase price in the acquisition of DWeb (in thousands):

Purchase price ...................................................     $ 58,724
Acquisition costs ................................................          363
                                                                       --------
   Total purchase price ..........................................     $ 59,087
                                                                       ========

Historical net assets acquired ...................................     $     10
Write-down of property and equipment, and intangible assets ......         (838)
Liabilities for restructuring and integration costs ..............       (1,047)
Identifiable intangible assets ...................................        2,902
Goodwill .........................................................       58,060
                                                                       --------
   Total purchase price ..........................................     $ 59,087
                                                                       ========


At December 31, 2000, accumulated amortization related to the goodwill and other intangibles acquired in the Netlan and DWeb acquisitions totaled approximately $9.8 million.

The following represents the summary unaudited pro forma condensed consolidated results of operations for the years ended December 31, 2000 and 1999 as if the acquisitions had occurred at the beginning of each of the periods presented (in thousands, except per share data):

                                                        Year Ended
                                                       December 31,
                                                   2000            1999
                                                   ----            ----
Revenue                                           $7,073          $7,735
Net loss attributable to common
   stockholders                                  (48,705)        (67,494)
Basic and diluted net loss per common share        (3.77)          (5.75)


For the purpose of presenting pro forma condensed consolidated results of operations for the twelve-month period ended December 31, 1999, the Company excluded Netlan's computer network design, consulting, implementation, integration, procurement and support activities that had been discontinued on October 31, 1999. For the year ended December 31, 1999, the loss from these subsequently discontinued operations was approximately $772,000 and revenue was approximately $6,127,000.

The pro forma results are not necessarily indicative of what would have occurred if the acquisitions had been in effect for the periods presented. In addition the pro forma results are not necessarily indicative of the results that will occur in the future and do not reflect any potential synergies that might arise from combined operations.


NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31 (in thousands):

                                                         2000        1999
                                                         ----        ----
Computer and communications equipment                   $ 2,420     $ 193
Purchased software                                        2,914         -
Office equipment and furniture                              614         2
Leasehold improvements                                      226         -
                                                        -------     -----
                                                          6,174       195
Accumulated depreciation and amortization                (1,902)      (28)
                                                        -------     -----
                                                        $ 4,272     $ 167
                                                        =======     =====

As of December 31, 2000, the cost of assets under capital leases, principally computer and communications equipment, was approximately $725,000. The net book value of such assets was approximately $367,000.


NOTE 6. ACCRUED EXPENSES & OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following as of December 31 (in thousands):

                                                                  2000              1999
                                                                  ----              ----
Accrued software development costs                                $2,439             $ 258
Accrued severance                                                    748                 -
Accrued professional fees                                            559               292
Accrued compensation and related costs                               467               488
Current maturities of capital lease obligations                      191                 -
Other                                                                488                17
                                                                  ------            ------
                                                                  $4,892            $1,055
                                                                  ======            ======

During April 2001, the Company renegotiated approximately $2.0 million of accrued expenses and other current liabilities outstanding as of December 31, 2000 with several of its vendors. The vendors agreed to accept a 25% payment to be made within 30 days and common stock for the remaining 75% of such balance. The Company owes approximately $0.2 million of related sales tax, which will be paid upon issuance of the common stock.

NOTE 7. LONG-TERM DEBT

In February 2000, eB2B obtained a $2,500,000 term loan from a bank (the "Bank"). The term loan has a term of three years, is interest-only until December 1, 2000, and bears interest at a rate equal to LIBOR plus 1%. Beginning December 1, 2000, the term loan required ten quarterly principal payments of $250,000. The proceeds from the term loan were primarily used to refinance the $2,116,000 debt of Netlan paid by eB2B in connection with the Netlan Merger.

At December 31, 2000, the maturity of long-term debt is as follows (in thousands):

2001                                                       $1,000
2002                                                        1,000
2003                                                          250
                                                            -----
Total                                                      $2,250
                                                            =====


The Company has obtained a $1,250,000 line of credit with the Bank, which secures $1,178,000 of letters of credit that are outstanding at December 31, 2000. As of December 31, 2000, there was no amount outstanding under the line of credit. The Company has pledged a custodial cash account with the Bank as security on the term loan and line of credit. The Company is required to maintain a minimum balance of approximately 111% of the outstanding term loan and the line of credit at all times. As of December 31, 2000, the required balance was $3,889,000. As of April 2, 2001, the $2,250,000 outstanding balance of the term loan was repaid in full using cash held the custodial cash account. As a result, the required balance in the custodial cash account as of April 2, 2001 was reduced to $1,389,000.


NOTE 8. COMMITMENTS AND CONTINGENCIES

Leases and other commitments

The Company has several capital leases with various financial institutions for computer and communications equipment used in operations with lease terms ranging from 2 to 3 years. Also, during the third quarter of 2000, the Company entered into a lease for new office space that will expire in 2007. According to the terms of the lease agreements, the Company is required to maintain letters of credit in the aggregate amount of $1,178,000. The line of credit with the Bank secures such letters of credit.

Future minimum rental commitments under noncancellable leases as of December 31, 2000 were as follows (in thousands):

                                                 Capital leases      Operating leases
                                                 --------------      ----------------
2001                                                      $ 233               $ 1,467
2002                                                        133                 1,192
2003                                                        111                 1,162
2004                                                          -                 1,166

2005                                                          -                 1,175
Thereafter                                                    -                 1,567
                                                          -----                 -----
Total                                                     $ 477               $ 7,729
                                                            ===                 =====

Less: amounts representing interest                          74
Less: current maturities                                    191

Long-term capital lease obligations                       $ 212
                                                          =====


Employment agreements

The Company maintains employment agreements with one director and four of its officers. These employment agreements provide for (i) minimum annual base salaries of $950,000 in the aggregate, and (ii) minimum bonuses totaling $265,000 for each year of employment of these four individuals.

Severance agreements

An officer and director resigned as Executive Vice President, effective September 30, 2000, and as member of the Board of Directors, effective December 31, 2000. In connection with his resignation as an officer of the Company, the Company signed an agreement, which provides that (i) he will be paid an aggregate of $270,000 in semi-monthly installments between September 30, 2000 and September 30, 2003, (ii) his options will become exercisable in accordance with their initial terms, and (iii) the Company will provide him with certain benefits, as defined in the agreement. In relation with this obligation, the Company recorded a severance accrual and a general and administrative expense of $327,000 for the year ended December 31, 2000.

An officer and director resigned as Executive Vice President and Chief Technology Officer, effective September 1, 2000, and as a member of the Board of Directors, effective December 31, 2000. In connection with his resignation, the Company signed an agreement, which provides that (i) he will be paid an aggregate of $205,000 in semi-monthly installments between September 1, 2000 and December 31, 2001, (ii) his options will become exercisable in accordance with their initial terms, and (iii) the Company will provide him with certain benefits, as defined in the agreement. In relation with this obligation, the Company recorded a severance accrual and a general and administrative expense of $241,000 for the year ended December 31, 2000.

The former Chief Executive Officer of DWeb resigned effective April 18, 2000 upon consummation of the Merger. In connection with his resignation, the Company signed an agreement with this individual, which provides for installments in the aggregate of $215,000 payable monthly between May 1, 2000 and October 31, 2001. In relation with this obligation, the Company recorded a $215,000 severance accrual, which was included in the purchase price of the Merger.

The former President and Chief Operating Officer of DWeb resigned effective August 1, 2000. Based on a change in control provision in his employment agreement with DWeb, the Company signed an agreement, which provides for installments in the aggregate of $450,000 payable semi-monthly between August 1, 2000 and September 30, 2002. In relation with this obligation, the Company recorded a $517,000 severance accrual, which was included in the purchase price of the Merger.

Litigation

The Company is party to certain legal proceedings and claims, which arise in the ordinary course of business. In the opinion of management, the amount of an ultimate liability with respect to these actions will not materially affect the financial position, results of operations or cash flows of the Company.

In October 2000, Cintra Software & Services Inc. ("Cintra") commenced a civil action against the Company in New York Supreme Court, New York County. The complaint alleges that the Company acquired certain software from Cintra upon the authorization of the Company's former Chief Information Officer. Cintra is seeking damages of approximately $856,000. While the actions are at an early stage, the Company believes it has meritorious defenses to the allegations made in the complaint and intends to vigorously defend the action.

On March 2, 2001, a former employee commenced a civil action against the Company and two members of its management in the Supreme Court of the State of New York, County of New York, seeking, among other things, compensatory damages in the amount of $1.0 million and additional punitive damages of $1.0 million for alleged defamation in connection with his termination by the Company, as well as a declaratory judgment concerning his alleged entitlement to stock options to purchase 75,000 shares of the Company's common stock. The Company has not yet responded to the Complaint and no discovery has commenced. The Company disputes these claims and intends to vigorously defend the action.


NOTE 9. PREFERRED STOCK

In April 1999, eB2B authorized 2,000 shares of Series A Convertible Preferred Stock ("Series A") with a par value of $.0001 per share, and issued 300 shares of Series A for $300,000. Each share of Series A is convertible into the number of shares of common stock by dividing the purchase price for the Series A by the conversion price in effect resulting in approximately 399,000 shares of Company common stock. The Series A have antidilution provisions, which can change the conversion price in certain circumstances if additional shares of common stock were to be issued by the Company. The holders have the right to convert the shares of Series A at any time into common stock. Upon liquidation, dissolution or winding up of the Company, the holders of the Series A are entitled to receive $1,000 per share plus any accrued and unpaid dividends before distributions to any holder of the Company's common stock. As of December 31, 2000, 293 shares of Series A issued in April 1999 had been converted into 389,690 shares of Company common stock.

In December 1999, eB2B authorized 4.0 million shares of Series B Convertible Preferred Stock ("Series B") with a par value of $.0001 per share, and issued approximately 3.3 million shares for $33.0 million in gross proceeds ($29.4 million in net proceeds), in a private placement conducted by eB2B. Each share of Series B is convertible into the number of shares of common stock that results from dividing the purchase price by the conversion price per share in effect resulting in approximately 16.0 million shares of Company common stock valued at $124.4 million based on the average quoted market price of DWeb's common stock in the three-day period before and after December 1, 1999, the date at which the parties signed the definitive merger agreement. As this value was significantly greater than the net proceeds received in the private placement of Series B preferred stock, the net proceeds received were allocated to the convertible feature and amortized as a deemed dividend on preferred stock, resulting in a corresponding charge to retained earnings and a credit to additional paid-in capital within the stockholders' equity as of December 31, 1999. The Series B have antidilution provisions, which can change the conversion price in certain circumstances if additional shares of common stock were to be issued by the Company. The holders have the right to convert the shares of Series B at any time into common stock. Upon liquidation, dissolution or winding up of the Company, the holders of the Series B are entitled to receive $10.00 per share plus any accrued and unpaid dividends before distributions to any holder of the Company's common stock. As of December 31, 2000, 496,801 shares of Series B issued in December 1999 had been converted into 2,402,710 shares of Company common stock.

In the event the Company declares a cash dividend on the common stock, the Company will at the same time, declare a dividend to the Series A and B stockholders equal to the dividend which would have been payable if the Series A and B stock had been converted into common stock. The holders of the Series A and B are entitled to one vote for each share of the Company's common stock into which such share of Series A and B is then convertible. In addition, upon any liquidation of the Company, holders of shares of Series A and Series B shall be entitled to payment of the purchase price before distributions to any holder of the Company's common stock.


NOTE 10. COMMON STOCK AND WARRANTS

As of December 31, 2000, there were 15,384,015 shares of our common stock issued and outstanding. The Company's common stock is currently listed on The Nasdaq SmallCap Market under the trading symbol "EBTB". Holders of the Company's common stock are entitled to one vote for each share owned on all matters submitted to a vote of stockholders. Although the Company currently does not anticipate paying any cash dividend for the foreseeable future, holders of the Company's common stock are entitled to receive cash dividends, if any, declared by our board of directors out of funds legally available therefore, subject to the rights of any holders of preferred stock. Holders of the Company's common stock do not have subscription, redemption, conversion or preemptive rights. Each share of common stock is entitled to participate pro rata in any distribution upon liquidation, subject to the rights of holders of preferred stock.

In September 1999, eB2B signed a letter of intent with the Financial Advisor to raise capital in a private placement offering of the Company's securities. In October 1999, in anticipation of eB2B's Series B preferred stock private placement offering, the Financial Advisor arranged for $1,000,000 in bridge financing for eB2B until the private placement offering commenced. The bridge financing consisted of convertible notes, in the aggregate, of $1,000,000, which automatically converted into units offered in the private placement offering based on the face value of the bridge notes, and warrants to purchase up to 717,409 shares of eB2B common stock (equivalent to 1,908,308 shares of Company common stock), exercisable at $4.00 per share ($1.50 reflective of the 2.66 to 1 exchange ratio in the Merger) for a period of seven years (the "Bridge Financing Warrants"). The Bridge Financing Warrants were valued using the Black-Scholes option pricing model at approximately $3,178,000 and were expensed in 1999 as interest in eB2B's statement of operations when the bridge financing was liquidated.

In December 1999, eB2B issued to the Financial Advisor, for services relating to the private placement, warrants to purchase 1,482,600 shares of eB2B common stock (equivalent to 3,943,716 shares of Company common stock) at an exercise price of $5.50 per share ($2.07 reflective of the 2.66 to 1 exchange ratio in the Merger) for a period of five years (the "Private Placement Fees"). Also, investors in the Series B preferred stock private placement offering received warrants to purchase an aggregate of 1,500,048 shares of eB2B common stock (equivalent to 3,990,128 shares of Company common stock) with similar terms
(the "Private Placement Investors"). The Private Placement Fees and the Private Placement Investors were valued utilizing the Black-Scholes option pricing model at approximately $52,284,000.

In connection with certain salaries and various legal and consulting services rendered during 1999, eB2B issued 148,000 shares of common stock (equivalent to 393,680 shares of Company common stock) and 188,500 warrants to purchase shares of common stock (equivalent to 501,410 shares of Company common stock), respectively. The warrants are exercisable for a period of five years at prices ranging from $0.50 to $5.50 ($0.19 to $2.07 reflective of the 2.66 to 1 exchange ratio in the Merger) per share (the "Consulting Warrants"). The shares of common stock issued in lieu of salaries were valued at $228,000, and expensed as stock-based compensation in eB2B's statement of operations in 1999. The Consulting Warrants were valued using the Black-Scholes option pricing model at approximately $1,029,000, and charged to stock-based compensation in eB2B's statement of operations in 1999.

A principal and the Chief Executive Officer of the Financial Advisor is a director of the Company. Under an agreement between the Financial Advisor and eB2B, upon completion of the Merger with DWeb on April 18, 2000, the Financial Advisor received a finder's fee equal to 3% of the total number of shares received by eB2B stockholders in the Merger. The fee was paid in the form of 720,282 shares of Company common stock and seven-year warrants to purchase 502,383 of such shares at an exercise price of $2.07 per share (the "Finder's Warrants"). The shares of common stock were valued at the fair market of the DWeb stock on April 18, 2000, the date of the Merger and the Finder's
Warrants have
been valued using the Black-Scholes option pricing model.The aggregate value of the shares of common stock and warrants, or $10.2 million, was included in the purchase price of the Merger.

In November 1999, eB2B issued the Financial Advisor five-year warrants to purchase 470,000 shares of eB2B common stock (equivalent to 1,250,200 shares of Company common stock) at an exercise price of $5.50 per share (equivalent to $2.07 per share of Company common stock) in consideration for the advisory services rendered during the Merger (the "Advisory Warrants"). The Advisory Warrants vested upon completion of the Merger on April 18, 2000 and have been included in the purchase price of the Merger, along with 30,000 additional warrants to purchase shares of eB2B common stock with similar terms (equivalent to 79,800 shares of Company common stock) granted to a Board member and his affiliate, for an aggregate value of approximately $10.1 million using the Black-Scholes option pricing model.

On April 18, 2000, the number of shares of DWeb's common stock issuable under existing warrants agreements became warrants to purchase shares of Company common stock. As of December 31, 2000, 410,772 of such warrants were outstanding.

In 2000, the Company issued 300,000 warrants to purchase shares of Company common stock at an exercise price of $3.91 per share to a business partner, which vest in three equal installments, on each of the annual anniversary of the warrant agreement date (the "Business Partner Warrants"). The Business Partner Warrants have been valued at $900,000 using the Black-Scholes option pricing model and their value will be amortized ratably over three years. During the year ended December 31, 2000, the Company recognized business partner warrant expenses in the amount of $89,000, which have been classified as stock-based compensation expense in the Company's consolidated statement of operations.

The assumptions used by the Company in determining the fair value of the above warrants were as follows: dividend yield of 0%, risk-free interest rate of 6.0% and 6.5% in 1999 and 2000, respectively, expected volatility of 80%, and expected life of 3 to 7 years depending on the actual life of the respective warrants.

The following table summarizes the status of the above warrants at December 31, 2000:

                                              Warrants outstanding                             Warrants
                                                                                              exercisable
                        -------------------------------------------------------------------------------------
                         Range of exercise    Number of shares      Weighted average       Number of shares
                          price per share                       remaining life (in years)

Bridge
Financing                              $1.50         1,908,308             5.8                     1,908,308
Private
Placement Fees                         $2.07         3,943,716             3.9                     3,943,716

Private
Placement
Investors                              $2.07         3,990,128             3.9                     3,990,128
Consulting                    $0.19 to $2.07           501,410             3.6                       501,410
Finder's                               $2.07           502,383             6.3                       502,383
Advisory                               $2.07         1,330,000             3.8                     1,330,000
DWeb                          $1.00 to $9.90           410,772             6.0                       410,772
Business Partner                       $3.91           300,000             6.8                             -
                                                    ----------                                    ----------
Total                                               12,886,717                                    12,586,717
                                                    ==========                                    ==========


NOTE 11. STOCK OPTION AND DEFINED CONTRIBUTION PLANS

Stock options plans

The Company has stock-based compensation plans under which outside directors, certain employees and consultants received stock options and other equity-based awards. The shareholders of the Company approved the 2000 stock option plan. All options outstanding under either eB2B's or DWeb's prior plans at the time of the Merger remained in effect, but the plans have been retired as of April 18, 2000, the date of the Merger. Stock options under the Company's 2000 stock option plan are generally granted with an exercise price equal to 100% of the market value of a share of common on the date of the grant, have 10 year terms and vest within 2 to 4 years from the date of the grant. Subject to customary antidilution adjustments and certain exceptions, the total number of shares of common stock authorized for option grants under the plan was approximately 10.0 million shares at December 31, 2000. At that date, approximately 5.7 million shares were available for grant.

In connection with the Merger, outstanding options held by DWeb employees became exercisable, according to their terms, for Company common stock effective at the acquisition date. These options did not reduce the shares available for grant under the 2000 stock option plan. The fair value of these options, valued using the Black-Scholes pricing model, was included in the purchase price of the Merger. There were no unvested options held by employees of companies acquired in a purchase combination.

The former Chief Executive Officer and current Chairman of the Board of Directors of the Company was granted options to purchase 500,000 shares of eB2B common stock (equivalent to 1,330,000 shares of Company common stock) at an exercise price of $5.50 per share (equivalent to $2.07 per share of Company common stock). These options vested upon the completion of the Merger on April 18, 2000. In connection with such options, the Company recorded a one-time charge classified as stock-based compensation expense of approximately $8.8 million in the year ended December 31, 2000.

In connection with certain consulting services rendered during 2000, the Company granted 65,000 stock options in exchange for services. These options were valued, utilizing the Black-Scholes option pricing model, at approximately $70,000, of which $36,000 was charged to stock-based compensation expense in the year ended December 31, 2000. The assumptions used by the Company in determining the fair value of these options were consistent with the assumptions described in Note 10, Common Stock and Warrants.

The Company has adopted the disclosure requirements of SFAS No. 123 and, as permitted under SFAS 123, applies APB 25 and related interpretations in accounting for its plans. Compensation expense recorded under APB 25 was approximately $16.0 and $2.7 million for the years ended December 31, 2000 and 1999, respectively. If the Company had elected to adopt optional recognition provisions of SFAS 123 for its stock option plans, net loss and net loss per share would have been changed to the pro forma amounts indicated below (in thousands, except per share data):

                                                                   Years ended December 31,
                                                                   ------------------------
                                                                    2000             1999
                                                                    ----             ----
Net loss attributable to common stockholders
     As reported                                                 $ (41,335)       $ (37,562)
     Pro forma                                                   $ (50,909)       $ (38,070)

Net loss per common share - basic and diluted
     As reported                                                   $ (3.61)         $ (5.70)
     Pro forma                                                     $ (4.44)         $ (5.78)


The fair value of stock options used to compute pro forma net loss and net loss per common share disclosures is the estimated fair value at grant date using the Black-Scholes pricing model with the following assumptions:

Weighted-Average Assumptions                            2000             1999
----------------------------                            ----             ----
Dividend yield                                           0 %              0 %
Expected volatility                                      80%              80%
Risk-free interest rate                                 6.5%             6.0%

Presented below is a summary of the status of the Company employee and director stock options and the related transactions for the years ended December 31, 2000 and 1999:

                                                        Shares (in thousands)          Weighted Average Exercise Price
                                                        --------------------                      Per Share
                                                                                                  ---------
Options outstanding at
January 1, 1999                                                        -                                   -
-------------------------------------------------------------------------------------------------------------
     Granted                                                       2,048                              $ 0.78
     Exercised                                                         -                                   -
     Forfeited/expired                                                 -                                   -
-------------------------------------------------------------------------------------------------------------
Options outstanding at
January 1, 2000                                                    2,048                              $ 0.78
     Granted/assumed (1)                                           7,784                              $ 2.78
     Exercised                                                        81                              $ 2.69
     Forfeited/expired                                             1,143                              $ 2.64
-------------------------------------------------------------------------------------------------------------
Options outstanding at
December 31, 2000                                                  8,608                              $ 2.32


(1)      Includes options converted in DWeb acquisition.

Defined contribution plan

The Company has a defined contribution savings plan (the "Plan"), which qualifies under Section 401(k) of the Internal Revenue Code. Participants may contribute up to 20% of their gross wages, not to exceed, in any given year, a limitation set by Internal Revenue Service regulations. The Plan provides for discretionary contributions to be made by the Company as determined by its Board of Directors. The Company has not made any contributions to the Plan.


NOTE 12. INCOME TAXES

The components of the net deferred tax asset as of December 31, 2000 and 1999 consist of the following (in thousands):

                                                     2000              1999
                                                     ----              ----
Deferred tax assets:
Net operating loss carryforwards................     $  6,900          $  1,292
Stock-based compensation........................        7,500                --
Capitalized start-up expenditures...............           --             1,069
                                                     --------          --------
                                                       14,400             2,361
Deferred tax liability:
Research and development........................           --               278
                                                     --------          --------
                                                       14,400             2,083

Valuation allowance.............................      (14,400)           (2,083)
                                                     ========          ========
Net deferred tax asset..........................     $     --          $     --
                                                     ========          ========

Deferred income taxes reflect the net effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Due to the uncertainty on the Company's ability to realize the benefit of the deferred tax assets, the deferred tax assets are fully offset by a valuation allowance at December 31, 2000 and 1999.

As of December 31, 2000, the Company had approximately $20.0 million of net operating loss carryforwards for federal income tax purposes. These carryforwards will begin expiring in 2019 if not utilized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows (in thousands):

                                                       Year Ended December 31,
                                                       -----------------------
                                                         2000             1999
                                                         ----             ----
Federal income tax at statutory rate                  $(14,000)        $(2,700)
State income tax, net of federal benefit                (2,400)           (500)
Non deductible expenditures including
  goodwill amortization and other                        4,083           1,117
Change in valuation allowance                           12,317           2,083
                                                        ------           -----
Income tax as recorded                                $   -            $   -
                                                        ======           =====



NOTE 13. SEGMENT REPORTING

The Company has two reportable operating segments. The Company utilizes proprietary software to provide a technology platform for large buyers and large suppliers to transfer business documents via the Internet to their small and medium-sized trading partners. The Company also offers professional services, which provide consulting expertise to the same client base, as well as to other businesses that prefer to operate or outsource the transaction management and document exchange of their business-to-business relationships. The Company's transaction processing technology platform and professional services make up one reportable segment defined as "transaction processing and related services." In addition, the Company designs and delivers custom technical education through delivery of custom computer and Internet-based on line training seminars. This second reportable segment is defined as "training and client educational services."

The following information is presented in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which established standards for reporting information about operating segments in the Company's financial statements (in thousands):

                                                               Year Ended December, 31
                                                               ------------------------
                                                                2000            1999
                                                                ----            ----

Revenue from external customers
   Transaction processing and related services                  $  3,039          $     -
   Training and client educational services                        2,429                -
                                                                --------          -------
                                                                $  5,468          $     -
                                                                ========          =======

EBITDA (1)
   Transaction processing and related services                  $(13,467)         $(1,435)
   Training and client educational services                          363                -
                                                                --------          -------
        EBITDA                                                   (13,104)          (1,435)
   Depreciation and amortization                                 (13,143)            (807)
   Stock-related compensation                                    (16,027)          (5,864)
   Interest                                                          939              (14)
                                                                --------          -------
        Net Loss                                                $(41,335)         $(8,120)
                                                                ========          ========

Identifiable assets
   Transaction processing and related services                  $ 15,201          $29,064
   Training and client educational services                        1,310                -
   Corporate, mainly goodwill and other intangibles               56,708                -
                                                                --------          -------
                                                                $ 73,219          $29,064
                                                                ========          =======

Capital expenditures, including product development
   Transaction processing and related services                  $  5,892          $ 1,335
   Training and client educational services                           41                -
                                                                --------          -------
                                                                $  5,933          $ 1,335
                                                                ========          =======


(1) EBITDA is defined as net income (loss) adjusted to exclude: (i) provision (benefit) for income taxes, (ii) interest income and expense, (iii) depreciation, amortization and write-down of assets, (iv) stock-related compensation.

EBITDA is presented because management considers it an important indicator of the operational strength and performance of its business. The Company evaluates the performance of its operating segments without considering the effects of (i) debt financing interest expense and investment interest income, and (ii) non-cash charges related to depreciation, amortization and stock-related compensation, which are managed at the corporate level.


NOTE 14. SUBSEQUENT EVENTS

On April 16, 2001, the Company received additional financing of $7.5 million in the form of a convertible note and an irrevocable line of credit. Such note is redeemable in cash or common stock of the Company commencing October 1, 2001. The Company's intention is to redeem such note, if called, with the issuance of common stock. In connection with such financing, the Company incurred a cash fee on the convertible note amounting to 10% of the gross proceeds and a cash fee on the line of credit, amounting to 3% of amount drawn upon, if any, and issued warrants with a strike price of $0.93 a share. In addition, the Company has issued approximately 1.9 million shares of common stock in settlement of certain vendor payables.

eB2B COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                            March 31,
                                                                              2001
                                                                          -----------
                                                                          (unaudited)
                              ASSETS

Current Assets

   Cash and cash equivalents                                                $   4,561
   Accounts receivable, net                                                     1,696
   Other current assets                                                           314
                                                                          ------------
          Total Current Assets                                                  6,571

Property and equipment, net                                                     4,151
Goodwill, net                                                                  50,972
Other intangibles, net                                                          2,033
Other assets                                                                    1,682
                                                                          ------------
             Total Assets                                                   $  65,409
                                                                          ============

               LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Current maturities of long-term debt                                     $   1,000
   Accounts payable                                                             2,111
   Accrued and other                                                            4,689
   Deferred income                                                                469
                                                                          ------------
          Total Current Liabilities                                             8,269

Long-term debt, less current maturities                                         1,000
Capital lease obligations, less current maturities                                183
Other                                                                             284
                                                                          ------------
          Total Liabilities                                                     9,736
                                                                          ------------

Commitments and contingencies

Stockholders' Equity
  Undesignated preferred stock - no par value; 45,998,000 shares authorized; no shares issued and outstanding
  Preferred stock, convertible Series A - $.0001 par value;
     2,000 shares authorized; 7 shares issued and outstanding                       -
  Preferred stock, convertible Series B - $.0001 par value;
     4,000,000 shares authorized; 2,727,491 shares issued and
     outstanding                                                                    -
  Common stock - $.0001 par value; 200,000,000 shares
     authorized; 15,816,094 shares issued and outstanding                           2
  Additional paid-in capital                                                  144,459
  Accumulated deficit                                                         (87,102)
  Unearned stock-based compensation                                            (1,686)
                                                                          ------------
          Total Stockholders' Equity                                           55,673
                                                                          ------------
              Total Liabilities and Stockholders' Equity                    $  65,409
                                                                          ============

     See accompanying notes to condensed consolidated financial statements.

eB2B COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                Three Months Ended
                                                     March 31,
                                                     ---------
                                               2001             2000
                                               ----             ----
Revenue                                      $ 1,864           $  415
                                           ---------         ---------
Costs and expenses

   Cost of revenue                               874              249
   Marketing and selling (exclusive of
     stock-based compensation expense of
     $107 and $652 for the three months
     ended March 31, 2001 and 2000,
     respectively)                               834              351
   Product development costs (exclusive
     of stock-based compensation expense
     of $2 and $63 for three months
     ended March 31, 2001 and 2000,
     respectively)                             1,145              658
   General and administrative
     (exclusive of stock-based
     compensation expense of $573 and
     $2,382 for the three months ended
     March 31, 2001 and 2000,
     respectively)                             3,060             2,556
   Amortization of goodwill and other
     intangibles                               3,401                88
   Stock-based compensation expense              682             3,097
                                           ---------         ---------
            Total costs and expenses           9,996             6,999
                                           ---------         ---------
              Loss from operations            (8,132)           (6,584)

Interest and other, net                           35               277
                                           ---------         ---------
       Net loss                              $(8,097)          $(6,307)
                                           ==========        ==========

Basic and diluted net loss per common
     share                                   $ (0.52)          $ (0.85)
                                           ==========        ==========

Weighted average number of common
     shares outstanding                    15,562,775        7,430,550
                                           ==========        ==========

     See accompanying notes to condensed consolidated financial statements.

eB2B COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN THOUSANDS)

                                                                          Three Months Ended March 31,
                                                                          ----------------------------
                                                                           2001                  2000
                                                                           ----                  ----
Operating Activities
   Net loss                                                             $ (8,097)              $(6,307)
   Adjustments to reconcile net loss to net cash used in
     operating activities
        Depreciation and amortization                                      3,907                   783
        Stock-based compensation expense                                     682                 3,097
   Management of operating assets and liabilities
        Accounts receivable, net                                            (248)                 (157)
        Accounts payable                                                     295                   496
        Accrued expenses and other liabilities                              (281)                  (95)
        Other                                                                 76                    (4)
                                                                       ----------            ----------
            Net cash used in operating activities                         (3,666)               (2,187)
                                                                       ----------            ----------
Investing Activities
   Product development expenditures                                         (896)                 (499)
   Purchase of property and equipment                                       (195)                 (156)
   Proceeds from maturity of investments available-for-sale                    -                 2,970
   Acquisitions, net of cash acquired                                          -                  (585)
                                                                       ----------            ----------
            Net cash (used in) provided by investing activities           (1,091)                1,730
                                                                       ----------            ----------

Financing Activities
   Repayment of borrowings                                                  (250)               (2,116)
   Proceeds from borrowings                                                    -                 2,500
   Payment of capital lease obligations                                      (82)                  (14)
                                                                       ----------            ----------
            Net cash (used in) provided by financing activities             (332)                  370
                                                                       ----------            ----------

Net decrease in cash and cash equivalents                                 (5,089)                  (87)
Cash and cash equivalents at beginning of period                           9,650                 9,907
                                                                       ----------            ----------
Cash and cash equivalents at end of period                              $  4,561               $ 9,820
                                                                       ==========            ==========
Non-cash transactions
   Common stock, options and warrants issued or exchanged in
     connection with acquisition                                        $      -               $ 3,347
Cash paid during the period for
   Interest                                                             $     43               $     -


     See accompanying notes to condensed consolidated financial statements.

eB2B COMMERCE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


NOTE 1. ORGANIZATION AND PLAN OF OPERATION

eB2B Commerce, Inc (the "Company") utilizes proprietary software to provide a technology platform for large buyers and large suppliers to transfer business documents via the Internet to their small and medium-sized trading partners. These documents include, but are not limited to, purchase orders, purchase order acknowledgements, advanced shipping notices and invoices. The Company does not allow customers to take delivery of its proprietary software. The Company provides access via the Internet to its proprietary software, which is maintained on its hardware and on hosted hardware. The Company also offers professional services, which provide consulting expertise to the same client base, as well as to other businesses that prefer to operate or outsource the transaction management and document exchange of their business-to-business relationships. In addition, the Company provides authorized technical education to its client base, and also designs and delivers custom computer and Internet-based training seminars.

Since its inception, the Company has experienced significant losses from operations and negative cash flows from operations in the transaction management and document exchange services. Management has addressed the costs of providing these services throughout 2000 and thus far in 2001. While the Company continues to add large customers to its service, it is focused primarily on adding trading partners who transact business with its largest existing customers.

To address the continuing loss from operations and negative cash flows from operations, management enacted a plan for the Company, which included various cost cutting measures, principally staffing reductions and discretionary spending reductions in selling, marketing, general and administrative areas, during the third and fourth quarter of 2000 and into 2001.

Additionally, during May 2001, the Company received financing of $7.5 million in the form of convertible notes and warrants (see Note 3, Financing). The Company has also agreed to issue approximately 2.5 million shares of currently unregistered Company common stock in lieu of $1.5 million of payments to certain vendors.

NOTE 2. BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

In the opinion of management, all material adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included in the accompanying unaudited condensed consolidated financial statements. All significant intercompany balances and transactions have been eliminated in consolidation and certain other prior period balances have been reclassified to conform to the current period presentation. The accompanying unaudited condensed consolidated financial statements are not necessarily indicative of full year results.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading. This report should be read in conjunction with the consolidated financial statements and footnotes therein included in the audited annual report on Form 10-KSB for the fiscal year ended December 31, 2000.

NOTE 3. FINANCING

On May 2, 2001, the Company completed a private placement of convertible notes and warrants (the "Financing"). The gross proceeds of the Financing totaled $7.5 million. Pursuant to the Financing, the Company issued $7,500,000 of principal amount of 7% convertible notes ("Convertible Notes"), convertible into an aggregate of 15,000,000 shares of Company common stock ($0.50 per share), and warrants to purchase an aggregate 15,000,000 shares of Company common stock at $0.93 per share (the "Private Warrants").

The Convertible Notes have a term of 18 months, which period may be accelerated in certain events. Interest is payable quarterly in cash, in identical Convertible Notes or in shares of common stock, at the option of the Company. In addition, the Convertible Notes will automatically convert into Series C preferred stock if the Company receives the required consent of the holders of the Company's Series B preferred stock to the issuance of this new series. The Series C preferred stock would be convertible into common stock on the same basis as the Convertible Notes. The Series C preferred stock have (i) antidilution provisions, (ii) a liquidation preference, and (iii) can be automatically converted by the Company in certain circumstances.

The Private Warrants will be exercisable for a period of two years from the earlier of (i) the date the Company receives shareholder approval of the Financing, (ii) the date such shareholder approval is no longer required, either because the common stock of the Company is no longer listed on NASDAQ or otherwise, or (iii) October 1, 2001.

The Company intends to seek shareholder approval of the Financing, as required by the rules of NASDAQ.

In connection with the closing of the Financing, the Company canceled a $2,050,000 line of credit issued in April 2001 (the "Line of Credit"), pursuant to which it had not borrowed any funds. The Company incurred a cash fee amounting to $61,500 in consideration of the availability of the Line of Credit. In addition, the issuer of the Line of Credit was issued warrants to purchase 900,000 shares of Company common stock at $0.50 per share for a period of five years in consideration of the availability of such line. These warrants were valued using the Black-Scholes option pricing model at $549,000.

In connection with the Financing, the Company incurred a cash fee amounting to $750,000 and issued (i) warrants to purchase 2,250,000 shares of Company common stock with an exercise price of $0.93 for a period of five years and (ii) unit purchase options to purchase Series C preferred stock convertible into an aggregate of 2,250,000 shares of Company common stock with an exercise price of $0.50 per share for a period of five years. These warrants and unit purchase options were valued using the Black-Scholes option pricing model at $675,000 and $810,000, respectively. Additionally, other expenses directly related the Financing were approximately $400,000.

The assumptions used by the Company in determining the fair value of the above warrants and unit purchase options were as follows: dividend yield of 0%, risk-free interest of 6.5%, expected volatility of 80%, and expected life of 2 to 5 years.

NOTE 4. ACQUISITIONS

DynamicWeb Enterprises, Inc.

On April 18, 2000, eB2B Commerce, Inc., a Delaware corporation ("eB2B"), merged with and into DynamicWeb Enterprises, Inc., a New Jersey corporation and an SEC registrant ("DWeb"), with the surviving company using the name "eB2B Commerce, Inc.". Pursuant to the Agreement and Plan of Merger between eB2B and DWeb, the shareholders of DWeb retained their shares in DWeb, while the shareholders of eB2B received shares, or securities convertible into shares, of common stock of DWeb representing approximately 89% of the equity of the Company, on a fully diluted basis. The transaction was accounted for as a reverse acquisition, a purchase business combination in which eB2B was the accounting acquirer and DWeb was the legal acquirer. Each share of common stock of DWeb remained outstanding and each share of eB2B common stock was exchanged for the equivalent of 2.66 shares of DWeb's common stock. In addition, shares of eB2B preferred stock, warrants and options were exchanged for like securities of DWeb, reflective of the 2.66 to 1 exchange ratio. The management of eB2B remained the management of the Company.

Netlan Enterprises, Inc.

On February 22, 2000, eB2B completed its acquisition of Netlan Enterprises, Inc. and subsidiaries ("Netlan"). The acquisition was accounted for using the purchase method.

At March 31, 2001, accumulated amortization related to the goodwill and other intangibles acquired in the Netlan and DWeb acquisitions totaled approximately $13.2 million.

The following represents the summary unaudited pro forma condensed consolidated results of operations for the three-month period ended March 31, 2000 as if the acquisitions had occurred at the beginning of the period presented (in thousands, except per share data):


                                                         Three Months Ended
                                                           March 31, 2000
                                                         -------------------
Revenue                                                          $1,870
Net loss                                                        (21,820)
Basic and diluted net loss per common share                       (1.75)

The pro forma results are not necessarily indicative of what would have occurred if the acquisitions had been in effect for the period presented. In addition the pro forma results are not necessarily indicative of the results that will occur in the future and do not reflect any potential synergies that might arise from the combined operations.

NOTE 5. NET LOSS PER COMMON SHARE

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per common share has not been reflected since the assumed conversion of options, warrants and preferred shares would have been antidilutive. Had the Company reported net income at March 31, 2001 and 2000, options and warrants to purchase 23,255,737 and 14,026,554 common shares, and preferred shares convertible into 13,200,448 and 16,358,995 common shares, respectively, would have been included in the computation of diluted earnings per common share, to the extent they were not antidilutive.

The unaudited pro forma net loss per common share presented in Note 4 herein has been computed in the same manner as net loss per common share.

The weighted-average number of shares outstanding for purposes of presenting net loss per common share on a comparative basis has been retroactively restated to the earliest period presented to reflect the 2.66 to 1 exchange ratio in the reverse acquisition described in Note 4 herein.

NOTE 6. PRODUCT DEVELOPMENT

Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" requires companies to capitalize qualifying computer software costs incurred during the application development stage. All other costs incurred in connection with internal use software were expensed as incurred. The useful life assigned to capitalized product development costs should be based on the period such product is expected to provide future utility to the Company. As of March 31, 2001, capitalized product development costs, which have been classified as other assets in the Company's balance sheet, were $1,565,000. Total product development costs were approximately $1,145,000 and $658,000, as expensed, for the three-month periods ended March 31, 2001 and 2000, respectively.

NOTE 7. RELATED PARTIES

A principal and Chief Executive Officer of a financial advisor (the "Financial Advisor") is a director of the Company.

In connection with the closing of the Financing described in Note 3 herein, the Financial Advisor and its affiliate received a cash fee in the amount of $61,500 in consideration of the availability of the Line of Credit. In addition, the Financial Advisor was issued warrants to purchase 900,000 shares of Company common stock at $0.50 per share for a period of five years in consideration of the availability of such line. These warrants were valued using the Black-Scholes option pricing model at $549,000.

For acting as a placement agent for the Financing, the Financial Advisor received a cash fee in the amount of $637,500 and was issued (i) warrants to purchase 1,875,000 shares of Company common stock with an exercise price of $0.93 for a period of five years and (ii) unit purchase options to purchase Series C preferred stock convertible into an aggregate of 1,875,000 shares of Company common stock with an exercise price of $0.50 per share for a period of five years. These warrants and unit purchase options were valued using the Black-Scholes option pricing model at $562,500 and $675,000, respectively.

NOTE 8. SEGMENT REPORTING

The following information is presented in accordance with Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information", which established standards for reporting information about operating segments in the Company's financial statements (in thousands):

                                                       Three Months Ended March, 31
                                                       ----------------------------
                                                       2001                    2000
                                                       ----                    ----
Revenue from external customers
   Transaction processing and related services      $  1,165                $    177
   Training and client educational services              699                     238
                                                    --------                --------
                                                    $  1,864                $    415
                                                    ========                ========
EBITDA (1)
   Transaction processing and related services      $ (3,642)               $ (2,794)
   Training and client educational services               93                      29
                                                    --------                --------
        EBITDA                                        (3,549)                 (2,765)
   Depreciation and amortization                      (3,907)                   (783)
   Stock-related compensation                           (682)                 (3,097)
   Interest                                               41                     338
                                                    --------                --------
        Net Loss                                    $ (8,097)               $ (6,307)
                                                    ========                ========


(1) EBITDA is defined as net income (loss) adjusted to exclude: (i) provision (benefit) for income taxes, (ii) interest income and expense, (iii) depreciation, amortization and write-down of assets, (iv) stock-related compensation.

EBITDA is presented because management considers it an important indicator of the operational strength and performance of its business. The Company evaluates the performance of its operating segments without considering the effects of (i) debt financing interest expense and investment interest income, and (ii) non-cash charges related to depreciation, amortization and stock-related compensation, which are managed at the corporate level.

Transaction processing and related services include revenue for processing transactions and consulting services. Revenue from transaction processing is recognized on a "pay per transaction" basis or based on a monthly subscription charge related to the overall number of transactions during the period. The revenue from these services is recognized in the month in which the services are rendered. Revenue from consulting services is recognized as services are rendered over the contract term. The revenue derived from training and client educational services is recognized as services are rendered for the respective seminars, typically one to five days. Deferred income includes amounts billed for the unearned portion of certain consulting contracts and training seminars.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

The unaudited pro forma condensed combined statements of operations should be read in conjunction with the historical financial statements of eB2B Commerce, Inc. ("eB2B" or the "Company") and notes thereto for the year ended December 31, 2000 and for the three-month period ended March 31, 2001. The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations of the consolidated company that would have actually occurred had the acquisition of Netlan Enterprises, Inc. and Subsidiaries ("Netlan") and the merger with and into DynamicWeb Enterprises, Inc. ("DWeb") been effected as of January 1, 2000, nor are they indicative of the results of operations for any future periods.

The historical financial statements of eB2B reflect the acquisition of Netlan and the merger with and into DWeb on February 22, 2000 and April 18, 2000, respectively. The unaudited pro forma condensed combined statements of operations are based on available information and certain assumptions and adjustments as described in the notes thereto, which management believes is reasonable under the circumstances.

The following represents the unaudited pro forma condensed combined results of operations for the year ended December 31, 2000 and the three-month period ended March 31, 2000 as if the above acquisitions had occurred at the beginning of each of the periods presented (in thousands, except share and per share data):

Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2000


                                            eB2B       DYNAMICWEB         NETLAN
                                           COMMERCE,   ENTERPRISES,  ENTERPRISES, INC.    PRO FORMA      PRO FORMA
                                             INC.         INC.       AND SUBSIDIARIES    ADJUSTMENTS      COMBINED
                                                          [a]               [b]

Revenue                                    $  5,468       $ 1,174          $  763          $ (332)[c]     $ 7,073

Costs and expenses
      Cost of revenue                         2,839           569             409            --             3,817
      Marketing & selling                     2,804           483              76            --             3,363
      Product development costs               2,698           306            --              --             3,004
      General & administrative               13,438         2,536             443            (113)[c]      16,304
      Amortization of goodwill and
        other intangibles                     9,829          --              --             3,936 [d]      13,765
      Stock-based compensation expense       16,027          --              --               406 [e]      16,433
                                             ------        ------             ---           -----          ------
        Total costs and expenses             47,635         3,894             928           4,229          56,686
                                             ======        ======             ===           =====          ======
        Loss from operations                (42,167)       (2,720)           (165)         (4,561)        (49,613)

      Financing and other, net                  832            57              19            --               908
                                             ------        ------             ---           -----        --------
Net loss                                   $(41,335)      $(2,663)         $ (146)        $(4,561)      $ (48,705)
                                             ======        ======             ===           =====        ========

Basic and dilutive net loss per
    common share                           $  (3.61)                                                    $   (3.77)

Weighted average number of shares
    outstanding                          11,461,496                                                    12,931,613


Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2000


                                            eB2B       DYNAMICWEB         NETLAN
                                           COMMERCE,   ENTERPRISES,  ENTERPRISES, INC.    PRO FORMA   PRO FORMA
                                             INC.         INC.       AND SUBSIDIARIES    ADJUSTMENTS   COMBINED

                                                          [f]               [b]
Revenue                                   $      415   $   1,024          $  763        $   (332)[c] $   1,870

Costs and expenses
      Cost of revenue                            249         522             409             --          1,180
      Marketing & selling                        351         440              76             --            867
      Product development costs                  658         276            --               --            934
      General & administrative                 2,556       2,382             443            (113)[c]     5,268
      Amortization of goodwill and
          other intangibles                       88        --              --             3,310 [g]     3,398
      Stock-based compensation expense         3,097        --              --             9,297 [h]    12,394
                                           ---------   ---------        --------        --------      --------
        Total costs and expenses               6,999       3,620             928          12,494        24,041
                                           =========   =========        ========        ========      ========
        Loss from operations                  (6,584)     (2,596)           (165)        (12,826)      (22,171)

      Financing and other, net                   277          55              19             --            351

                                           ---------   ---------        --------        ---------      --------
Net loss                                 $    (6,307)    $(2,541)          $(146)      $ (12,826)  $   (21,820)
                                           =========   =========        ========        ========      ========
Basic and dilutive net loss per
     common share                        $     (0.55)                                              $     (1.75)

Weighted average number of
     shares outstanding                   11,461,496                                                12,433,908

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

Adjustments:

[a] The pro forma adjustment represents the historical financial information of DWeb for the period from January 1, 2000 to April 18, 2000, the date of the merger with eB2B.

[b] The pro forma adjustment represents the historical financial information of Netlan for the period from January 1, 2000 to March 1, 2000, the date at which the results of operations of Netlan have been included in the Company's results of operations.

[c] Elimination of revenue transactions generated between eB2B and both Netlan and DWeb, and elimination of the related gross profit realized by both Netlan and DWeb on professional services and consulting arrangements with eB2B for the period from January 1, 2000 to the date of their respective acquisition by eB2B.

[d] The pro forma adjustment represents additional amortization of goodwill and other intangibles that would have been recorded during the period covered by the pro forma statement of operations related to the acquisition of Netlan for approximately $182,000 for the period from January 1, 2000 to March 1, 2000, and the merger with and into DWeb for approximately $3,754,000 for the period from January 1, 2000 to April 18, 2000.

[e] The pro forma adjustment represents additional amortization of stock-based compensation that would have been recorded during the period covered by the pro forma statement of operations related to the acquisition of Netlan.

[f] The pro forma adjustment represents the historical financial information of DWeb for the period from January 1, 2000 to March 31, 2000.

[g] The pro forma adjustment represents additional amortization of goodwill and other intangibles that would have been recorded during the period covered by the pro forma statement of operations related to the acquisition of Netlan for approximately $182,000 for the period from January 1, 2000 to March 1, 2000, and the merger with and into DWeb for approximately $3,128,000 for the period from January 1, 2000 to March 31, 2000.

[h] The pro forma adjustment represents an additional charge of stock-based compensation that would have been recorded during the period covered by the pro forma statement of operations related to the acquisition of Netlan for approximately $406,000 and the merger with and into DWeb for approximately $8.8 million. The former Chief Executive Officer of the Company was granted options to purchase 1,330,000 shares of Company common stock at an exercise price of $2.07 per share. These options were to vest upon the completion of the merger with and into DWeb.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
DYNAMICWEB ENTERPRISES, INC.
Fairfield, New Jersey

    We have audited the accompanying balance sheet of DynamicWeb Enterprises, Inc. and subsidiaries as of September 30, 1999 and the related consolidated statements of operations, changes in stockholders' equity (capital deficiency) and cash flows for the years ended September 30, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of DynamicWeb Enterprises, Inc. and subsidiaries as of September 30, 1999 and the results of its operations and its cash flows for the years ended September 30, 1999 and 1998, in conformity with accounting principles generally accepted in the United States of America.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A, the Company has incurred net losses and cash outflows from operations for each of the years ended September 30, 1999 and 1998. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ RICHARD A. EISNER & COMPANY, LLP

New York, New York
November 19, 1999

With respect to Note M(3)
November 23, 1999

With respect to Note M(4)
December 17, 1999

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                                 BALANCE SHEET
                               SEPTEMBER 30, 1999

                           ASSETS
Current Assets:
    Cash and cash equivalents...............................  $   418,000
    Accounts receivable, net of allowance for doubtful
      accounts of $102,000..................................      627,000
    Prepaid expenses and other current assets...............       40,000
                                                              -----------
        Total current assets................................    1,085,000
Property and equipment, net.................................      459,000
Patents and trademarks, net of accumulated amortization of
  $19,000...................................................       23,000
Customer list, net of accumulated amortization of $57,000...       43,000
Software license agreements, net of accumulated amortization
  of $113,000...............................................       73,000
Cost in excess of fair value of net assets acquired, net of
  accumulated amortization of $72,000.......................      436,000
Other assets................................................       14,000
                                                              -----------
                                                              $ 2,133,000
                                                              -----------
                                                              -----------

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Accounts payable........................................  $   305,000
    Accrued expenses........................................      396,000
    Other liabilities.......................................       12,000
    Current portion of capital lease obligations............       32,000
    Deferred revenue........................................       95,000
                                                              -----------
        Total current liabilities...........................      840,000
Capital lease obligations, net of current portion...........       24,000
                                                              -----------
        Total liabilities...................................      864,000
                                                              -----------
Commitments, contingency and other matters (Notes K, L and
  M)
Stockholders' Equity:
    Preferred stock -- par value to be determined with each
      issue; 5,000,000 shares authorized: Series A -- 6%
      cumulative, convertible, $.001 par value; 1,375 shares
      issued and outstanding, aggregate liquidation value
      $1,787,500............................................    1,110,000
    Series B -- 6% cumulative, convertible, $.001 par value;
      1,500 shares issued and outstanding, aggregate
      liquidation value $2,025,000..........................    1,027,000
    Common stock -- $.0001 par value; 50,000,000 shares
      authorized; 2,637,076 shares issued and outstanding
    Additional paid-in capital..............................    8,508,000
    Unearned portion of compensatory stock options..........      (78,000)
    Accumulated deficit.....................................   (9,298,000)
                                                              -----------
        Total stockholders' equity..........................    1,269,000
                                                              -----------
                                                              $ 2,133,000
                                                              -----------
                                                              -----------

                       See notes to financial statements

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                            STATEMENTS OF OPERATIONS

                                                              YEAR ENDED SEPTEMBER 30,
                                                              -------------------------
                                                                 1999          1998*
                                                                 ----          -----
Revenues:
    Transaction subscription processing.....................  $   882,000   $   419,000
    Consulting services.....................................    1,494,000       601,000
    Network development.....................................      669,000       167,000
                                                              -----------   -----------
                                                                3,045,000     1,187,000
                                                              -----------   -----------
Cost of Revenues:
    Transaction subscription processing.....................      598,000       240,000
    Consulting services.....................................      893,000       427,000
    Network development.....................................      299,000        52,000
                                                              -----------   -----------
                                                                1,790,000       719,000
                                                              -----------   -----------
                                                                1,255,000       468,000
                                                              -----------   -----------
Expenses:
    Marketing and sales.....................................    1,638,000       734,000
    General and administrative..............................    1,876,000     1,925,000
    Research and development................................      534,000       412,000
                                                              -----------   -----------
                                                                4,048,000     3,071,000
                                                              -----------   -----------
Loss from operations before gain on sale of asset, interest
  expense and income........................................   (2,793,000)   (2,603,000)
Gain on sale of asset.......................................       12,000
Interest expense (including amortization of debt discount
  and deferred financing fees of $310,000 in 1998)..........       (5,000)     (374,000)
Interest income.............................................       20,000        23,000
                                                              -----------   -----------
Net loss....................................................   (2,766,000)   (2,954,000)
Cumulative dividends on preferred stock, including imputed
  dividends.................................................   (1,699,000)      (77,000)
                                                              -----------   -----------
Net loss attributed to common stockholders..................  $(4,465,000)  $(3,031,000)
                                                              -----------   -----------
                                                              -----------   -----------
Net loss per common share -- basic and diluted..............    $(1.81)       $(1.56)
Weighted average number of shares outstanding -- basic and
  diluted...................................................    2,460,287     1,944,132
                                                              -----------   -----------
                                                              -----------   -----------

---------

*  Reclassified to conform to current year's presentation

                       See notes to financial statements

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
       STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)

                                      SERIES A              SERIES B
                                     CONVERTIBLE           CONVERTIBLE          COMMON STOCK --                      UNEARNED
                                   PREFERRED STOCK       PREFERRED STOCK        PAR VALUE $.0001      ADDITIONAL    PORTION OF
                                 -------------------   -------------------      ----------------       PAID-IN     COMPENSATORY
                                 SHARES     AMOUNT     SHARES     AMOUNT      SHARES       AMOUNT      CAPITAL     STOCK OPTIONS
                                 ------     ------     ------     ------      ------       ------      -------     -------------
Balance -- October 1, 1997.....                                              2,074,710                $3,131,000     $(204,000)
Contribution of common shares
 from officers/ stockholders...                                               (654,597)
Proceeds from public offering
 (net of costs of
 $1,221,000)...................                                                733,334                 3,179,000
Shares issued and issuable to
 acquire subsidiary............                                                102,500                   526,000
Compensation expense for stock
 options.......................                                                                                        115,000
Proceeds from private placement
 of Series A preferred shares
 and warrants (net of costs of
 $96,000)......................    875    $  335,000                                                     444,000
Imputed dividend on Series A
 preferred stock...............               67,000                                                     (67,000)
Dividend accrued on Series A
 preferred stock...............                                                                          (10,000)
Options issued for investor
 relations services............                                                                          205,000
Correction of shares issuable
 to acquire subsidiary.........                                                 12,936
Net loss.......................
                                 -----    ----------   ------   ----------   ---------   ----------   ----------     ---------
Balance -- September 30,
 1998..........................    875       402,000                         2,268,883       --        7,408,000       (89,000)
Proceeds from private placement
 of Series A preferred shares
 (net of costs of $85,000......    625       415,000
Proceeds from private placement
 of Series B preferred shares
 (net of costs of $370,000.....                         1,500   $  550,000                               580,000
Conversion of Series A
 preferred shares to common
 stock.........................   (125)      (83,000)                           95,420                    83,000
Imputed dividends on Series A
 preferred stock...............              376,000                                                    (376,000)
Imputed dividends on Series B
 preferred stock...............                                    477,000                              (477,000)
Stock options granted..........                                                                          113,000      (113,000)
Compensation expense for stock
 options.......................                                                                                        124,000
Proceeds from exercise of
 common stock options..........                                                 20,728                    50,000
Options issued for investor
 related services..............                                                                           94,000
Shares issued for investor
 related services..............                                                 16,750                    85,000
Options issued for consulting
 related services..............                                                                           16,000
Options issued for settlement
 of a lawsuit..................                                                                          140,000
Proceeds from issuance of
 common stock in private
 placement.....................                                                235,295                   940,000
Dividends accrued on Series A
 and B preferred stock.........                                                                         (148,000)
Net loss.......................
                                 -----    ----------   ------   ----------   ---------   ----------   ----------     ---------
Balance -- September 30,
 1999..........................  1,375    $1,110,000    1,500   $1,027,000   2,637,076       --       $8,508,000     $ (78,000)
                                 -----    ----------   ------   ----------   ---------   ----------   ----------     ---------
                                 -----    ----------   ------   ----------   ---------   ----------   ----------     ---------


                                 ACCUMULATED
                                   DEFICIT         TOTAL
                                   -------         -----
Balance -- October 1, 1997.....  $(3,578,000)   $  (651,000)
Contribution of common shares
 from officers/ stockholders...
Proceeds from public offering
 (net of costs of
 $1,221,000)...................                   3,179,000
Shares issued and issuable to
 acquire subsidiary............                     526,000
Compensation expense for stock
 options.......................                     115,000
Proceeds from private placement
 of Series A preferred shares
 and warrants (net of costs of
 $96,000)......................                     779,000
Imputed dividend on Series A
 preferred stock...............                           0
Dividend accrued on Series A
 preferred stock...............                     (10,000)
Options issued for investor
 relations services............                     205,000
Correction of shares issuable
 to acquire subsidiary.........
Net loss.......................   (2,954,000)    (2,954,000)
                                 -----------    -----------
Balance -- September 30,
 1998..........................   (6,532,000)     1,189,000
Proceeds from private placement
 of Series A preferred shares
 (net of costs of $85,000......                     415,000
Proceeds from private placement
 of Series B preferred shares
 (net of costs of $370,000.....                   1,130,000
Conversion of Series A
 preferred shares to common
 stock.........................                           0
Imputed dividends on Series A
 preferred stock...............                           0
Imputed dividends on Series B
 preferred stock...............                           0
Stock options granted..........                           0
Compensation expense for stock
 options.......................                     124,000
Proceeds from exercise of
 common stock options..........                      50,000
Options issued for investor
 related services..............                      94,000
Shares issued for investor
 related services..............                      85,000
Options issued for consulting
 related services..............                      16,000
Options issued for settlement
 of a lawsuit..................                     140,000
Proceeds from issuance of
 common stock in private
 placement.....................                     940,000
Dividends accrued on Series A
 and B preferred stock.........                    (148,000)
Net loss.......................   (2,766,000)    (2,766,000)
                                 -----------    -----------
Balance -- September 30,
 1999..........................  $(9,298,000)   $ 1,269,000
                                 -----------    -----------
                                 -----------    -----------

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                            STATEMENTS OF CASH FLOWS

                                                              YEAR ENDED SEPTEMBER 30,
                                                              -------------------------
                                                                 1999          1998
                                                                 ----          ----
Cash Flows from Operating Activities:
    Net loss................................................  $(2,766,000)  $(2,954,000)
    Adjustments to reconcile net loss to net cash used in
      operating activities:
        Depreciation and amortization.......................      221,000       115,000
        Amortization of compensatory stock options..........      124,000       115,000
        Gain on sale of asset...............................      (12,000)
        Provision for bad debts.............................       61,000
        Amortization of debt discount and deferred financing
          fees..............................................                    310,000
        Options and shares issued for services..............      335,000       205,000
        Changes in:
            Accounts receivable.............................     (417,000)     (124,000)
            Prepaid expenses and other current assets.......      (14,000)       (1,000)
            Accounts payable................................       66,000        57,000
            Other assets....................................       (5,000)
            Other liabilities...............................       12,000
            Accrued expenses................................      130,000       (71,000)
            Deferred revenue................................       78,000         2,000
                                                              -----------   -----------
                Net cash used in operating activities.......   (2,187,000)   (2,346,000)
                                                              -----------   -----------
Cash Flows from Investing Activities:
    Acquisition of property and equipment...................     (191,000)     (207,000)
    Proceeds from sale of equipment.........................      205,000
    Acquisition of patents and trademarks...................                    (11,000)
    Acquisition of software licenses........................      (36,000)     (150,000)
    Acquisition of subsidiary, net of $3,000 of cash
      acquired..............................................                    (22,000)
                                                              -----------   -----------
                Net cash used in investing activities.......      (22,000)     (390,000)
                                                              -----------   -----------
Cash Flows from Financing Activities:
    Payment of long-term debt...............................      (11,000)       (7,000)
    Proceeds from issuance of common stock..................      990,000     3,307,000
    Proceeds from loans -- banks............................                     73,000
    Payment of loans -- banks...............................     (187,000)      (97,000)
    Loans from officer/stockholder..........................      100,000       115,000
    Payment of officer/stockholder loans....................     (100,000)     (232,000)
    Proceeds from issuance of preferred stock and
      warrants..............................................    1,545,000       779,000
    Payment of subordinated notes payable...................                 (1,100,000)
                                                              -----------   -----------
                Net cash provided by financing activities...    2,337,000     2,838,000
                                                              -----------   -----------
Net increase in cash and cash equivalents...................      128,000       102,000
Cash and cash equivalents, beginning of year................      290,000       188,000
                                                              -----------   -----------
Cash and cash equivalents, end of year......................  $   418,000   $   290,000
                                                              -----------   -----------
                                                              -----------   -----------
Supplemental Disclosures of Noncash Investing and Financing
  Activities:
    On May 1, 1998, the Company acquired Design Crafting,
      Inc. in exchange for common stock (see Note D)
    Acquisition of fixed assets through capital leases......  $    67,000
    Conversion of Series A preferred shares to common
      stock.................................................  $    83,000
    Dividends accrued on Series A and B preferred shares....  $   148,000
    Accretion of Series A and B preferred shares............  $ 1,551,000   $    67,000
    Stock options granted...................................  $   113,000
Supplemental Disclosure of Cash Flow Information:
    Cash paid for interest during the year..................  $     5,000   $    89,000

                       See notes to financial statements

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999

NOTE A -- BASIS OF PRESENTATION

    On September 30, 1998, the Company merged with its subsidiaries, accordingly the accompanying financial statements for the year ended September 30, 1998 include the accounts of DynamicWeb Enterprises, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions were eliminated.

    The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred net losses of $2,766,000 and $2,954,000 for the years ended September 30, 1999 and 1998, respectively, and also incurred substantial negative cash flows from operations during such years. Accordingly, although the Company has a positive stockholders' equity and working capital at September 30, 1999 and obtained additional proceeds from sale of preferred and common shares as described in Note H, the Company's resources may be depleted before the Company markets and derives significant revenues from its products and services. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional financing and ultimately to attain profitability through the successful marketing of its products and services. The Company has entered into a merger agreement as described in Note M. There is no assurance that the Company will obtain additional financing or that the Company's products and services will be commercially successful.

NOTE B -- THE COMPANY

    The Company is primarily in the business of providing services, including developing, marketing and supporting software products that enable business entities to engage in electronic commerce utilizing the Internet and traditional Electronic Data Interchange ('EDI').

NOTE C -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(1) REVENUE RECOGNITION:

    The Company's revenues, which are derived primarily from services, include implementation fees, transaction fees and consulting fees. Implementation fees, which relate to the installation of software enabling use of EDI, are recognized upon completion of installation. Transaction fees, which are earned on a per transaction basis, are recognized when transactions are processed and consulting fees are recognized as services are performed. The Company also sells computer equipment and software and recognizes revenue upon shipment.

    In October 1997, the AICPA issued Statement of Position ('SOP') No. 97-2, 'Software Revenue Recognition,' which the Company adopted, effective October 1, 1997. Such adoption had no effect on the Company's methods of recognizing revenue from its service and sales activities.

    Deferred revenue represents revenue billed in advance for consulting and implementation services.

(2) CASH EQUIVALENTS:

    The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

(3) DEPRECIATION:

    Property and equipment are recorded at cost. Depreciation is provided using a straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is provided by the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999

(4) INTANGIBLE ASSETS:

    (a) Cost in excess of fair value of net assets acquired:

        The cost in excess of the fair value of identifiable net assets acquired relates to the acquisition of Design Crafting, Inc. (see Note D) and is being amortized over ten years.

    (b) Customer list:

        Customer list relates to the acquisition of Software Associates, Inc. (see Note D) and is being amortized over five years.

    (c) Patents and trademarks:

        Costs to obtain patents and trademarks have been capitalized. The Company has submitted numerous applications which are currently pending. These costs are being amortized over five years.

    (d) Software license agreements:

        Software license agreements acquired by the Company are being amortized over the periods of the license agreements which range from two to five years.

(5) IMPAIRMENT OF LONG-LIVED ASSETS:

    Impairment losses are recognized for long-lived assets, including certain intangibles, used in operations when indicators of impairment are present. Management estimates that the undiscounted future cash flows generated by those assets are sufficient to recover the assets' carrying amount. An impairment loss would be measured by comparing the fair value of the asset to its carrying amount.

(6) RESEARCH AND DEVELOPMENT:

    Development costs incurred to establish the technological feasibility of computer software are expensed as incurred. The Company capitalizes costs incurred in producing such computer software, in accordance with current accounting standards, after capitalization criteria have been met.

(7) ADVERTISING AND PROMOTION COSTS:

    Advertising and promotion costs are expensed as incurred. Such costs amounted to approximately $156,000 and $260,000 for the years ended September 30, 1999 and 1998, respectively.

(8) INCOME TAXES:

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes' ('SFAS No. 109'). SFAS No. 109 measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to net operating loss carryforwards and to the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements.

(9) LOSS PER SHARE OF COMMON STOCK:

    The Company adopted Statement of Financial Accounting Standards No. 128 'Earnings Per Share' ('SFAS No. 128'), for the year ended September 30, 1998. SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. In addition, contingently issuable shares are included in basic earnings per share when all necessary conditions have been satisfied. Diluted earnings per share is very similar to fully

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999

diluted earnings per share and gives effect to all dilutive potential common shares outstanding during the reporting periods.

    In 1999, net loss per share of common stock is based on the weighted average number of shares outstanding. In 1998, net loss per share of common stock also included, prior to their issuance, shares which were issuable in connection with interim financings and after giving retroactive effect to (i) the reverse stock split effected in January 1998 (see Note H[1]) and (ii) the contribution of 654,597 common shares back to the Company in exchange for warrants in December 1997 (see Note H). Contingent shares issuable in connection with the acquisition of Software Associates, Inc. (see Note H) are excluded from the weighted average shares outstanding. Net loss has been increased by dividends accrued on cumulative convertible preferred stock, including imputed dividends attributable to a beneficial conversion feature and the value of warrants issued together with the preferred stock, to determine net loss per share of common stock (see Note H).

(10) USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(11) FAIR VALUE OF FINANCIAL INSTRUMENTS:

    The Company considers the carrying amount of its financial assets and obligations, to approximate fair value due to the near-term due dates and variable interest rates.

(12) STOCK-BASED COMPENSATION:

    The Company has elected to account for its stock-based compensation plans under Accounting Principles Board Opinion No. 25, 'Accounting for Stock Issued to Employees' ('APB No. 25'). As such, compensation expense is recorded if the market price of the underlying stock on the date of grant exceeds the exercise price of the options. In addition, the Company provides pro forma disclosure of net loss and net loss per share as if the fair value method defined in Statement of Financial Accounting Standards No. 123, 'Accounting for Stock-Based Compensation' ('SFAS No. 123') had been applied.

NOTE D -- ACQUISITIONS

    On November 30, 1996, the Company acquired all the outstanding stock of Software Associates, Inc. in exchange for 224,330 shares of common stock. Software Associates is a service bureau engaged in the business of helping companies realize the benefits of expanding their data processing and electronic communication infrastructure through the use of EDI. The Company further agreed to issue up to 178,420 additional shares of its common stock in the event that the average closing bid price of the Company's common stock does not equal $21.565 per share for the five trading days immediately prior to January 30, 2000. The acquisition agreement also required the Company to issue options for the purchase of 6,521 shares of its common stock to employees of Software Associates, Inc., which were issued in August 1997. The acquisition, which was accounted for as a purchase, was recorded at a total cost of $885,000, including related expenses, of which $714,000 was allocated to purchased research and development which was charged to operations upon acquisition.

    On May 1, 1998, the Company purchased all the outstanding stock of Design Crafting, Inc., a provider of electronic commerce consulting services, in exchange for 102,500 shares of common stock. The acquisition, which was accounted for as a purchase, was recorded at a total cost of $551,000,

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999

including related expenses, of which $508,000 was allocated to cost in excess of fair value of the identifiable net assets acquired.

    The results of operations of the purchased businesses were included in the consolidated statements of operations from their respective dates of acquisition.

NOTE E -- PROPERTY AND EQUIPMENT

    Property and equipment consists of the following as of September 30, 1999:

                                                                   ESTIMATED
                                                                    USEFUL
                                                                     LIFE
                                                                     ----
Office equipment..................................  $ 104,000       5 years
Computer equipment (includes a capitalized lease      283,000       5 years
  of $67,000).....................................
Automobiles.......................................     16,000       5 years
Leasehold improvements............................     38,000   Shorter of life
                                                                  of lease or
                                                                  useful life
                                                                   of asset
Capitalized software..............................    226,000       3 years
                                                    ---------
                                                      667,000
Less accumulated depreciation and amortization....   (208,000)
                                                    ---------
                                                    $ 459,000
                                                    ---------
                                                    ---------

NOTE F -- LINES OF CREDIT

    The Company has two lines of credit aggregating $ 117,000 which are personally guaranteed by an officer/stockholder of the Company and have interest rates of 2 1/4% and 4 1/4% above the bank's prime lending rate. There was no debt outstanding as of September 30, 1999.

NOTE G -- OBLIGATIONS

    (1) The Company has capital leases consisting of the following:

        The Company entered into capital leases with interest rates ranging from 2.7% to 13.6%. Monthly installments due in fiscal 2000 and 2001 total $32,000 and $24,000, respectively.

    (2) During fiscal year 1999, the Company paid off an existing mortgage that was due July 2019 that had been payable at an interest rate of the lower of prime plus 2%. The Company also paid off an auto loan that was due in June 1999.

NOTE H -- STOCKHOLDERS' EQUITY AND INTERIM FINANCING

    (1) On March 7, 1997, the Board of Directors approved a reverse stock split for each share of common stock to be converted into .2608491 of a share and authorized 5,000,000 shares of preferred stock. On June 12, 1997, the stockholders approved such transactions which were completed on January 9, 1998. Cash of $332 was paid to the stockholders for fractional shares. The accompanying financial statements and footnotes give retroactive effect to the reverse stock split and accordingly, the number of shares and per share amounts are stated on a post-split basis.

    (2) On April 30, 1997, pursuant to Regulation D, the Company completed a private placement whereby it sold 24 units for an aggregate amount of $600,000. The placement agent received a fee and nonaccountable expense allowance aggregating $78,000 or 13% of the private placement offering.

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999

Financing fees in this transaction were approximately $108,000. Each unit consisted of a $25,000 subordinated promissory note bearing interest at 8% and 3,115 shares of the Company's common stock. The notes were repaid from the net proceeds of the Company's public offering in February 1998. The 3,115 shares of common stock in each unit, issued on November 6, 1997, aggregate to 74,760 shares of common stock. The common stock was valued at a fair value of $450,000 and $150,000 was allocated to the notes. Debt discount of $450,000 and deferred financing fees of $108,000 were amortized over the period to the expected completion date (October 31, 1997) of the Company's public offering of securities. The Company completed its public offering in February 1998. During the year ended September 30, 1998, financing costs attributable to this offering of $93,000 were charged to operations. The effective interest rate on the note was approximately 191%.

    (3) On August 27, 1997, pursuant to Regulation D, the Company completed a private placement whereby it sold 20 units for an aggregate amount of $500,000. The placement agent received a fee and nonaccountable expense allowance aggregating $65,000 or 13% of the private placement offering. Financing fees in this transaction were approximately $72,500. Each unit consisted of a $25,000 subordinated promissory note bearing interest at 8% and 3,333 shares of the Company's common stock. In connection with this transaction, two officers of the Company contributed 66,660 shares of the Company's common stock valued at $400,000 back to the Company which then, on November 6, 1997, reissued such shares in the private placement. The notes were repaid from the net proceeds of the Company's public offering in February 1998.

    The common stock was valued at a fair value of $400,000 and $100,000 was allocated to the notes. Debt discount of $400,000 and deferred financing fees of $72,500 were amortized over the period to the expected completion date (October 31, 1997) of the Company's public offering of securities. The Company completed its public offering in February 1998. During the year ended September 30, 1998, financing costs attributable to this offering of $255,000 were charged to operations. The effective interest rate on the notes was approximately 525%.

    (4) On December 23, 1997, in connection with a contemplated public offering, certain of the Company's existing stockholders contributed 654,597 shares of the Company's common stock back to the Company and received 125,000 warrants. The warrants, which expire on December 23, 2007, entitle the holder to purchase the Company's common stock at $6.00 per share. The contributed shares were canceled and retired. In addition, contingent shares issuable in connection with the acquisition of Software Associates, Inc. (see Note D) were reduced from 297,367 shares to 178,420 shares.

    (5) On February 6, 1998, the Company completed a public offering of 733,334 shares of its common stock at $6.00 per share and received net proceeds of approximately $3,179,000.

    (6) On August 7, 1998, the Company completed a private placement for net proceeds of approximately $779,000, which consisted of 875 shares of Series A, 6% cumulative, convertible preferred stock, par value $0.001 per share, together with 87,500 Common Stock Purchase Warrants which expire on August 7, 2001 and have an exercise price of $6.00 per share. The preferred shares have a liquidation preference of the stated face value of $875,000 plus 30% of the stated face value plus cumulative dividends. Dividends, which are payable in cash or common shares at the option of the Company, are due quarterly, commencing September 30, 1998, based upon the liquidation value. The holder is eligible to convert 33 1/3% of the preferred shares to common stock after 60 days from the closing date increasing to 100% of the preferred shares after 120 days from the closing date. Each preferred share is convertible at the lesser of
(i) $5.50 or (ii) 85% of the market price of the common stock, as defined (Market Price) within 180 days, 80% of the Market Price between 180 and 360 days and 78% of the Market Price after 360 days. The holder of preferred shares may not convert to the extent that the holder will be the beneficial owner of 5% or more of the outstanding common shares. The Company may redeem all the remaining outstanding preferred shares at 125% of the stated value together with all accrued and unpaid dividends thereon.

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999

      Proceeds from the private placement were allocated to the warrants based on their estimated fair value and to the beneficial conversion feature of the preferred shares based on that feature's intrinsic value assuming the conversion terms most beneficial to the investor. Amounts allocated aggregating $444,000 were credited to additional paid-in capital and are being accounted for as imputed dividends to the preferred stockholders over a one year period from date of issuance. Imputed dividends accreted, which amounted to $376,000 and $67,000, respectively, through September 30, 1999 and 1998, increases the carrying value of the preferred shares.

      On December 3, 1998, the Company completed a private placement for net proceeds of approximately $455,000 which consisted of 625 shares of Series A, 6% cumulative, convertible preferred stock having a stated value of $500,000 together with 50,000 common stock purchase warrants which expire on December 1, 2001 and have an exercise price of $6.00 per share. The shares are convertible into common stock. For purposes of conversion, these preferred shares are deemed to have been outstanding as of August 7, 1998 and the buyer may convert at the lesser of (i) $5.50 or (ii) 80% of the Market Price between 180 and 360 days after August 7, 1998 and 78% of the Market Price after 360 days from such date. On December 3, 1998, 125 preferred shares were converted to 95,420 shares of common stock. Imputed dividends accreted, which amounted to $416,000 through September 30, 1999 increasing the carrying value of the preferred stock.

    (7) On February 12, 1999, pursuant to Regulation D, the Company completed a private placement of 500 shares of Series B, 6% cumulative, convertible preferred stock, par value $0.001 per share (the 'preferred stock') and 45,000 common stock purchase warrants (the 'Common Stock Purchase Warrants') for an aggregate amount of $500,000. The placement agent received a $50,000 fee on the private placement offering. The warrants expire on February 12, 2004 and have an exercise price of $8.93 per share. The Series B preferred stock has a conversion value of $1,000 per share. The Series B preferred stock will be converted automatically on February 12, 2002.

    (8) On May 12, 1999, pursuant to Regulation D, the Company completed a private placement of 1,000 shares of Series B, 6% cumulative, convertible preferred stock, par value $0.001 per share and 90,000 common stock purchase warrants for an aggregate amount of $1,000,000. The placement agent received a $75,000 fee on the private placement offering. Other expenses of the offering amounted to $175,000. The warrants expire on May 12, 2004 and have an exercise price of $8.93 per share. The Series B preferred stock has a conversion value of $1,000 per share. The Series B preferred stock will be converted automatically on May 12, 2002.

    (9) On April 22, 1999, the Company completed a private placement of 235,295 shares of its common stock at $4.25 per share and received net proceeds of approximately $940,000.

    (10) The Company's outstanding warrants as of September 30, 1999 is as follows:

                                                           EXERCISE      EXPIRATION
                  DESCRIPTION                    SHARES     PRICE           DATE
                  -----------                    ------     -----           ----
Warrants issued in connection with contribution
  of stock.....................................  125,000    $6.00     December 23, 2007
Warrants issued with first issuance of
  preferred stock Series A.....................   87,500    $6.00     August 7, 2001
Warrants issued with second issuance of
  preferred stock Series A.....................   50,000    $6.00     December 1, 2001
Warrants issued with first issuance of
  preferred stock Series B.....................   45,000    $8.93     February 12, 2004
Warrants issued with second issuance of
  preferred stock Series B.....................   90,000    $8.93     May 12, 2004
                                                 -------
                                                 397,500
                                                 -------
                                                 -------

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999

NOTE I -- STOCK OPTION PLANS

(1) DIRECTOR STOCK OPTION PLAN:

    On April 28, 1997, the Board of Directors adopted a stock option plan for outside directors (the 'Director Plan') under which nonqualified stock options may be granted to outside directors to purchase up to 78,254 shares of the Company's common stock. The Director Plan was approved by the stockholders on June 12, 1997. Pursuant to the Director Plan, each director is to be granted options to purchase 3,912 shares of the Company's common stock at each annual meeting of stockholders at which directors are elected. Options may be exercised for ten years and one month after the date of grant and may not be exercised during an eleven-month period following the date of grant unless there is a change in control, as defined, or the compensation committee waives the eleven-month continuous service requirement. During each of the years ended September 30, 1999 and 1998, 11,736 options were granted to directors to purchase the Company's common stock pursuant to the Director Plan; such options, which were granted at prices equivalent to the market value of the common stock at dates of grant, are exercisable immediately and expire on September 9, 2009 and October 31, 2008.

(2) EMPLOYEE STOCK OPTION PLAN:

    On March 7, 1997, the Board of Directors adopted the Company's 1997 employee stock option plan (the 'Plan'), which was amended by the Board of Directors on April 29, 1997, under which incentive stock options and nonqualified stock options may be granted to purchase up to 334,764 shares of the Company's common stock. The Plan was approved by the stockholders on June 12, 1997. Incentive stock options are to be granted at a price not less than the market value of the common stock on the date of grant, or 110% of such market value to an individual who owns more than ten percent of the voting power of the outstanding stock. Nonqualified stock options are to be granted at a price determined by the Company's compensation committee. On August 8, 1997, the Company granted 105,575 nonqualified options to its employees to purchase the Company's common stock. The options, which were granted at an exercise price below market value, expire on August 7, 2007. On September 11, 1997, the Company granted options to its President to purchase 104,338 shares of the Company's common stock at $3.83 per share which expire in ten years and vest over a three-year period. The market value of the stock at date of grant was $4.55 per share. The Company recorded $494,000 of unearned compensation relating to options granted to the President and other employees, of which $124,000 and $115,000 was charged to operations for the years ended September 30, 1999 and 1998, respectively, and $78,000 is to be charged to operations over the remaining vesting periods of the options.

(3) OTHER GRANTS, AWARDS AND EQUITY ISSUANCES:

    In April 1998, the Company granted options to purchase 90,000 shares of common stock at $5.50 per share as compensation to individuals other than employees for investment relation services. The options are exercisable immediately and expire in April 2000. The estimated fair value of the options which amounted to $205,000 was charged to operations during fiscal 1998.

    During fiscal year 1999, the Company granted options to employees and nonemployees to purchase 83,000 shares of common stock at exercise prices ranging from $2.63 to $5.9375, of those, 50,000 options were in the money when granted. The options exercise immediately and expire ranging from November 2003 to November 2009. The estimated fair value of the options which amounted to $250,000 was charged to operations during fiscal year 1999.

    During fiscal year 1999, the Company issued 16,750 shares of common stock as compensation for investment related services. The market value of the shares issued amounted to $85,000 and was charged to operations during fiscal 1999.

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999

    A summary of the Company's stock option activity and related information for the years ended September 30 is as follows:

                                                         1999                 1998
                                                  ------------------   ------------------
                                                            WEIGHTED             WEIGHTED
                                                            AVERAGE              AVERAGE
                                                            EXERCISE             EXERCISE
                                                  SHARES     PRICE     SHARES     PRICE
                                                  ------     -----     ------     -----
Balance outstanding -- at beginning of year.....  320,776    $3.78     219,040    $3.06
Granted.........................................  247,173     4.03     101,736     5.35
Exercised.......................................  (46,956)    3.22
Returned/cancelled..............................  (17,999)    1.94
                                                  -------              -------
Balance outstanding -- at end of year...........  502,994     4.02     320,776     3.78
                                                  -------              -------
                                                  -------              -------
Exercisable at end of year......................  451,910     4.05     252,090     3.86
                                                  -------              -------
                                                  -------              -------

                                           WEIGHTED
                                            AVERAGE
                       NUMBER OF          CONTRACTUAL          NUMBER OF
   EXERCISE             OPTIONS            REMAINING            OPTIONS
     PRICE            OUTSTANDING       LIFE (IN YEARS)       EXERCISEABLE
     -----            -----------       ---------------       ------------
$ 0.00 -- $1.99        $ 88,840             1.2-7.9             $ 63,840
$ 2.00 -- $2.99          25,000               4.1                 25,000
$ 3.00 -- $3.99         175,569             7.9-9.9              149,485
$ 4.00 -- $4.99          74,284              8-10                 74,284
$ 5.00 -- $5.99          97,700             .5-9.6                97,700
$ 6.00 -- $6.99          40,801              5-9.6                40,801
$ 7.00 -- $7.99             800               9.6                    800
                       --------                                 --------
                       $502,994                                 $451,910
                       --------                                 --------
                       --------                                 --------

    As indicated in Note C(12), the Company elected to account for its employee stock based compensation under APB 25. Had compensation cost for stock option grants been determined based on the fair value at the grant dates for awards consistent with the method provided by SFAS No. 123, the Company's loss and loss per share attributable to common stockholders would have been increased to the pro forma amounts indicated below.

                                                                    YEAR ENDED
                                                                   SEPTEMBER 30,
                                                             -------------------------
                                                                1999          1998
                                                                ----          ----
Net loss attributable to common
  stockholders................................  As reported  $(4,465,000)  $(3,031,000)
                                                Pro forma    $(5,123,000)  $(3,311,000)
Net loss attributable to common stockholders    As
  per share -- basic and diluted..............  reported...    $(1.81)       $(1.56)
                                                Pro forma      $(2.08)       $(1.70)

    The resulting pro forma effect on net loss and net loss per share disclosed above is not necessarily representative of the effects on reported operations for future years due to, among other things: (1) the vesting period of the stock options and the (2) fair value of additional stock options in future years. The weighted average fair value of the options granted to employees during the years ended September 30, 1999 and 1998 is estimated at $2.66 and $3.33, respectively, using the Black-Scholes option-pricing model with the following assumptions:

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999

                                                               YEAR ENDED
                                                             SEPTEMBER 30,
                                                            ----------------
                                                               1999     1998
                                                               ----     ----
Risk free interest rates..................................  4.39-5.99%  5.43%
Dividend yield............................................      0%         0%
Volatility................................................     70%        70%
Expected life of options (in years).......................     2-10       10

NOTE J -- INCOME TAXES

    The Company has a federal net operating loss carryforward of approximately $7,380,000 as of September 30, 1999 of which $1,966,000 expires through 2012, $2,632,000 expires in 2018 and $2,782,000 expires in 2019.

    The Tax Reform Act of 1986 contains provisions which limits the net operating loss carryforwards available for use in any given year should certain events occur, including significant changes in ownership interests. The utilization of approximately $3,257,000 of the Company's net operating loss carryover is limited to approximately $466,000 per year as a result of the Company's public offering (see Note (5)).

    The tax effects of principal temporary differences and net operating loss carryforwards are as follows as of September 30, 1999:

Asset:
    Federal operating loss carryforwards....................  $ 2,509,000
    Compensation expense -- stock options...................      114,000
    Accounts receivable allowance...........................       21,000
    Accrual basis to cash basis adjustments.................        4,000
                                                              -----------
                                                                2,648,000
Valuation allowance.........................................   (2,648,000)
                                                              -----------
Net deferred tax asset......................................  $         0
                                                              -----------
                                                              -----------

    A valuation allowance has been provided for the deferred tax asset as the likelihood of realization of the future tax benefits cannot be determined. The increase in the valuation allowance during fiscal 1999 and 1998 was approximately $530,000 and $988,000, respectively.

    The differences between the statutory federal income tax rate and the effective tax rate are as follows:

                                                        SEPTEMBER 30,
                                                      -----------------
                                                      1999        1998
                                                      ----        ----
Tax benefit at statutory rate.......................  (34.0)%     (34.0)%
Nondeductible items.................................     .3          .4
Increase in valuation allowance.....................   33.7        33.6
                                                      -----       -----
Effective tax rate benefit..........................  $   0%      $   0%
                                                      -----       -----
                                                      -----       -----

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999

NOTE K -- COMMITMENTS AND OTHER MATTERS

(1) LEASES:

    Future minimum lease payments under all leases as at September 30, 1999 are as follows:

              YEAR ENDING                CAPITAL   OPERATING    OFFICE
             SEPTEMBER 30,               LEASES     LEASES      LEASES
             -------------               ------     ------      ------
   2000................................  $32,000    $23,000    $100,000
   2001................................   24,000     11,000      86,000
   2002................................               4,000      52,000
   2003................................                          12,000
                                         -------    -------    --------
                                         $56,000    $38,000    $250,000
                                         -------    -------    --------
                                         -------    -------    --------

Rent expense for the years ended September 30, 1999 and 1998 was $97,000 and $94,000, respectively.

(2) EMPLOYMENT CONTRACTS:

    During 1999, the Company entered into a three-year employment contract with its President for an annual salary of $180,000 per year with an annual escalation of $20,000. Upon expiration of the employment contract, the term shall be automatically renewed for one year unless either party gives written notice prior to ninety days before the expiration date.

    In connection with the acquisition of Software Associates, Inc., the Company entered into an employment contract with Software Associates, Inc.'s sole stockholder/president. The agreement expires on November 30, 2001 and provides for annual salary of approximately $136,000 with a discretionary bonus as determined by the Board of Directors.

    In connection with the acquisition of Design Crafting, Inc., the Company entered into a one-year employment contract with Design Crafting, Inc.'s former stockholder for an annual salary of $140,000 plus commission. The employment contract expired on April 30, 1999 and automatically renews each year unless either party gives written notice prior to the annual renewal date.

(3) CONCENTRATION OF CREDIT RISK:

    The Company places its cash and cash equivalents at various financial institutions. At times, such amounts might be in excess of the FDIC insurance limit. As of September 30, 1999, the Company's bank balance exceeded approximately $195,000.

    The Company routinely evaluates the credit worthiness of its customers to limit its concentration of credit risk with respect to its trade receivables.

(4) SIGNIFICANT CUSTOMERS:

    The Company had one customer that accounted for $888,000 or 29% of net sales for the year ended September 30, 1999 and one customer that accounted for $315,000 or 26% of net sales for the year ended September 30, 1998.

NOTE L -- RELATED PARTY TRANSACTIONS

    (1) The Company leases its office space through December 31, 2002 from a partnership whose partners are the Executive Vice President/stockholder of the Company and his wife. The lease provides for an annual increase in rent of three percent and requires the Company to pay condominium maintenance fees. Rent expense under the lease amounted to approximately $44,000 in 1999 and $43,000 in 1998.

                 DYNAMICWEB ENTERPRISES, INC. AND SUBSIDIARIES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               SEPTEMBER 30, 1999

    (2) In March 1999, the Company received a short-term loan from a stockholder of $100,000 which the Company repaid from the net proceeds of the private placement described in Note H. During the year ended September 30, 1998, the Company received loans of $115,000 from its CEO/stockholder. The entire loan balance was repaid from the net proceeds of the public offering disclosed in Note H.

NOTE M -- SUBSEQUENT EVENTS

(1) MERGER:

    On November 10, 1999 the Company signed a binding letter agreement to enter into a merger agreement with a privately held company also engaged in the business-to-business e-commerce. The merger is subject to certain closing conditions including stockholder approval of both companies. For accounting purposes, the privately held company is expected to be treated as the acquirer.

    In conjunction with the merger agreement, the Company received loans from the privately held company totaling $750,000. Additional loans are anticipated. The loans accrue simple interest at the rate of 8% per year and are due on March 12, 2000. If loans are not repaid when due, the privately held company may choose to convert the value of the loans into shares of the Company's common stock. As additional consideration, the Company issued 2,500,000 warrants to purchase the Company's common stock and upon execution of the definitive merger agreement, an additional 5,000,000 warrants to purchase the Company's common stock.

(2) CONVERSION OF PREFERRED SHARES:

    Subsequent to September 30, 1999, 930 shares of Series A preferred stock had been converted to 354,328 shares of common stock and all Series B preferred shares had been converted to 574,914 shares of common stock.

(3) SETTLEMENT OF CONSULTING AGREEMENT:

    In November 1999, the Company issued warrants to purchase 27,000 shares of its common stock, valued at $140,000, and paid $17,000 in satisfaction of all claims arising from a consulting agreement entered into by the Company. The financial statements at September 30, 1999 provide for this transaction.

(4) CONTINGENT MATTER:

    On December 17, 1999, an investment banker sued the Company for $3,500,000 which it claims it is due for introducing the parties in the merger referred to in Note M[1]. The Company has made no provision in connection with this claim.

INTRODUCTORY NOTE

On April 18, 2000, eB2B Commerce, Inc., a Delaware corporation ("eB2B"), merged with and into DynamicWeb Enterprises, Inc., a New Jersey corporation (the "Company"), with the surviving company using the name `eB2B Commerce, Inc.' (the "Combined Company"). Pursuant to the Agreement and Plan of Merger between the Company and eB2B, the shareholders of the Company retained their shares in the Company, while the shareholders of eB2B received shares, or derivative securities convertible into common stock, of the Company representing approximately 88% of the Combined Company, on a fully diluted basis. eB2B is engaged in business-to-business e-commerce. After the merger, the Company changed its Cusip number and its ticker symbol to `EBTB'. For more information relating to the merger or eB2B, a Registration Statement (Form S-4) relating to the merger was filed with the Securities and Exchange Commission on March 20, 2000 and became effective March 22, 2000. The transaction was accounted for as a reverse acquisition.

The reverse acquisition was accounted for as a purchase business combination in which eB2B is the accounting acquirer and the Company is the legal acquirer. As a result of the reverse acquisition, the financial statements on a go forward basis will be that of the accounting acquirer (eB2B), the net assets of the legal acquirer (the Company) will be revalued and the purchase price will be allocated to those assets acquired and liabilities assumed.

Subsequent to the merger on April 18, 2000, the Company was required to file a quarterly financial statement (on 10-QSB) under the Securities Exchange Act of 1934, as amended ("Securities Exchange Act"), for the quarter ended
March 31, 2000. In that the merger was completed after March 31, 2000, the financial statements and other information contained in this Form 10-QSB are reflective of business operations of the Company, and do not include the financial information of eB2B. The Combined Company will begin to report combined financial results for the quarter ended June 30, 2000.

                               eB2B COMMERCE, INC.

                            CONDENSED BALANCE SHEETS

                                                                                                   MARCH 31,       SEPTEMBER 30,
                                                                                                     2000              1999
                                             ASSETS                                              (UNAUDITED)
CURRENT ASSETS
  Cash and cash equivalents                                                                     $  1,413,000        $   418,000
  Accounts receivable, net of allowance for doubtful accounts
    of $107,000 and $102,000                                                                         666,000            627,000
  Prepaid expenses and other current assets                                                           74,000             40,000
                                                                                                ------------        -----------
      TOTAL CURRENT ASSETS                                                                         2,153,000          1,085,000
                                                                                                ------------        -----------
PROPERTY AND EQUIPMENT, less accumulated depreciation
  of $288,000 and $208,000                                                                           460,000            459,000
                                                                                                ------------        -----------
OTHER ASSETS
  Patents and trademarks, less accumulated amortization of $25,000 and $19,000                        17,000             23,000
  Customer list, less accumulated amortization of $67,000 and $57,000                                 33,000             43,000
  Software costs, less accumulated amortization of $152,000 and $113,000                             221,000             73,000
  Cost in excess of fair value of net assets acquired, net of accumulated
   amortization of $97,000 and $72,000                                                               738,000            436,000
  Other assets                                                                                         9,000             14,000
                                                                                                ------------        -----------
      TOTAL OTHER ASSETS                                                                           1,018,000            589,000
                                                                                                ------------        -----------
                                                                                                $  3,631,000        $ 2,133,000
                                                                                                ============        ===========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Current portion of capital lease obligations                                                  $     59,000        $    32,000
  Loans payable                                                                                    2,000,000               --
  Accounts payable                                                                                   471,000            305,000
  Accrued expenses                                                                                   721,000            396,000
  Other current liabilities                                                                             --               12,000
  Deferred revenue                                                                                    85,000             95,000
                                                                                                ------------        -----------
      TOTAL CURRENT LIABILITIES                                                                    3,336,000            840,000
                                                                                                ------------        -----------
CAPITAL LEASE OBLIGATIONS, net of current portion                                                     27,000             24,000
                                                                                                ------------        -----------
STOCKHOLDERS' EQUITY
  Preferred stock - par value to be determined with each issue: 5,000,000 shares authorized
  Series A, 6% cumulative, convertible preferred stock, aggregate liquidation value $1,787,500, $.001 par value, 0 and 1,375 shares issued and outstanding
    at March 31, 2000 and September 30, 1999                                                            --            1,110,000
  Series B, 6% cumulative, convertible preferred stock, aggregate liquidation value $650,000, $.001 par value, 0 and 1,500 shares issued and outstanding
    at March 31, 2000 and September 30, 1999                                                            --            1,027,000
  Common stock, $.0001 par value, 50,000,000 shares authorized;
    4,087,048 and 2,637,076 shares issued and outstanding at March 31, 2000
    and September 30, 1999                                                                              --                 --
  Additional paid-in capital                                                                      12,977,000          8,508,000
  Unearned portion of compensatory stock options                                                     (44,000)           (78,000)
  Accumulated deficit                                                                            (12,665,000)        (9,298,000)
                                                                                                ------------        -----------
      TOTAL STOCKHOLDERS' EQUITY                                                                     268,000          1,269,000
                                                                                                ------------        -----------
                                                                                                $  3,631,000        $ 2,133,000
                                                                                                ============        ===========

          See accompanying notes to condensed financial statements.

                              eB2B COMMERCE, INC.

                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                                  THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                                        MARCH 31,                             MARCH 31,
                                                                2000               1999               2000               1999
                                                           -----------        -----------        -----------        -----------
REVENUES
  Transaction/subscription processing                      $   370,000        $   205,000        $   751,000        $   345,000
  Consulting services                                          482,000            355,000            856,000            697,000
  Network development                                          172,000            142,000            425,000            199,000
                                                           -----------        -----------        -----------        -----------
                                                             1,024,000            702,000          2,032,000          1,241,000

COST OF REVENUES
  Transaction/subscription processing                          210,000            142,000            394,000            260,000
  Consulting services                                          203,000            216,000            423,000            416,000
  Network development                                          109,000             74,000            201,000            140,000
                                                           -----------        -----------        -----------        -----------
                                                               522,000            432,000          1,018,000            816,000

GROSS PROFIT                                                   502,000            270,000          1,014,000            425,000
                                                           -----------        -----------        -----------        -----------

EXPENSES
  Marketing and selling                                        440,000            372,000            880,000            721,000
  General and administrative (including a
    $653,000 write-down of assets for the
    three and six months ended March 31, 2000)               1,602,000            425,000          2,296,000            812,000
  Merger related expenses                                      780,000               --              780,000               --
  Research and development                                     276,000             97,000            477,000            192,000
                                                           -----------        -----------        -----------        -----------
                                                             3,098,000            894,000          4,433,000          1,725,000
                                                           -----------        -----------        -----------        -----------

LOSS FROM OPERATIONS                                        (2,596,000)          (624,000)        (3,419,000)        (1,300,000)
OTHER INCOME                                                    89,000               --               89,000               --
INTEREST (EXPENSE) INCOME AND OTHER, NET                       (34,000)             2,000            (37,000)            18,000
                                                           -----------        -----------        -----------        -----------

NET LOSS                                                    (2,541,000)          (622,000)        (3,367,000)        (1,282,000)

DIVIDENDS ON CUMULATIVE PREFERRED
  STOCK, INCLUDING IMPUTED DIVIDENDS
  OF $414,000 AND $558,000 FOR THE THREE
  MONTHS AND SIX MONTHS ENDED
  MARCH 31, 1999, RESPECTIVELY, AND $73,000 FOR
  THE SIX MONTHS ENDED MARCH 31,
  2000.                                                             --            (450,000)          (97,000)          (614,000)
                                                           -----------        -----------        -----------        -----------
NET LOSS ATTRIBUTED TO COMMON
  STOCKHOLDERS                                             $(2,541,000)       $(1,072,000)       $(3,464,000)       $(1,896,000)
                                                           ===========        ===========        ===========        ===========
NET LOSS PER COMMON SHARE
  BASIC AND DILUTED                                        $     (0.66)       $     (0.46)       $     (0.99)       $     (0.82)
                                                           ===========        ===========        ===========        ===========
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING,
  BASIC AND DILUTED                                          3,855,875          2,351,737          3,505,786          2,320,370
                                                           ===========        ===========        ===========        ===========

         See accompanying notes to condensed financial statements.

                              eB2B COMMERCE, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                        SIX MONTHS ENDED
                                                                             MARCH 31,
                                                                       2000           1999
                                                                   -----------    -----------
OPERATING ACTIVITIES:
 Net loss                                                          $(3,367,000)   $(1,282,000)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
   Gain on sale of assets                                               (2,000)       (15,000)
   Provision for bad debts                                             187,000           --
   Depreciation and amortization                                       173,000         72,000
   Write-down of assets                                                653,000           --
   Stock options issued for compensation                                34,000         86,000
   Options and shares issued for services                              221,000           --
   Increase (decrease) in cash and cash equivalents attributable to changes in operating assets and liabilities:
     Accounts receivable, net                                         (226,000)      (296,000)
     Prepaid expenses and other current assets                         (34,000)       (14,000)
     Other assets                                                        5,000           --
     Accounts payable                                                  166,000        336,000
     Accrued expenses                                                  482,000         35,000
     Other current liabilities                                         (12,000)          --
     Deferred revenue                                                  (10,000)       191,000
                                                                   -----------    -----------
        Net cash used in operating activites                        (1,730,000)      (887,000)
                                                                   -----------    -----------
INVESTING ACTIVITIES:
  Acquisition of property and equipment                                (40,000)       (19,000)
  Acquisition of patents and trademarks                                     --         (8,000)
  Proceeds from sale of property, net of selling expense                 5,000        189,000
  Increase in software costs                                          (187,000)       (65,000)
                                                                   -----------    -----------
        Net cash provided by (used in) investing activities           (222,000)        97,000
                                                                   -----------    -----------
FINANCING ACTIVITIES:
  Proceeds from loans                                                2,000,000           --
  Proceeds from exercise of common stock options and warrants          917,000           --
  Proceeds from issuance of preferred stock and warrants                  --          795,000
  Payment of long-term debt                                               --         (187,000)
  Payment of capital lease obligation                                  (27,000)          --
  Proceeds from issuance of common stock                                57,000           --
  Loans from stockholders/officers                                        --          100,000
                                                                   -----------    -----------
        Net cash provided by financing activities                    2,947,000        708,000
                                                                   -----------    -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                   995,000        (82,000)

CASH AND CASH EQUIVALENTS, beginning of period                         418,000        290,000
                                                                   -----------    -----------
CASH AND CASH EQUIVALENTS, end of period                           $ 1,413,000    $   208,000
                                                                   ===========    ===========

          See accompanying notes to condensed financial statements.

                              eB2B COMMERCE, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE A.       BASIS OF PRESENTATION AND OTHER MATTERS

              On April 18, 2000, eB2B Commerce, Inc., a Delaware corporation ("eB2B") merged with and into DynamicWeb Enterprises, Inc., a New Jersey corporation (the "Company"), with the surviving company using the name "eB2B Commerce, Inc." (the "Combined Company"). Pursuant to the Agreement and Plan of Merger between the Company and eB2B, the shareholders of the Company retained their shares in the Company, while the shareholders of eB2B received shares, or derivative securities convertible into common stock, of the Company representing approximately 88% of the Combined Company, on a fully diluted basis. The transaction was accounted for as a reverse acquisition.

              The reverse acquisition was accounted for as a purchase business combination in which eB2B is the accounting acquirer and the Company is the legal acquirer. As a result of the reverse acquisition, the financial statements on a go forward basis will be that of the accounting acquirer (eB2B), the net assets of the legal acquirer (the Company) will be revalued and the purchase price will be allocated to those assets acquired and liabilities assumed. In that the merger was completed after March 31, 2000, the financial statements and other information contained herein are reflective of business operations of the Company, and do not include the financial information of eB2B.

              The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information (and with the instructions to Form 10-QSB and Article 3 of Regulation S-B). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included.

              The balance sheet at September 30, 1999 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the audited financial statements and footnotes thereto included in the annual report on Form 10-KSB.

              The Company provides services and software that facilitate business-to-business e-commerce between buyers and sellers.
              The Company's services include the provision of the necessary infrastructure and operational services to facilitate electronic transactions between buyers and sellers and consulting services to businesses that wish to build and/or operate their own e-commerce infrastructure.

NOTE B.       LOSS PER SHARE

              Basic earnings (loss) per share is computed by dividing net income
              (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by a diluted weighted average number of common shares outstanding during the period. Such dilution is computed using the treasury stock method for the assumed conversion of stock options, warrants and other convertible securities whose exercise price was less than the average market price of the common shares during the respective period, and certain additional dilutive effect of exercised, terminated and cancelled stock options.

              For the six and three month periods ended March 31, 2000 and 1999, diluted weighted-average common and common equivalent shares outstanding were the same as basic weighted-average common and common equivalent shares as all common share equivalents were antidilutive given that the Company had a net loss for these periods.

              Options and warrants to purchase 1,027,277 and 901,606 common shares at March 31, 2000 and 1999, respectively, were excluded from the computation of diluted earnings per share because of their antidilutive effect caused by the net loss during such periods.

                                eB2B COMMERCE, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE C.       SOFTWARE COSTS

              Costs relating to the conceptual formulation and design of software are expensed as research and development. Costs incurred subsequent to establishment of technological feasibility to produce the finished product are generally capitalized. Technological feasibility was established when a product design and a working model were completed. Capitalized software costs, including certain license fees, are amortized by the straight-line method over a maximum of three years or the expected life of the product whichever is less.

NOTE D.       USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE E.       SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
              ACTIVITIES

                                                                               SIX MONTHS ENDED
                                                                                   MARCH 31,
                                                                               2000         1999
                                                                               ----         ----
              Equipment acquired under capital lease                        $   57,000   $   --
                                                                            ----------   ----------
                                                                            ----------   ----------
              Conversion of Series A preferred shares to common stock       $1,110,000   $   --
                                                                            ----------   ----------
                                                                            ----------   ----------
              Conversion of Series B preferred shares to common stock       $1,027,000   $   --
                                                                            ----------   ----------
                                                                            ----------   ----------
              Dividends accrued and converted to common stock               $  157,000   $   --
                                                                            ----------   ----------
                                                                            ----------   ----------
              Issuance of 80,000 shares of common stock as additional
                purchase price consideration for prior acquisition          $  980,000   $   --
                                                                            ----------   ----------
                                                                            ----------   ----------

              During the quarter ended March 31, 2000, the Company issued 80,000 shares of common stock valued at $980,000 as additional purchase price consideration for a prior acquisition. The Company recorded the $980,000 as Cost in excess of fair value of net assets acquired. The Company reviewed the assets previously acquired, primarily a customer list, and determined the fair value of such assets as of March 31, 2000 to be approximately one-third of the shares issued. The determination was based primarily upon the current and expected revenues from such customers. Accordingly the Company recorded a $653,000 write-down. The remaining
              $327,000 will be amortized over twenty months starting April 1, 2000.

              During the period ended December 31, 1999 all 1,375 shares of Series A and 1,500 shares of Series B cumulative, convertible preferred stock, issued and outstanding at September 30, 1999, were converted into 1,073,888 shares of common stock.

 NOTE F.      SUBSEQUENT EVENTS

              On April 18, 2000, pursuant to an Agreement and Plan of Merger, dated December 1, 1999, as amended by Amendment No. 1, dated as of February 29, 2000 (the "Merger Agreement"), the Company merged with eB2B, a company engaged in business-to-business e-commerce. Pursuant to the Merger Agreement, each share of common stock of the Company remained outstanding and each share of eB2B capital stock was exchanged for the equivalent of 2.66 shares of the Company's common stock. In addition, each share of eB2B preferred stock was exchanged for a like share of preferred stock in the Company. In accordance with the terms of the Merger Agreement, eB2B shareholders own approximately 88% of the Combined
              Company, on a fully diluted basis. The transaction is a tax-free merger and reorganization. The transaction was accounted for as a reverse acquisition.

              The reverse acquisition was accounted for as a purchase business combination in which eB2B was the accounting acquirer and the Company was the legal acquirer. As a result of the reverse acquisition, the financial statements on a go forward basis will be that of the accounting acquirer (eB2B), the net assets of the legal acquirer (the Company) will be revalued and the purchase price will be allocated to those assets acquired and liabilities assumed. In addition, the Combined Company's year-end will change to a calendar year ending December 31st.

                              eB2B COMMERCE, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE F.       SUBSEQUENT EVENTS  (CONTINUED)

              The Company entered into a loan agreement with eB2B, dated November 12, 1999, as amended by Amendment No. 1, dated November 19, 1999, as amended by Amendment No. 2 dated February 29, 2000 (the "Loan Agreement"). Details about the Merger Agreement and Loan Agreement are contained in the Company's financial statements as of September 30, 1999, included in Form 10-KSB and the registration statement on Form S-4.

              Under the Loan Agreement, eB2B loaned the Company $2,000,000 subject to certain conditions. The Company received $250,000 in November 1999 and $1,750,000 in December 1999. All loans under the Loan Agreement accrue simple interest at the rate of eight percent (8%) per year. The loans had a maturity date of May 12, 2000. The Loan Agreement contains standard termination provisions, as well as representations, warranties and covenants from the Company to eB2B. As of April 18, 2000, the above loans were deemed cancelled in connection with the merger.

              As additional consideration for the loans, the Company also issued to eB2B warrants to purchase, under certain conditions, an aggregate of 7,500,000 shares of the Company's common stock at an exercise price of $2.00 per share. As of April 18, 2000, the above warrants were deemed cancelled in connection with the merger.

                           INDEPENDENT AUDITORS' REPORT

To the Board of Directors
  NETLAN ENTERPRISES, INC. AND SUBSIDIARIES

    We have audited the accompanying consolidated balance sheets of NETLAN Enterprises, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NETLAN Enterprises, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ Rothstein, Kass & Company, P.C.
Roseland, New Jersey
February 22, 2000, except for the
last paragraph of Note 17, which is
as of February 24, 2000

                   NETLAN ENTERPRISES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1999          1998
                                                                 ----          ----
                           ASSETS
Current assets
Cash........................................................  $    83,324   $  804,680
Accounts receivable, less allowance for doubtful accounts of
  $93,000 in 1999 and $115,000 in 1998......................      387,769    2,259,585
Inventories.................................................       52,736      132,156
Other current assets........................................        3,932      158,965
                                                              -----------   ----------
        Total current assets................................      527,761    3,355,386
                                                              -----------   ----------
Property and equipment, net.................................      648,713      749,153
                                                              -----------   ----------
Other assets
    Intangible assets, net..................................      734,195    1,003,706
    Restricted cash.........................................                   501,929
    Other...................................................       48,619       54,500
                                                              -----------   ----------
                                                                  782,814    1,560,135
                                                              -----------   ----------
                                                              $ 1,959,288   $5,664,674
                                                              -----------   ----------
                                                              -----------   ----------
       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
  Line of credit, bank......................................  $   582,704   $   60,131
  Loan payable..............................................    1,500,000    2,000,000
  Accounts payable and accrued expenses.....................    1,626,598    2,023,617
  Obligations under capital leases, current portion.........      173,381       77,292
  Deferred revenues.........................................      198,121      968,404
  Commissions payable.......................................       97,067      211,057
  Other current liabilities.................................       61,458      167,242
                                                              -----------   ----------
        Total current liabilities...........................    4,239,329    5,507,743
                                                              -----------   ----------
Long-term liabilities,
  Obligations under capital leases, less current portion....       64,448       96,292
                                                              -----------   ----------
Commitments and contingencies
Stockholders' equity (deficit)
  Class A common stock, .01 par value,
    authorized 2,500,000 shares, issued and outstanding
    2,403,300 shares in 1999 and 1,098,000 in 1998..........       24,033       10,980
  Class B common stock, .01 par value, authorized 200,000
    shares, no shares issued or outstanding
  Capital in excess of par value............................      866,915      814,703
  Accumulated deficit.......................................   (3,235,437)    (765,044)
                                                              -----------   ----------
        Total stockholders' equity (deficit)................   (2,344,489)      60,639
                                                              -----------   ----------
                                                              $ 1,959,288   $5,664,674
                                                              -----------   ----------
                                                              -----------   ----------

          See accompanying notes to consolidated financial statements.

                   NETLAN ENTERPRISES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  YEARS ENDED DECEMBER 31,
                                                           --------------------------------------
                                                                                         1997
                                                              1999          1998      (UNAUDITED)
                                                              ----          ----      -----------
Revenues
    Internet applications................................  $ 1,949,101   $1,067,267   $   51,000
    Educational services.................................    2,254,090    2,602,088    2,333,681
    Other................................................       19,163       44,579       39,706
                                                           -----------   ----------   ----------
                                                             4,222,354    3,713,934    2,424,387
                                                           -----------   ----------   ----------
Cost of revenues
    Internet applications................................    1,364,795      422,472       30,000
    Educational services.................................    1,391,849    1,304,693    1,029,659
                                                           -----------   ----------   ----------
                                                             2,756,644    1,727,165    1,059,659
                                                           -----------   ----------   ----------
Gross profit.............................................    1,465,710    1,986,769    1,364,728
Operating expenses.......................................    2,919,700    2,119,850    1,104,213
                                                           -----------   ----------   ----------
Income (loss) from operations............................   (1,453,990)    (133,081)     260,515
                                                           -----------   ----------   ----------
Other expense
    Interest expense.....................................      244,240      220,953       13,241
    Other................................................                                 66,125
                                                           -----------   ----------   ----------
                                                               244,240      220,953       79,366
                                                           -----------   ----------   ----------
Income (loss) from continuing operations.................   (1,698,230)    (354,034)     181,149
Loss from discontinued operations, net of income tax
  (benefit) of approximately ($10,000) in 1998 and
  $23,000 in 1997........................................     (772,163)    (476,898)     (37,140)
                                                           -----------   ----------   ----------
Net income (loss)........................................  $(2,470,393)  $ (830,932)  $  144,009
                                                           -----------   ----------   ----------
                                                           -----------   ----------   ----------

          See accompanying notes to consolidated financial statements.

                   NETLAN ENTERPRISES, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                 YEARS ENDED DECEMBER 31, 1999, 1998, AND 1997

                                     CLASS A          CLASS A      CAPITAL      RETAINED
                                  COMMON STOCK         COMMON     IN EXCESS     EARNINGS
                               -------------------     STOCK       OF PAR     (ACCUMULATED   SUBSCRIPTION
                                SHARES     AMOUNT    SUBSCRIBED     VALUE       DEFICIT)      RECEIVABLE
                                ------     ------    ----------     -----       --------      ----------
Balances, January 1, 1997
  (unaudited)................  1,026,700   $10,267     $ 200      $397,616    $   311,879      $(18,000)
Issuance of common stock
  (unaudited)................     11,300       113      (200)       17,687                       18,000
Dividends (unaudited)........                                                    (190,000)
Net income (unaudited).......                                                     144,009
                               ---------   -------     -----      --------    -----------      --------
Balances, January 1, 1998....  1,038,000    10,380     --          415,303        265,888        --
Issuance of common stock.....     60,000       600                 399,400
Dividends....................                                                    (200,000)
Net loss.....................                                                    (830,932)
                               ---------   -------     -----      --------    -----------      --------
Balances, January 1, 1999....  1,098,000    10,980     --          814,703       (765,044)       --
Issuance of common stock.....  1,305,300    13,053                  52,212
Net loss.....................                                                  (2,470,393)
                               ---------   -------     -----      --------    -----------      --------
Balances, December 31,
  1999.......................  2,403,300   $24,033     $--        $866,915    $(3,235,437)     $ --
                               ---------   -------     -----      --------    -----------      --------
                               ---------   -------     -----      --------    -----------      --------

          See accompanying notes to consolidated financial statements.

                   NETLAN ENTERPRISES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  YEARS ENDED DECEMBER 31,
                                                            -------------------------------------
                                                               1999         1998         1997
                                                               ----         ----         ----
                                                                                      (UNAUDITED)
Cash flows from operating activities
    Net income (loss).....................................  $(2,470,393)  $(830,932)   $ 144,009
    Deduct loss from discontinued operations..............     (772,163)   (476,898)     (37,140)
                                                            -----------   ---------    ---------
    Income (loss) from continuing operations..............   (1,698,230)   (354,034)     181,149
    Adjustments to reconcile income (loss) from continuing
      operations to net cash used in operating activities:
        Provision for allowance for doubtful accounts.....       55,504                    7,344
        Depreciation and amortization.....................      330,131     174,392      112,164
        Other non-cash items..............................       65,265     180,000       47,600
        Changes in operating assets and liabilities:
            (Increase) decrease in accounts receivable....      582,140    (361,663)    (307,595)
            (Increase) decrease in inventories............       11,839       6,886      (32,709)
            (Increase) decrease in other current assets...         (618)      5,752       (3,150)
            (Increase) decrease in other assets...........      (26,019)     10,275        5,898
            Increase in accounts payable and accrued
              expenses....................................      353,381     127,983      157,856
            Increase (decrease) in deferred revenues......     (106,282)    105,031       (3,084)
            Increase (decrease) in commissions payable....      (70,250)     91,437
            Increase in other current liabilities.........       67,969       5,237        1,526
                                                            -----------   ---------    ---------
Net cash provided by (used in) operating activities of
  continuing operations...................................     (435,170)     (8,704)     166,999
Net cash provided by (used in) operating activities of
  discontinued operations.................................     (563,043)    514,208      828,663
                                                            -----------   ---------    ---------
Net cash provided by (used in) operating activities.......     (998,213)    505,504      995,662
                                                            -----------   ---------    ---------
Cash flows from investing activities
    Purchases of property and equipment...................      (83,484)   (263,334)    (235,078)
    Acquisition of business, net of cash acquired.........                 (249,430)
    Proceeds from sales of property and equipment.........                                 4,854
    Purchases of software.................................                  (55,733)
                                                            -----------   ---------    ---------
Net cash used in investing activities.....................      (83,484)   (568,497)    (230,224)
                                                            -----------   ---------    ---------
Cash flows from financing activities
    Payments for deferred loan costs......................                 (184,110)
    Repayments of line of credit, bank....................                 (250,000)    (300,000)
    Proceeds from line of credit, bank....................      522,573      60,131
    Proceeds from loan payable............................                2,000,000
    (Increase) decrease in restricted cash................        1,929    (501,929)
    Repayments of obligations under capital leases........     (164,161)   (114,901)    (151,032)
    Repayments of assumed liabilities.....................                 (252,618)
    Repayments of loans payable, stockholders.............                               (43,478)
    Proceeds from issuance of common stock................                                18,000
    Dividends paid to stockholders........................                 (200,000)    (190,000)
                                                            -----------   ---------    ---------
Net cash provided by (used in) financing activities.......      360,341     556,573     (666,510)
                                                            -----------   ---------    ---------
Net increase (decrease) in cash...........................     (721,356)    493,580       98,928
Cash, beginning of year...................................      804,680     311,100      212,172
                                                            -----------   ---------    ---------
Cash, end of year.........................................  $    83,324   $ 804,680    $ 311,100
                                                            -----------   ---------    ---------
                                                            -----------   ---------    ---------

          See accompanying notes to consolidated financial statements.

                   NETLAN ENTERPRISES, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                  YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1999       1998        1997
                                                                ----       ----        ----
                                                                                    (UNAUDITED)
Supplemental disclosures of cash flow information, cash paid during the year for:
    Interest................................................  $252,240   $119,324    $ 13,241
                                                              --------   --------    --------
                                                              --------   --------    --------
    Income taxes............................................  $  --      $ 30,017    $ 18,525
                                                              --------   --------    --------
                                                              --------   --------    --------
Supplementary schedule of non-cash investing and financing
  activities
    Property and equipment recorded pursuant to obligations
      under capital leases..................................  $228,406   $ 66,876    $239,586
                                                              --------   --------    --------
                                                              --------   --------    --------
    Common stock issued in connection with acquisition
      (Note 6)..............................................  $  --      $400,000    $ --
                                                              --------   --------    --------
                                                              --------   --------    --------

          See accompanying notes to consolidated financial statements.

                   NETLAN ENTERPRISES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS

    Netlan Enterprises Inc. and Subsidiaries (NETLAN) provides its client base strategic technology and education solutions. NETLAN designs, develops and implements collaborative computing applications providing client organizations the ability to replace paper-based processes with enhanced computer-based applications. In addition, NETLAN provides authorized technical education for Citrix, Lotus Development Corporation, Microsoft Corporation, and Novell Inc. to its client base. NETLAN designs and delivers custom technical education for the same client base and provides education through delivery of custom computer-based training and internet-based on-line training. In addition, NETLAN provides services related to the expanding internet marketplace through its Interactive Applications Division. These services include internet strategy development and analysis, internet marketing strategy development and implementation, web site development, development and implementation and CD-ROM-based and web-based custom training applications. NETLAN's services and products are provided to commercial, government and not-for-profit organizations. Substantially all of NETLAN's revenues are derived from customers in the New York Metropolitan area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of NETLAN Enterprises, Inc. and its wholly owned subsidiaries: Netlan Inc., Netlan II Inc., and Netlan Acquisition Corp. (collectively 'the Company'). On November 3, 1998, stockholders of Netlan Inc. and Netlan II Inc. contributed 100% of their stock to NETLAN Enterprises, Inc. in exchange for 1,038,000 shares under a reorganization. Accordingly, the transaction has been accounted for as a merger of entities under common control, similar to a pooling of interests. Simultaneous with the above transaction, Netlan Enterprises, Inc. assumed the net liabilities of a company in exchange for 60,000 shares of common stock. The transaction has been recorded for under the purchase method of accounting. All significant intercompany transactions and balances have been eliminated.

INVENTORIES

    Inventories are stated at the lower of cost or net realizable value, determined on the 'first-in, first-out' (FIFO) basis. At December 31, 1999, inventories solely consisted of course materials. At December 31, 1998, inventories consisted of approximately $67,000 of spare parts and $65,000 of course materials.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over estimated useful lives ranging from 3 to 7 years. Leasehold improvements are amortized using the straight-line method over the terms of the respective leases.

INTANGIBLE ASSETS

    Goodwill and deferred software costs are amortized using the straight-line method over estimated useful lives of 5 and 3 years, respectively.

INCOME TAXES

    The Company's stockholders have elected to treat the Company as an 'S' Corporation for federal and state income tax purposes. Accordingly, the individual stockholders are liable for taxes on corporate income and are receive the benefit of allowable corporate losses.

                   NETLAN ENTERPRISES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

USE OF ESTIMATES

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    Internet applications revenue is recognized on a percentage-of-completion method. The revenues and costs related to the unearned portion of a contract are treated as deferred revenues and prepaid expenses, respectively, in the accompanying consolidated balance sheets. In addition, educational service revenue is recognized upon completion of the seminar and is based upon the class attended. Deferred revenues include amounts billed for training seminars and classes that have not been completed.

3. PROPERTY AND EQUIPMENT

    At December 31, 1999 and 1998, property and equipment consists of the following:

                                                                 1999         1998
                                                                 ----         ----
Furniture and fixtures......................................  $  300,257   $  300,257
Office, classroom and lab equipment.........................   1,992,003    1,739,332
Leasehold improvements......................................     102,542      102,542
                                                              ----------   ----------
                                                               2,394,802    2,142,131
Accumulated depreciation and amortization...................   1,746,089    1,392,978
                                                              ----------   ----------
                                                              $  648,713   $  749,153
                                                              ----------   ----------
                                                              ----------   ----------

    Depreciation and amortization expense from continuing operations for the years ended December 31, 1999, 1998 and 1997 was approximately $142,000, $135,000 and $112,000 (unaudited), respectively.

4. INTANGIBLE ASSETS

    At December 31, 1999 and 1998 , intangible assets consist of the following:

                                                                1999        1998
                                                                ----        ----
Goodwill....................................................  $941,717   $  941,717
Deferred software costs.....................................                 97,403
                                                              --------   ----------
                                                               941,717    1,039,120
Accumulated amortization....................................   207,522       35,414
                                                              --------   ----------
                                                              $734,195   $1,003,706
                                                              --------   ----------
                                                              --------   ----------

    Amortization expense from continuing operations for the years ended December 31, 1999, 1998 and 1997 was approximately $188,000, $40,000 and nil (unaudited), respectively.

                   NETLAN ENTERPRISES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5. OBLIGATIONS UNDER CAPITAL LEASES

    At December 31, 1999, obligations under capital leases consist of the following:

Various leases with monthly payments aggregating $15,518
  with inputed interest ranging from 9.2% to 17.4% per
  annum.....................................................  $261,303
Less amount representing interest...........................    23,474
                                                              --------
Present value of lease payments.............................   237,829
Less current portion........................................   173,381
                                                              --------
                                                              $ 64,448
                                                              --------
                                                              --------

    Scheduled future minimum aggregate payments on obligations under capital leases are as follows:

YEAR ENDING DECEMBER 31,
------------------------
2000........................................................  $173,381
2001........................................................    64,448
                                                              --------
                                                              $237,829
                                                              --------
                                                              --------

    At December 31, 1999 and 1998, property and equipment includes assets acquired under capital leases with a cost of approximately $658,000 and $466,000, respectively, and accumulated depreciation of approximately $391,000 and $290,000, respectively.

6. ACQUISITION

    On November 3, 1998, the Company assumed the net liabilities of Interactive Communications International, Inc., ('ICI') in exchange for 60,000 shares of the Company's common stock (valued at $400,000) and payment of costs associated with the acquisition of $259,280. Goodwill recorded in the acquisition amounted to $941,717. The acquisition has been recorded under the purchase method of accounting. The net liabilities assumed were recorded at their approximate fair values, and are summarized as follows:

Cash........................................................  $   9,850
Accounts receivable.........................................     97,125
Property and equipment......................................     84,543
Intangible assets...........................................    941,717
Accounts payable............................................   (221,338)
Loans payable...............................................   (107,000)
Other current liabilities...................................   (145,617)
                                                              ---------
                                                              $ 659,280
                                                              ---------
                                                              ---------

    The following unaudited pro forma information for 1998 and 1997 gives effect to the acquisition of ICI as if it had occurred on January 1, 1997:

                                                                 1998         1997
                                                                 ----         ----
Revenues....................................................  $4,631,000   $3,691,000
                                                              ----------   ----------
                                                              ----------   ----------
Income (loss) from continuing operations....................  $ (560,000)  $  105,000
                                                              ----------   ----------
                                                              ----------   ----------

7. LINE OF CREDIT, BANK

    During 1999, the Company obtained a $2.5 million revolving line of credit which bears interest at the bank's base rate plus .6%. The line of credit is collateralized by substantially all of the Company's assets and is personally guaranteed by certain stockholders of the Company. The maximum amount the Company can borrow on the line of credit is the lesser of $2.5 million or 85% of the net amount of

                   NETLAN ENTERPRISES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Acceptable Accounts Receivable, as defined in the line of credit agreement. In February 1999, the bank froze the borrowings of approximately $583,000 under the line of credit (Note 17).

8. LOAN PAYABLE

    On November 3, 1998, the Company obtained financing in the form of a loan payable of $2,000,000 which bears interest at 10.25% and matures November 3, 2005. Interest is payable in monthly installments beginning on December 1, 1998. Principal is payable in monthly installments of $33,333 beginning on November 1, 2000 through the maturity date. The loan agreement contains various restrictions and covenants. The loan includes warrants to purchase 102,000 shares or 8.5% of the Company's common stock at $14.42 per share through June 30, 2009. On or after November 3, 2003, the Company may repurchase the warrant at a call price as defined in the agreement. In addition, the lender may require the Company to repurchase the warrant at a put price, as defined in the agreement. The Company was required to establish and maintain an escrow fund of $500,000 in accordance with an agreement with the lender. On July 22, 1999, balance of the escrow fund of $500,000 was applied to the outstanding balance of the $2,000,000 loan payable (Note 17).

    In exchange for professional services rendered in connection with the financing, the Company has granted an unrelated consulting firm a warrant to purchase 137,000 shares of the Company's common stock at $14.42 per share through October 3, 2008.

    On March 31, 1999, the Company issued a warrant to the lender of the $2,000,000 loan payable to purchase 4,000 shares or .3323% of the Company's common stock at $6.25 per share through June 30, 2009.

9. STOCKHOLDERS' EQUITY (DEFICIT)

    On July 19, 1999, the Company amended its certificate of incorporation increasing the authorized shares of common stock to 2,700,000 of which 2,500,000 shares are designated as voting (class A) and 200,000 shares are designated as non-voting (class B). As a result of the amendment, the stockholders approved to issue 99 voting shares of common stock for each of the 10,980 voting shares then outstanding. The accompanying consolidated financial statements have been restated to give effect to this transaction.

    On December 1, 1999, the Company issued 1,305,300 additional shares of its common stock to certain of its existing stockholders/employees and to one of its employees as compensation for services. Accordingly, the statement of operations for the year ended December 31, 1999 includes a charge to compensation of approximately $65,000 for the fair value of the shares issued.

10. STOCK OPTIONS

    On July 19, 1999, the Company amended its incentive stock option plan (the 'Plan') which provides for the granting of stock options, for up to 83,700 class B common shares, to key employees at a price not less than fair market value at the date of the grant. The stock options expire and terminate automatically upon the earlier of thirty days following cessation of employment by the Company, three months following effective date of the grantee's retirement, one year following the date on which the grantee's services cease with the Company due to death or disability or the date of expiration of the option determined by the Board of Directors of the Company. The Company granted 27,967 stock options at $1.50 per share, the fair value at the date of the grant. Had compensation cost for the Plan been determined based on the fair value at the grant date, consistent with SFAS No. 123, the Company's

                   NETLAN ENTERPRISES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

1999 net loss (no stock options were granted in 1998 or 1997) would have been adjusted to the pro forma amounts indicated below:

Loss from continuing operations, as reported................  $(1,698,000)
                                                              -----------
                                                              -----------
Loss from continuing operations, pro forma..................  $(1,717,000)
                                                              -----------
                                                              -----------

    The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1999: risk-free interest rate of 6%; no dividend yield; expected lives of 10 years; and zero volatility.

11. CONCENTRATION OF CREDIT RISK

    The Company maintains its cash balances in financial institutions located in the New York Metropolitan area. At various times during the years ended December 31, 1999 and 1998, the Company's cash balances may have exceeded the federally insured deposit limits of $100,000.

12. RELATED PARTY TRANSACTIONS

    At December 31, 1999 and 1998, the Company has loans payable to stockholders of approximately $33,000 and $40,000, which are included in other current liabilities. The loans bear interest at 3.20% and are due on demand.

    For the year ended December 31, 1999, internet application revenues include approximately $59,000 relating to internet web-based services provided to an affiliate.

13. PROFIT SHARING PLAN

    The Company has a 401(k) profit sharing plan, which covers substantially all employees that meet certain eligibility requirements. The participants of the plan are permitted to defer up to 15% of their compensation annually; however, the deferral may not exceed limits imposed by the Internal Revenue Code. The Company will also make an annual contribution matching up to three percent of the participant's total compensation. Any additional contributions to the plan by the Company will be made at the discretion of the Board of Directors. Contributions under this plan were approximately $55,000, $63,000, and $57,000 (unaudited) for the years ended December 31, 1999, 1998 and 1997, respectively.

14. DISCONTINUED OPERATIONS

    On October 31, 1999, the Company discontinued its services relating to computer network design, consulting, implementation, integration, procurement and support. For the years ended December 31, 1999, 1998 and 1997, the loss from discontinued operations was approximately $773,000, $477,000 and $37,000 (unaudited) and revenues from discontinued operations were approximately $5,954,000, $12,846,000 and $14,065,000 (unaudited), respectively. The accompanying consolidated financial statements have been restated to reflect the revenues and expenses relating to these operations as loss from discontinued operations.

    Management negotiated with its vendors to pay its trade payables at a discount. For the year ended December 31, 1999, loss from discontinued operations includes a gain of approximately $415,000. In addition, the Company sold its rights relating to service and maintenance contracts to a third party for a nominal amount. For the year ended December 31, 1999, loss from discontinued operations includes a gain of approximately $209,000 relating to the write off of the unearned portion of these contracts.

15. SEGMENT INFORMATION

    The Company has two reportable segments: Netlan II Inc. and Netlan Acquisition Corp. ('ICI').

                   NETLAN ENTERPRISES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

The Netlan II Inc. segment provides authorized technical education and training. The ICI segment provides services relating to internet strategy development and analysis, internet marketing strategy development and implementation, web site development, CD-ROM-based and web-based custom training applications and design, development and implementation of collaborative computing applications. Some business activities cannot be classified in the aforementioned segments and are shown under 'Corporate'.

    Operating segment information for the years ended December 31, 1999, 1998 and 1997 is summarized as follows (in thousands):

                                              AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1999
                                          -------------------------------------------------------
                                                             NETLAN
                                                           ACQUISITION
                                                              CORP.
                                          NETLAN II INC.     ('ICI')     CORPORATE   CONSOLIDATED
                                          --------------     -------     ---------   ------------
Revenues................................      $2,284         $1,938        $ --         $4,222
                                              ------         ------        ----         ------
                                              ------         ------        ----         ------
Operating loss..........................      $  296         $  422        $736         $1,454
                                              ------         ------        ----         ------
                                              ------         ------        ----         ------
Interest expense........................      $   16         $   --        $228         $  244
                                              ------         ------        ----         ------
                                              ------         ------        ----         ------
Depreciation and amortization...........      $  106         $  183        $ 41         $  330
                                              ------         ------        ----         ------
                                              ------         ------        ----         ------
Total assets............................      $  609         $  944        $176         $1,729
                                              ------         ------        ----         ------
                                              ------         ------        ----         ------
Capital expenditures....................      $   83         $   --        $ --         $   83
                                              ------         ------        ----         ------
                                              ------         ------        ----         ------

                                              AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1998
                                          -------------------------------------------------------
                                                             NETLAN
                                                           ACQUISITION
                                                              CORP.
                                          NETLAN II INC.     ('ICI')     CORPORATE   CONSOLIDATED
                                          --------------     -------     ---------   ------------
Revenues................................      $2,647         $1,067       $   --        $3,714
                                              ------         ------       ------        ------
                                              ------         ------       ------        ------
Operating income (loss).................      $   91         $ (139)      $  (85)       $ (133)
                                              ------         ------       ------        ------
                                              ------         ------       ------        ------
Interest expense........................      $   11         $   11       $  209        $  231
                                              ------         ------       ------        ------
                                              ------         ------       ------        ------
Depreciation and amortization...........      $  124         $   39       $   11        $  174
                                              ------         ------       ------        ------
                                              ------         ------       ------        ------
Total assets............................      $  815         $1,978       $1,345        $4,138
                                              ------         ------       ------        ------
                                              ------         ------       ------        ------
Capital expenditures....................      $   45         $    2       $   --        $    4
                                              ------         ------       ------        ------
                                              ------         ------       ------        ------

                                              AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1997
                                          -------------------------------------------------------
                                                             NETLAN
                                                           ACQUISITION
                                                              CORP.
                                          NETLAN II INC.     ('ICI')     CORPORATE   CONSOLIDATED
                                          --------------     -------     ---------   ------------
Revenues................................      $2,373         $   51       $   --        $2,424
Operating income (loss).................      $  318         $  (58)      $   --        $  260
Interest expense........................      $   13         $   --       $   --        $   13
Depreciation and amortization...........      $  112         $   --       $   --        $  112
Total assets............................      $  837         $   79       $   --        $  916
Capital expenditures....................      $   87         $   --       $   --        $   87
                                              ------         ------       ------        ------
                                              ------         ------       ------        ------

    The total assets in the above table include the assets from continuing operations only, total assets of Netlan Inc., the discontinued segment, were $230, $1,527 and $3,504 at December 31, 1999, 1998 and 1997, respectively. In addition, Netlan Inc. incurred capital expenditures of $216 and $148 (unaudited) for the years ended December 31, 1998 and 1997, respectively.

                   NETLAN ENTERPRISES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

16. COMMITMENTS AND CONTINGENCIES

    The Company leases its office facilities under four operating leases expiring in 2001. The leases provide for minimum annual rent plus adjustments for increases in the Consumer Price Index and certain expenses over based period amounts. Aggregate future minimum rental payments are as follows:

                   YEAR ENDING
                   DECEMBER 31,
                   ------------
  2000............................................  $297,200
  2001............................................   194,200
                                                    --------
                                                    $491,400
                                                    --------
                                                    --------

    Rent expense for the years ended December 31, 1999, 1998 and 1997 was approximately $193,000, $87,000, and $75,000 (unaudited), respectively.

    The Company is a defendant in various lawsuits related to matters arising in the normal course of business. It is the opinion of management that the disposition of these lawsuits will not, individually or in the aggregate, materially adversely affect the consolidated financial position, results of operations or cash flows of the Company.

17. SUBSEQUENT EVENTS

    On January 27, 2000, the Company amended its certificate of incorporation increasing the number of authorized shares of common stock to 5,000,000, of which 4,800,000 shares are designated as voting (class A) and 200,000 shares are designated as non-voting (class B).

    On February 18, 2000, one of the Company's stockholders exercised his preemptive right, as a result of the issuance of common stock on December 1, 1999 (Note 9), to purchase 13,573 shares of common stock at a price of five cents per share.

    On February 22, 2000, the Company entered into a plan of merger with eB2B Commerce, Inc. ('eB2B.com') whereby the Company's stockholders will exchange 100% of their common stock for 122,182 equivalent shares, as defined in the agreement, of eB2B.com's common stock.

    On February 22, 2000, eB2B.com repaid the loan payable of $1.5 million (Note
8).

    As of February 22, 2000, the Company is in violation of certain covenants set forth in the line of credit agreement. On February 24, 2000, eB2B.com repaid the $583,000 line of credit (Note 7).

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Prospective investors may rely only on the information contained in this prospectus. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus is not an offer to sell nor is it seeking an offer to buy in any jurisdiction where such offer, or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these shares.


                      ------------------------------------


                                TABLE OF CONTENTS
Prospectus Summary..................................................2
Risk Factors........................................................4
Forward Looking Statements.........................................13
Use of Proceeds....................................................13
Price Range of Common Stock........................................13
Dividend Policy....................................................14
Selected Financial Data............................................15
Management's Discussion and Analysis
   of Financial Condition and Results
   of Operations...................................................16
Business...........................................................23
Management.........................................................31
Beneficial Ownership of Securities.................................37
Certain Transactions...............................................39
Selling Securityholders............................................40
Description of Securities..........................................53
Plan of Distribution...............................................58
Legal Matters......................................................59
Experts............................................................59
Where You Can Find Additional
     Information ..................................................60
Index to Financial Statements.....................................F-1




                                87,549,195 shares




                               eB2B Commerce, Inc.



                      ------------------------------------


                                   Prospectus


                      ------------------------------------


                                     , 2001



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     Information not required in prospectus



Item 24. Indemnification of directors and officers.


         The Company's amended and restated certificate of incorporation provides that the Company will indemnify any person who is or was a director, officer, employee or agent of the Company to the fullest extent permitted by the New Jersey Business Corporation Act, and to the fullest extent otherwise permitted by law. The New Jersey law permits a New Jersey corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, unless a judgment or other final adjudication adverse to the director, officer, employee or agent in question establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty (as defined in the New Jersey law) to the Company or its stockholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in the receipt by the director, officer, employee or agent of an improper personal benefit.

         Pursuant to the Company's amended and restated certificate of incorporation and the New Jersey law, no director or officer of the Company will be personally liable to the Company or to any of its stockholders for damages for breach of any duty owed to the Company or its stockholders, except for liabilities arising from any breach of duty based upon an act or omission (i) in breach of such director's or officer's duty of loyalty (as defined in the New Jersey law) to the Company or its stockholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such director or officer of an improper personal benefit.

         In addition, the Company's bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts incurred or paid in settlement in connection with civil or criminal claims, actions, suits or proceedings against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person acted in good faith, and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, in a criminal action or proceeding, if he had no reasonable cause to believe that his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or that he or she had reasonable cause to believe his or her conduct was unlawful. Indemnification as provided in the bylaws will be made only as authorized in a specific case and upon a determination that the person met the applicable standards of conduct.


Item 25. Other expenses of issuance and distribution



         The estimated expenses of the distribution, all of which are to be borne by the Registrant, are as follows:



SEC Registration Fee....................................................................       $       9,929
Blue Sky Fees and Expenses*.............................................................                  *
Accounting Fees and Expenses*...........................................................                  *
Legal Fees and Expenses*................................................................                  *
Miscellaneous...........................................................................                  *
       Total............................................................................       $          *
                                                                                               ============


----------

* To be provided by amendment.



Item 26. Recent sales of unregistered securities



         In April 1999, former eB2B Commerce, Inc., a Delaware corporation ("former eB2B"), a predecessor of the Registrant, concluded a private placement offering of Series A preferred stock and common stock to 13 accredited investors for an aggregate of $300,000. Investors were issued 300 shares of Series A preferred stock at

$1,000 per share, convertible into an aggregate of 399,000 shares of common stock. The issuance of these shares was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act.



         In October 1999, Michael Falk, a member of the Registrant's board of directors, and ComVest Partners LLC, each an accredited investor, in exchange for $375,000, received 7% promissory notes and five-year, immediately exercisable warrants to purchase an aggregate of 1,326,433 shares of common stock with an exercise price of $1.50 per share. These promissory notes and warrants were replaced by promissory notes and warrants in the subsequent bridge financing. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act.



         In October 1999, in exchange for an aggregate of $1 million, (which included the replacement of promissory notes and warrants previously issued in the pre-bridge financing) ComVest Partners LLC, Commonwealth and nine additional accredited investors were issued 7% promissory notes automatically convertible into the shares of preferred stock in the subsequent Series B preferred stock private placement and seven-year immediately exercisable warrants to purchase an aggregate of 717,409 shares of common stock at an exercise price of $4.00 per share ($1.50 reflective of the 2.66 to 1 exchange ratio in the Registrant's April 2000 Merger. In May 2001, these warrants were adjusted to become warrants to purchase an aggregate of 5,724,904 shares of common stock with an exercise price of $.50 per share. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated by Section 4(2) of the Securities Act.



         In November 1999, Commonwealth and its designees were issued five-year warrants to purchase the equivalent of 1,250,200 shares of the Registrant's common stock at an exercise price of $2.0677 per share in consideration for providing former eB2B with financial advisory services. These warrants vested upon completion of the Registrant's April 2000 merger, at which time they became immediately exercisable. The granting of these warrants was exempt from registration pursuant to Rule 506 promulgated by Section 4(2) of the Securities Act.



         In December 1999, the Registrant concluded a private placement offering of $33 million in Series B preferred stock and warrants to approximately 530 accredited investors. The Registrant issued approximately 3,300,000 shares of Series B preferred stock, convertible into approximately 15,960,000 shares of common stock, and seven-year, immediately exercisable warrants to purchase approximately 3,990,000 shares with an exercise price of $2.0677 per share. Since issued, the number of underlying shares of these warrants was adjusted to increase by 63.3% and the exercise price was adjusted to $1.266 per share. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated by Section 4(2) of the Securities Act.



         In connection with the December 1999 private placement, the Registrant also issued seven-year, immediately exercisable warrants to purchase an aggregate of approximately 3.9 million shares of common stock to Commonwealth for acting as the placement agent in connection with such private placement with an exercise price of $2.0677 per share. Since issuance, the number of shares was adjusted to increase by 63.3% and the exercise price was adjusted to $1.366 per share. The granting of these warrants was exempt from registration pursuant to Rule 506 promulgated by Section 4(2) of the Securities Act.



         In connection with the Series B private placement, the Registrant also engaged Commonwealth as a finder in connection with merger and acquisition transactions. As part of the finder's fee agreement, the Registrant issued Commonwealth 720,282 shares of common stock and seven-year immediately exercisable warrants to purchase 502,383 shares of common stock with an exercise price of $5.50 per share ($2.07 reflective of the 2.66 to 1 exchange ratio in the Registrant's April 2000 merger. The granting of these warrants was exempt from registration by Rule 506 promulgated pursuant to Section 4(2) of the Securities Act.



         In May 2001, the Registrant completed a private placement of convertible notes and warrants to seven accredited investors. Pursuant to the financing, the Registrant issued $7,500,000 of principal amount of 7% convertible notes, convertible into an aggregate of 15,000,000 shares of common stock, and warrants to purchase an aggregate 15,000,000 shares of common stock at an exercise price of $0.93 per share. The issuance of these securities was exempt from registration by Rule 506 promulgated pursuant to Section 4(2) of the Securities Act.



         In May 2001, the Registrant issued 299,658 and 2,189,781 shares of common stock, respectively, to McKinsey & Company, Inc. United States and Interworld Corporation as payment for services provided to us. The issuance of these shares to these accredited investors was exempt from registration by Rule 506 promulgated by Section 4(2) of the Securities Act.

Item 27. Exhibits




Number          Description
------          -----------
2.1             Agreement and Plan of Merger by and between eB2B Commerce, Inc.
                and DynamicWeb Enterprises, Inc., dated December 1, 1999, and as amended, dated February 29, 2000 (incorporated by reference to
                Exhibit 2.1 and Exhibit 2.2 filed with the Registrant's
                Registration Statement on Form S-4/A filed on March 20, 2000
                ("Form S-4")).

2.2 Agreement and Plan of Merger by and between eB2B Commerce, Inc., Netlan Merger Corporation and Netlan Enterprises, Inc., dated
                February 22, 2000 (incorporated by reference to Exhibit 2.5 filed with the Registrant's Form S-4).

3.1 Certificate of Incorporation, as filed with the Secretary of State of New Jersey on August 7, 1979 together with all subsequently filed Amendments and Restatements (incorporated by reference to Exhibits 3.1.1 through Exhibit 3.1.13 filed with the Registrant's Form S-4).

3.2             Bylaws adopted August 7, 1979 including all subsequently filed
                Amendments and Restatements (incorporated by reference to Exhibit 3.2.1 through Exhibit 3.2.4 filed with the Registrant's
                Form S-4).

5.1 Opinion and Consent of Kaufman & Moomjian, LLC regarding the legality of the securities being registered.

10.1            Agreement of Sub-Lease between 757 Third Avenue LLC and eB2B
                Commerce, Inc., dated July 28 2000. Incorporated by reference to
                Exhibit 10.1 filed with the Registrant's Annual Report on Form
                10-KSB for the year ended December 31, 2000 ("2000 Form
                10-KSB").

10.2            Employment Agreement between eB2B Commerce, Inc. and Alan J.
                Andreini, dated effective as of July 1, 2000 (Incorporated by reference to Exhibit 10.2 filed with the Registrant's 2000 Form
                10-KSB) and amendment thereto effective as of May 14, 2001.

10.3            Employment Agreement between Peter J. Fiorillo and eB2B
                Commerce, Inc., dated effective as of December 1, 1998
                (incorporated by reference to Exhibit 10.3 filed with the Registrant's Form S-4) and amendment thereto effective as of April 2001.

10.4            Employment Agreement between Richard S. Cohan and eB2B Commerce,
                Inc., dated effective as of May 4, 2001.

10.5            Employment Agreement between eB2B Commerce, Inc. and Steven
                Rabin, dated effective as of October 31, 2000 (Incorporated by reference to Exhibit 10.6 as filed with the Registrant's 2000
                Form 10-KSB) and amendment thereto effective as of April 2001.

10.6 eB2B Commerce, Inc. 2000 Stock Option Plan. (Incorporated by reference to Exhibit 99.1 as filed with the Registrant's Form
                S-4).

10.7            Form of Series A Preferred Stock Subscription Agreement.

10.8 Form of Unit Subscription Agreement relating to Series B preferred stock and warrants.

10.9 Form of Unit subscription agreement relating to convertible notes and warrants.

23.1            Independent Auditors' Consent - Deloitte & Touche LLP.

23.2            Independent Auditors' Consent - Ernst & Young LLP.

23.3            Independent Auditors' Consent - Richard A. Eisner & Company, LLP

23.4            Independent Auditor's Consent - Rothstein, Kass & Company, P.C.

23.5 Consent of Kaufman & Moomjian, LLC (included in legal opinion filed as Exhibit 5.1).

24 Power of Attorney (set forth on the signature page of this Registration Statement on Form SB-2).

Item 28. Undertakings.



The Registrant hereby undertakes that it will:



(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:



         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;



         (ii) Reflect in the prospectus any facts of events which, individually or together, represent a fundamental change in the information in the registration statement; and



         (iii) Include any additional or changed material information on the plan of distribution.



(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement for the securities offered, and the offering of the securities at that time to be the initial bona fide offering.



(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.



         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.



         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on the 13th day of July, 2001.



                                  eB2B Commerce, Inc.

                                  By:       /s/ Richard S. Cohan
                                     -----------------------------------------
                                               Richard S. Cohan
                                                   President



         Each person whose signature appears below constitutes and appoints Peter J. Fiorillo, with full power of substitution, his/her true and lawful attorney-in-fact and agent to do any and all acts and things in his/her name and on his/her behalf in his/her capacities indicated below which he may deem necessary or advisable to enable eB2B Commerce, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for him/her in his/her name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated on July 13, 2001.



Signatures                                                Title

       /s/ Richard S. Cohan
---------------------------------------              President
         Richard S. Cohan                            (Principal Executive Officer)

      /s/ Peter J. Fiorillo
--------------------------------------               Chief Financial Officer and Chairman of the Board of
         Peter J. Fiorillo                           Directors (Principal Financial and Accounting Officer)


      /s/ Stephen J. Warner                          Director
---------------------------------------
         Stephen J. Warner


     /s/ Harold S. Blue                              Director
---------------------------------------
         Harold S. Blue


                                                     Director
---------------------------------------
         Michael S. Falk


       /s/ Bruce J. Haber                            Director
---------------------------------------
         Bruce J. Haber


      /s/ Mark Reichenbaum                           Director
---------------------------------------
         Mark Reichenbaum


                                                     Director
---------------------------------------
         Timothy J. Flynn